                                                                 Exhibit (17)(x)


[ADVANTUS(TM) CAPITAL MANAGEMENT LOGO]

[GRAPHIC]

ADVANTUS FIXED INCOME
AND BLENDED FUNDS

SEMI-ANNUAL REPORT TO SHAREHOLDERS
DATED MARCH 31, 2003


ADVANTUS BOND FUND, INC.
AN AGGREGATE BOND FUND

ADVANTUS INTERNATIONAL BALANCED FUND, INC.
AN INTERNATIONAL STOCK AND BOND FUND

ADVANTUS MONEY MARKET FUND, INC.
A MONEY MARKET SECURITIES FUND

ADVANTUS MORTGAGE SECURITIES FUND, INC.
A MORTGAGE - RELATED SECURITIES FUND

ADVANTUS SPECTRUM FUND, INC.
AN ASSET ALLOCATION FUND


CUT DOWN PAPERWORK, NOT TREES

ADVANTUS NOW OFFERS E-DELIVERY OF PROSPECTUSES, ANNUAL AND SEMI-ANNUAL REPORTS. TO FIND OUT MORE, CALL ADVANTUS SHAREHOLDER SERVICES AT (800) 665-6005.

ADVANTUS FIXED INCOME AND BLENDED FUNDS

TABLE OF CONTENTS

PERFORMANCE UPDATES
   Bond Fund                                                            3
   International Balanced Fund                                          9
   Money Market Fund                                                   16
   Mortgage Securities Fund                                            19
   Spectrum Fund                                                       26

INVESTMENTS IN SECURITIES
   Bond Fund                                                           32
   International Balanced Fund                                         39
   Money Market Fund                                                   48
   Mortgage Securities Fund                                            52
   Spectrum Fund                                                       60

FINANCIAL STATEMENTS
   Statements of Assets and Liabilities                                70
   Statements of Operations                                            72
   Statements of Changes in Net Assets                                 74
   Notes to Financial Statements                                       78

DIRECTORS AND EXECUTIVE OFFICERS                                      101

SHAREHOLDER SERVICES                                                  103

LETTER FROM THE PRESIDENT

[PHOTO OF DIANNE ORBISON]

Dear Shareholder:

The military action in Iraq began on March 19, and it is no surprise that the war has dominated the news and impacted market sentiment. The stock market has been reacting to a number of macro factors, the largest of these being the Iraqi conflict. Other concerns include the economy and the direction of interest rates.

Over the past two years, the federal government and the Federal Reserve have instituted the most stimulative fiscal and monetary policies in 50 years. Changes in Federal fiscal policy have helped reverse a $200 billion annualized surplus to a $375 billion deficit. Never have we experienced a turnaround of this magnitude in just two years. The Fed's cheap money policy put interest rates at 1950s levels. This combination has pumped significant liquidity into the economy, but the economic spark has been slow to ignite.

Are economic and market conditions improving? We think so, albeit slowly. In the short term, we look for business conditions to steadily improve and stock prices to continue their slow upward trend. We feel that the long-awaited stock market "recovery" will come about gradually and lack the dramatic upswing that many investors wish for. We believe that the bond market will continue to be flat, yet we anticipate upward pressure on interest rates, especially at the short end of the yield curve (i.e., short-term rates). We expect to see a rise in interest rates later this year.

Uncertainty and volatile markets are linked in a cause and effect relationship. This is NOT a contemporary phenomenon; it is as old as the markets. Past periods of uncertainty resulted in extreme market volatility. Those investors who focused on the long-term and avoided overacting to short-term developments will be -- in our opinion -- rewarded in the long run for their disciplined approach.

Regardless of economic conditions and market certainty, we believe that proper asset allocation and strong diversification are critical to your successful investing. We encourage you to annually review your asset allocation with your financial representative, and, we thank you for investing with Advantus.

IMPORTANT INVESTMENT MANAGEMENT CHANGES AFFECTING THE ADVANTUS FUNDS ARE ALSO
OCCURRING:

All shareholders have previously been sent a prospectus supplement, dated April 24, 2003, containing important information about a transaction affecting the management of the Advantus Funds. The Funds' investment adviser, Advantus Capital Management, Inc. (Advantus Capital), and certain of its affiliates, have announced an agreement with Waddell & Reed Financial, Inc.

(W&R), a large mutual fund and investment management firm with headquarters in Kansas City, under which Advantus Capital has agreed to sell its assets related to the Advantus Funds to a W&R affiliate, Waddell & Reed Ivy Investment Company (WRIICO). As part of the transaction, Advantus Capital will exit the retail mutual fund business.

Advantus Capital has also recommended to the Board of Directors of each of the Advantus Funds that the Fund be merged into an existing or newly formed shell fund currently managed by WRIICO or another W&R affiliate. Each Fund's merger will be subject to the approval of the Board of Directors and the Fund's shareholders. In addition, because Advantus Capital does not actively manage equity funds (other than real estate equity funds) after May 1, 2003, the Boards of Directors of Advantus Cornerstone Fund, Inc. Advantus Horizon Fund, Inc. and Advantus Spectrum Fund, Inc. have approved interim investment advisory agreements under which WRIICO serves as the investment adviser to each of those Funds effective May 1, 2003. All of these matters are described in greater detail in the prospectus supplement. It is currently anticipated that shareholders of the Advantus Funds will be presented with additional information and specific merger proposals in September of 2003.

Sincerely,

/s/ Dianne Orbison

Dianne Orbison
President, Advantus Funds

ADVANTUS BOND FUND, INC.

PERFORMANCE UPDATE

WAYNE SCHMIDT, PORTFOLIO MANAGER,
ADVANTUS CAPITAL MANAGEMENT, INC.

PERFORMANCE

The Fund's performance for the six-month period ended March 31, 2003, for each class of shares offered was as follows:

          Class A                      2.91 percent*
          Class B                      2.63 percent*
          Class C                      2.54 percent*

The Fund's benchmark, the Lehman Brothers Aggregate Bond Index,** returned 2.98 percent for the same period.

PERFORMANCE ANALYSIS

The steady three year decline in interest rates may be coming to an end as intermediate and long U.S. Treasury interest rates actually moved higher during the past six months. The yield on the five-year U.S. Treasury Note rose 15 basis points (.15 percent) to yield 2.71 percent. The 30-year U.S. Treasury Bond yield also climbed 15 basis points (.15 percent) higher to finish the period with a
4.82 percent yield.

The keys to an outstanding six month performance boiled down to owning the right securities in the right sectors. Corporate bonds were the best performing sector within the investment grade fixed income universe and they also represented the Fund's largest overweight. Adding BBB names like: Public Service Company of Colorado, Oncor Electric, Stancorp, USA Interactive and BF Goodrich, in the fourth quarter of 2002 paid handsome dividends in the first quarter of 2003 as their spreads to U.S. Treasuries tightened significantly. In the mortgage-backed securities sector, our broad use of pool-specific low loan balance pools of mortgages performed exceptionally well as their prepayment speeds were only a fraction of the overall mortgage market. The addition of callable Agency debentures added yield to the Fund and at the same time, provided a capital preservation base.

OUTLOOK

These are extraordinary times. The geopolitical uncertainties ahead will create significant short-term volatility, but we feel that the long-term direction leans toward higher interest rates. The road will be bumpy, but when the dust settles, we expect that the U.S. economy will improve as both the accommodative monetary and fiscal policy begins to take hold. We believe that yield and principal preservation will be the key drivers to future fixed income performance. We will seek ways to maximize the opportunities in your Portfolio through superior security selection in the bond market.


*Historical performance is not an indication of future performance. These performance results do not reflect the impact of Class A's maximum 4.5 percent front-end sales charge or Class B's maximum 5 percent contingent deferred sales charge. Investment returns fluctuate so that shares upon redemption may be worth more or less than their original cost.

**The Lehman Brothers Aggregate Bond Index is an unmanaged benchmark which includes all publicly issued fixed rate, nonconvertible domestic corporate debt.

      COMPARISON OF CHANGE IN VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN
          ADVANTUS BOND FUND, LEHMAN BROTHERS AGGREGATE BOND INDEX AND
                              CONSUMER PRICE INDEX

On the following charts you can see how the total return for each of the three classes of shares of the Advantus Bond Fund compared to the Lehman Brothers Aggregate Bond Index and the Consumer Price Index. The lines in the Class A graph represent the cumulative total return of a hypothetical $10,000 investment made on March 31, 1993 through March 31, 2003. The lines in the Class B and Class C graphs represent the cumulative total return of a hypothetical $10,000 investment made on the inception date of Class B and Class C shares of the Advantus Bond Fund (August 19, 1994 and March 1, 1995 for Class B and C, respectively) through March 31, 2003.

[CHART]

                                     CLASS A

AVERAGE ANNUAL TOTAL RETURN:

One year        6.64%
Five year       5.25%
Ten year        5.89%

(Thousands)

                 CLASS A       LEHMAN AGGREGATE          CPI
 3/31/1993       $ 10,000           $ 10,000           $ 10,000
10/31/1993       $ 10,670           $ 10,572           $ 10,161
 9/30/1994       $  9,957           $ 10,193           $ 10,419
 9/30/1995       $ 11,456           $ 11,627           $ 10,684
 9/30/1996       $ 11,918           $ 12,196           $ 11,005
 9/30/1997       $ 13,178           $ 13,381           $ 11,249
 9/30/1998       $ 14,370           $ 14,921           $ 11,410
 9/30/1999       $ 13,991           $ 14,867           $ 11,710
 9/30/2000       $ 14,697           $ 15,906           $ 12,114
 9/30/2001       $ 16,706           $ 17,966           $ 12,428
 9/30/2002       $ 18,027           $ 19,411           $ 12,624
 3/31/2003       $ 18,551           $ 20,094           $ 12,833

[CHART]

                                     CLASS B

AVERAGE ANNUAL TOTAL RETURN:

One year                        5.93%
Five year                       5.27%
Since inception (8/19/94)       6.67%

(Thousands)

                     CLASS B    LEHMAN AGGREGATE         CPI
8/19/1994           $ 10,000         $ 10,000         $ 10,000
9/30/1994           $  9,876         $  9,865         $ 10,027
9/30/1995           $ 11,251         $ 11,252         $ 10,282
9/30/1996           $ 11,602         $ 11,804         $ 10,591
9/30/1997           $ 12,730         $ 12,950         $ 10,826
9/30/1998           $ 13,810         $ 14,441         $ 10,981
9/30/1999           $ 13,349         $ 14,388         $ 11,269
9/30/2000           $ 13,904         $ 15,394         $ 11,659
9/30/2001           $ 15,706         $ 17,388         $ 11,961
9/30/2002           $ 16,947         $ 18,882         $ 12,149
3/31/2003           $ 17,439         $ 19,446         $ 12,351

[CHART]

                                     CLASS C

AVERAGE ANNUAL TOTAL RETURN:

One year                       10.85%
Five year                       5.44%
Since inception (3/1/95)        6.53%

(Thousands)

                 CLASS C     LEHMAN AGGREGATE        CPI
 3/1/1995       $ 10,000         $ 10,000         $ 10,000
9/30/1995       $ 10,925         $ 10,884         $ 10,126
9/30/1996       $ 11,265         $ 11,417         $ 10,430
9/30/1997       $ 12,348         $ 12,526         $ 10,661
9/30/1998       $ 13,372         $ 13,968         $ 10,813
9/30/1999       $ 12,909         $ 13,917         $ 11,098
9/30/2000       $ 13,459         $ 14,890         $ 11,481
9/30/2001       $ 15,187         $ 16,819         $ 11,779
9/30/2002       $ 16,266         $ 18,264         $ 11,964
3/31/2003       $ 16,687         $ 18,810         $ 12,163

The preceding charts are useful because they provide you with more information about your investments. There are limitations, however. An index may reflect the performance of securities that the Fund may not hold. Also, the index does not deduct sales charges, investment advisory fees and other fund expenses, whereas your Fund does. Performance presented for the Fund reflects the deduction of the maximum 4.5 percent front-end sales charge for Class A and the maximum applicable contingent deferred sales charge for Class B shares. Sales charges pay for your financial professional's investment advice. Individuals cannot invest in the index itself, nor can they invest in any fund which seeks to track the performance of the index without incurring some charges and expenses.

Historical performance is not an indication of future performance. Investment returns and principal values will fluctuate so that shares upon redemption may be worth more or less than their original cost.

TEN LARGEST BOND HOLDING

                                                      MARKET         % OF BOND
SECURITY DESCRIPTION                                  VALUE          PORTFOLIO
--------------------                               -----------       ---------
Federal Home Loan Mortgage Association
   6.500%, 09/01/32                                $   702,302          2.8%
Federal National Mortgage Association
   6.500%, 09/01/32                                    401,892          1.6%
Federal National Mortgage Association
   7.000%, 02/01/32                                    424,416          1.7%
Federal National Mortgage Association
   7.500%, 05/01/31                                    437,715          1.8%
U.S. Treasury Bond
   6.000%, 02/15/26                                    687,469          2.8%
U.S. Treasury Bond
   3.000%, 02/15/08                                    455,274          1.8%
U.S. Treasury Bond
   3.875%, 02/15/13                                    401,672          1.6%
Anheuser-Busch Companies, Inc.
   7.100%, 06/15/07                                    532,304          2.2%
Metropolitan Asset Funding, Inc. 144A Issue
   7.525%, 04/20/27                                    436,811          1.8%
The National Collegiate Trust 1997-S2
   7.240%, 09/20/14                                    405,221          1.6%
                                                   -----------         ----
                                                   $ 4,885,076         19.7%
                                                   ===========         ====

[CHART]

U.S. Treasury                            7.1%
U.S. Government Agencies                34.1%
AAA Rated                               11.7%
AA Rated                                 9.3%
A Rated                                 15.5%
BBB Rated                               20.2%
D Rated                                  0.4%
Cash and Other Assets/Liabilities        1.7%

ADVANTUS INTERNATIONAL BALANCED FUND

PERFORMANCE UPDATE

ALEXANDER CALVO AND TUCKER SCOTT III, CFA, PORTFOLIO MANAGERS
TEMPLETON INVESTMENT COUNSEL, LLC.

PERFORMANCE

The Advantus International Balanced Fund's performance for the six-month period ended March 31, 2003 for each class of shares offered was as follows:

          Class A          2.64 percent*
          Class B          2.22 percent*
          Class C          2.22 percent*

By comparison, an international equity index, the MSCI EAFE Index,** returned -
2.18 percent, and an international bond index, the J.P. Morgan Non-U.S. Government Bond Index+ returned 9.99 percent for the same period. The Fund's benchmark, a blended index comprised of 60% MSCI EAFE Index and 40% J.P. Morgan Non-U.S. Government Bond Index, returned 2.74 percent for the same period.

PERFORMANCE ANALYSIS

The six-month period ended March 31, 2003, was a challenging period for equity markets and investors. Global equity markets experienced uncertainty, and the U.S. market in particular was the focus of worldwide attention. This was due initially to investor anxiety about the war in Iraq, particularly its potential destabilizing effect on the global economic recovery. An uncertain employment outlook and the rise in oil and gasoline prices complicated the situation. A drop in confidence led consumers and corporations to postpone major purchases. The onset of the war led to a strong rally across many markets, reflecting investor expectations for a short and decisive victory by the coalition forces. However, the rally stalled after investors realized that it would take longer than anticipated to win the war. On balance, a volatile quarter ended the semi-annual period with global markets returning below the level they were at the beginning of the year.

By equity sector, the Fund's relative performance was strong among Information Technology, Energy, and Consumer-related holdings. In these sectors, Nortel, Check Point Software, Repsol, and Adidas-Salomon AG made strong contributions to Fund performance. However, Financials, Industrials, Health Care, and Telecommunications Services holdings lagged the benchmark in relative performance. In these sectors, BAE Systems, Aventis, and Cable & Wireless detracted from the Fund's relative performance. By country, the Fund's relative performance was strong in Japan (where the Fund remained underweight), Brazil, and Germany, but holdings in Denmark and the United Kingdom lagged the benchmark.

In emerging markets, the South Korean stock market, where we have roughly 4 percent of the Fund's portfolio, has been under pressure lately. This has been primarily for political reasons. Despite the Fund being overweight that market, the performance of our holdings held up comparatively well during the period. We believe the political strain should be temporary. Longer term, we expect that companies in the United States and in other developed markets will continue to face huge competitive threats from companies that are localized in emerging markets such as South Korea. Many of these companies, which a few years back did not even exist or were not publicly traded in a stock exchange, possess tremendous cost advantages. Moreover, while in South Korea, companies such as Samsung Electronics and LG Electronics have become global leaders in their niche businesses, they have continued to trade at discounts to their peers in the developed markets. We expect this valuation disparity to lessen over time. In the meantime, we continue to view periods of market weakness in the South Korean stock market as an opportunity to buy at a discount certain companies that we consider high quality holdings.

In contrast to the challenges faced by equity investors, global fixed income markets posted strong returns over the six-month period ended March 31, 2003. Global bond markets benefited from the appreciation of most major currencies against the U.S. dollar, as well as continued easing of monetary policy at major central banks, particularly in Europe, to accommodate weak demand prospects and disinflationary pressures. The global fixed income portion of the Fund benefited from an overweight position in Australia, New Zealand and Euroland and the respective strong currency gains in each market. Additionally, the Fund benefited from an underweight exposure to Japan and United Kingdom, which significantly underperformed within the benchmark.

The Federal Reserve Board reduced the Fed funds rate by 50 basis points (.50 percent) from 1.75% to 1.25% during the period. The U.S. Treasury curve steepened, as short-term interest rates declined following the rate cut while the long-end of the U.S. curve twisted upwards in response to relatively more positive economic data proceeding the onset of the Iraqi war and market expectations that the war will be shorter in duration. Meanwhile, the Euroland benchmark yield curve shifted down during the period as lower growth and inflations expectations prompted the European Central Bank lowered its reference interest rate by 75 basis points (.75 percent) from 3.25 percent to 2.50 percent.

Euro Area bonds, including German, Italian, French and Spanish bonds, rose approximately 14.81 percent in U.S. dollar terms during the six-month period, supported by 10.63 percent appreciation of the Euro. The Dollar-bloc bond markets (represented by New Zealand, Australia and Canada) posted relatively strong performance, largely driven by strong currency gains. New Zealand and Australian bonds outperformed, returning 22.46 percent and 14.77 percent in U.S. dollar terms, respectively, while Canadian bonds slightly underperformed rising
9.04 percent. The New Zealand and Australian dollar were among the top performing currencies for the period, which appreciated 18.37 percent and 11.41 percent against the U.S. dollar. The Canadian dollar also performed well, returning 8.15 percent. The U.K. index, which returned 2.60 percent in U.S. dollar terms, underperformed the global markets, with the British Pound appreciating 0.91 percent against the U.S. dollar. Similarly, the Japanese Index underperformed the broader market returning 4.98 percent in U.S. dollar terms. During the period, the Japanese Yen appreciated 3.15 percent against the U.S. dollar.

OUTLOOK

Looking forward, our investment strategy from a fixed income perspective remains focused on global macroeconomic fundamentals, predominantly continued global interest rate convergence precipitated through weak demand, relative currency strength against the U.S. dollar and disinflation in many of the major world economies. More concisely, the Fund's positioning reflects two central points to in our global outlook. First, with regard to currencies, we hold a defensive view on U.S. dollar and the Japanese Yen, while a positive outlook on the Euro, peripheral Europe, Australia and New Zealand. Second, we maintain a positive long-term outlook for the prospects for yield curve compression to the U.S. Treasury curve within peripheral Europe, Australia and New Zealand. Given constrained economic conditions in core Europe, there is opportunity for continued monetary easing and hence positive bond market performance in the region. Furthermore, given globally benign and converging inflation rates, we feel that there are opportunities for international interest rates to converge closer to U.S. rates in regions such as Scandinavia, New Zealand and Australia, which would also be positive for the respective bond markets.

Going forward from an equity perspective, we believe stock selection will remain crucial, especially if the stock markets continue to be as volatile as they have been over the past few quarters. However, we are convinced that heightened stock market volatility can offer opportunities for the disciplined, long-term investor, both to buy and to sell stocks. At Templeton, rather than speculating on short-term market trends, we will continue to focus our attention on identifying stocks that in our opinion are trading at a substantial discount to long-term value. Our approach is disciplined, and cash will be put to work slowly over time as we identify stocks that we believe offer the strongest long-term prospects.

*Historical performance is not an indication of future performance. These performance results do not reflect the impact of Class A's maximum 5.5 percent front-end sales charge or Class B's maximum 5 percent contingent deferred sales charge. Investment returns and principal values will fluctuate so that shares upon redemption may be worth more or less than their original cost.

**The MSCI EAFE Index is an unmanaged index of common stocks from European, Australian, and Far Eastern markets.

+The J.P. Morgan Non-U.S. Government Bond Index includes all liquid foreign government issues of Australia, Belgium, Canada, Denmark, France, Germany, Italy, Japan, Netherlands, Spain, Sweden and United Kingdom. It is the income from sales of goods and services, minus the cost associated with things like returned or undeliverable merchandise. Also called "Sales", "Net Sales", "Net Revenue", and just plain "Revenue".

             COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
             ADVANTUS INTERNATIONAL BALANCED FUND, MSCI EAFE INDEX,
           J.P. MORGAN NON-U.S. GOVERNMENT BOND INDEX, A BLENDED INDEX
                            AND CONSUMER PRICE INDEX

On the following charts you can see how the total return for each of the three classes of shares of the Advantus International Balanced Fund compared to the MSCI EAFE Index, the J.P. Morgan Non-U.S. Government Bond Index, a blended index comprised of 60% MSCI EAFE Index and 40% J.P. Morgan Non-U.S. Government Bond Index, and the Consumer Price Index. The five lines in each graph represent the cumulative total return of a hypothetical $10,000 investment made on the inception date of each class of shares of the Advantus International Balanced Fund (September 16, 1994 for Class A, January 31, 1997 for Class B, and March 1, 1995 for Class C) through March 31, 2003.

[CHART]

                                     CLASS A

AVERAGE ANNUAL TOTAL RETURN:

One year                      -13.26%
Five year                      -2.50%
Since Inception (9/16/94)       2.95%

(Thousands)

                CLASS C        EAFE      J.P. MORGAN      CPI        BLENDED
9/16/1994       $ 10,000     $ 10,000     $ 10,000     $ 10,000     $ 10,000
9/30/1994       $  9,274     $  9,845     $ 10,094     $ 10,054     $  9,944
9/30/1995       $  9,961     $ 10,460     $ 11,972     $ 10,275     $ 11,056
9/30/1996       $ 11,030     $ 11,399     $ 12,605     $ 10,584     $ 11,890
9/30/1997       $ 13,576     $ 12,819     $ 12,639     $ 10,818     $ 12,783
9/30/1998       $ 11,809     $ 11,782     $ 14,133     $ 10,973     $ 12,783
9/30/1999       $ 13,775     $ 15,472     $ 14,256     $ 11,261     $ 15,189
9/30/2000       $ 14,639     $ 16,466     $ 13,087     $ 11,643     $ 15,304
9/30/2001       $ 13,092     $ 11,477     $ 13,693     $ 11,952     $ 13,693
9/30/2002       $ 12,488     $  9,739     $ 12,000     $ 12,126     $ 12,973
3/31/2003       $ 12,817     $  9,175     $ 13,199     $ 12,334     $ 13,328

[CHART]

                                     CLASS B

AVERAGE ANNUAL TOTAL RETURN:

One year                      -13.50%
Five year                      -2.45%
Since inception (1/31/97)       0.25%

(Thousands)

                CLASS B        EAFE     J.P. MORGAN      CPI         BLENDED
1/31/1997       $ 10,000     $ 10,000     $ 10,000     $ 10,000     $ 10,000
9/30/1997       $ 10,730     $ 11,246     $ 10,027     $ 10,094     $ 10,751
9/30/1998       $  9,264     $ 10,336     $ 11,212     $ 10,238     $ 10,752
9/30/1999       $ 10,887     $ 13,573     $ 11,310     $ 10,507     $ 12,775
9/30/2000       $ 11,589     $ 14,445     $ 10,382     $ 10,864     $ 12,872
9/30/2001       $ 10,347     $ 10,068     $ 10,862     $ 11,151     $ 10,862
9/30/2002       $  9,884     $  9,784     $ 12,000     $ 11,314     $ 10,291
3/31/2003       $ 10,155     $  9,571     $ 13,199     $ 11,508     $ 10,292

[CHART]

                                     CLASS C

AVERAGE ANNUAL TOTAL RETURN:

One year                       -8.94%
Five year                      -2.18%
Since Inception (3/1/95)        3.63%

(Thousands)

                 CLASS C        EAFE      J.P. MORGAN       CPI          BLENDED
 3/1/1995       $ 10,000      $ 10,000      $ 10,000      $ 10,000      $ 10,000
9/30/1995       $ 11,026      $ 11,175      $ 11,198      $ 10,146      $ 11,192
9/30/1996       $ 12,120      $ 12,179      $ 11,791      $ 10,450      $ 12,036
9/30/1997       $ 14,780      $ 13,696      $ 11,822      $ 10,682      $ 12,940
9/30/1998       $ 12,759      $ 12,588      $ 13,219      $ 10,834      $ 12,940
9/30/1999       $ 14,763      $ 16,530      $ 13,335      $ 11,119      $ 15,375
9/30/2000       $ 15,555      $ 17,592      $ 12,241      $ 11,497      $ 15,492
9/30/2001       $ 13,801      $ 12,262      $ 12,807      $ 11,801      $ 12,807
9/30/2002       $ 13,055      $ 10,406      $ 14,150      $ 11,974      $ 12,133
3/31/2003       $ 13,345      $ 10,179      $ 15,563      $ 12,179      $ 12,466

The preceding charts are useful because they provide you with more information about your investments. There are limitations, however. An index may reflect the performance of securities that the Fund may not hold. Also, the index does not deduct sales charges, investment advisory fees and other fund expenses, whereas your Fund does. Performance presented for the Fund reflects the deduction of the maximum 5.5 percent front-end sales charge for Class A and the maximum applicable contingent deferred sales charge for Class B shares. Sales charges pay for your financial professional's investment advice. Individuals cannot invest in the index itself, nor can they invest in any fund which seeks to track the performance of the index without incurring some charges and expenses.

Historical performance is not an indication of future performance. Investment returns and principal values will fluctuate so that shares upon redemption may be worth more or less than their original cost.

FIVE LARGEST STOCK HOLDINGS

                                                     MARKET       % OF STOCK
COMPANY                                 SHARES        VALUE        PORTFOLIO
-------                                -------     -----------    ----------
Vestas Wind Systems                     74,810     $   566,110       2.6%
Nippon Telephone &
   Telegraph Corporation                   158         536,971       2.5%
BHP Billiton PLC                       100,220         502,168       2.3%
Nordic                                 113,190         496,522       2.3%
Checkpoint Software                     33,700         487,639       2.2%
                                                   -----------      ----
                                                   $ 2,589,410      11.9%
                                                   ===========      ====

FIVE LARGEST BOND HOLDINGS

                                                     MARKET       % OF BOND
COMPANY                                               VALUE       PORTFOLIO
-------                                            -----------    ---------
United Kingdom
   7.50%, 12/07/06                                 $ 1,197,494       7.4%
Netherlands Government
   5.75%, 2/15/07                                    1,186,434       7.3%
Government of New Zealand
   7.00%, 7/15/09                                    1,147,143       7.1%
Government of France
   4.00%, 10/25/09                                   1,104,120       6.8%
Bundesrepublic
   5.00%, 7/04/11                                    1,020,545       6.3%
                                                   -----------      ----
                                                   $ 5,655,736      34.9%
                                                   ===========      ====

[CHART]

Financial                               9.9%
Energy                                 10.4%
Communication Services                  4.9%
Technology                              2.7%
Capital Goods                           8.3%
Consumer Cyclical                       3.1%
Basic Materials                         7.1%
Utilities                               3.1%
Health Care                             1.8%
Consumer Staples                        2.5%
Foreign Government Bonds               40.2%
Cash and Other Assets/Liabilities       6.0%

ADVANTUS MONEY MARKET FUND

PERFORMANCE UPDATE

STEVE NELSON, CFA, PORTFOLIO MANAGER,
ADVANTUS CAPITAL MANAGEMENT, INC.

PERFORMANCE

For the six month period ended March 31, 2003, the Advantus Money Market Fund earned a total return of .33 percent.* This compares to the three-month U.S. Treasury Bill, which earned .74 percent for the same period. The seven-day compound yield of the Fund was .99 percent* for the same period

PERFORMANCE ANALYSIS

Over the past six months short-term interest rates continued to decline, reaching their lowest levels in decades. The Federal Reserve cut the Fed Funds rate by another 50 basis points (.50 percent) at their November meeting. The rate cut was the twelfth time over the past two years the Fed has eased monetary policy to ignite the sluggish U.S. economy. As a result, over the past half year the yield on the three month T-bill declined another .46 percent to .74 percent while the yield on the six month T-bill declined .39 percent to 1.11 percent.

On an absolute basis, money market returns were quite low as a result of extremely low levels of short-term interest rates and a very steep yield curve. With rates so low, the yields offered in the commercial paper market have steadily declined, with most issuers now offering only around 1.25 percent yields.

After cutting the Fed Funds rate in November the Federal Reserve changed its bias to "balanced" from "weakness" as it relates to the state of the economy and future rate moves. The Fed kept their bias balanced at the December and January meetings as well. Then, due to the significant uncertainties related to the impending war with Iraq, they refrained entirely at their March 18th meeting from characterizing the risks facing the economy (i.e., they had no bias).

The prospect of war has been set aside and replaced with concerns about the duration of the U.S. occupation of Iraq and how the post-war geopolitical situation will unfold. This will continue to concern Americans and most citizens globally for some time. As such, another drop in rates by the Fed is possible. However, the potential for short-term rates to move still lower casts some doubt about the willingness of investors to continue to participate in money markets and thereby provide financing to corporations. Ultimately, the prognosis for the U.S. economy once the war-related uncertainties subside will determine whether another rate cut is necessary.

OUTLOOK

We believe that high-quality U.S. corporate commercial paper remains a sound, albeit low-yielding alternative for investors seeking a high degree of safety and liquidity. We believe this is especially true given the current geopolitical backdrop and uncertainty about the strength of the U.S. economy. The Portfolio has over 95 percent of its assets invested in high quality corporate commercial paper (i.e., commercial paper that is rated A-1 or higher by Standard and Poor's and P-1 by Moody's). In addition, the Portfolio's holdings are well diversified over a variety of stable industries. While we expect that money market returns will stay low over the next several months, investors should consider the Portfolio's benefits of excellent liquidity and principal preservation as they make their asset allocation decisions.

[CHART]

                            AVERAGE DAYS TO MATURITY

                      NUMBER OF DAYS
 10/1/2002                  48
 10/8/2002                  44
10/15/2002                  41
10/22/2002                  39
10/29/2002                  37
 11/5/2002                  32
11/12/2002                  55
11/19/2002                  60
11/26/2002                  59
 12/3/2002                  52
12/10/2002                  56
12/17/2002                  56
12/24/2002                  58
12/31/2002                  52
  1/7/2003                  46
 1/14/2003                  46
 1/21/2003                  40
 1/28/2003                  42
  2/4/2003                  43
 2/11/2003                  41
 2/18/2003                  40
 2/25/2003                  39
  3/4/2003                  42
 3/11/2003                  39
 3/18/2003                  36
 3/25/2003                  40

*Historical performance is not an indication of future performance. Investment returns will fluctuate. Investments in the Money Market account are neither insured nor guaranteed by the federal deposit insurance corporation or any other government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.

[CHART]

                            SEVEN-DAY COMPOUND YIELD*

                 PERCENTAGE
 10/1/2002         0.91%
 10/8/2002         1.03%
10/15/2002         0.95%
10/22/2002         0.97%
10/29/2002         0.96%
 11/5/2002         0.95%
11/12/2002         0.88%
11/19/2002         0.99%
11/26/2002         0.79%
 12/3/2002         0.73%
12/10/2002         0.66%
12/17/2002         0.56%
12/24/2002         0.65%
12/31/2002         0.57%
  1/7/2003         0.63%
 1/14/2003         0.53%
 1/21/2003         0.49%
 1/28/2003         0.55%
  2/4/2003         0.47%
 2/11/2003         0.47%
 2/18/2003         0.40%
 2/25/2003         0.49%
  3/4/2003         0.47%
 3/11/2003         0.48%
 3/18/2003         0.46%
 3/25/2003         0.51%

ADVANTUS MORTGAGE SECURITIES FUND

PERFORMANCE UPDATE

KENT WEBER, CFA, PORTFOLIO MANAGER
ADVANTUS CAPITAL MANAGEMENT, INC.

PERFORMANCE

The performance of the Fund for the six-month period ended March 31, 2003 was as follows for the three classes of shares currently outstanding:

          Class A                     2.25 percent*
          Class B                     1.88 percent*
          Class C                     1.97 percent*

The Fund's benchmark, the Lehman Brothers Mortgage-Backed Securities Index**, returned 2.29 percent for the same period.

PERFORMANCE ANALYSIS

Over the last six months, the mortgage market, inclusive of asset backed and commercial backed securities, has delivered you competitive total returns. This solid performance is being propelled forward by both incremental income and moderate spread tightening as a result of strong investor demand, solid credit fundamentals, manageable prepayments and declining market volatility.

Overall the mortgage market continues to attract a great deal of interest from income hungry investors looking for high quality fixed income opportunities without lots of interest rate risk. The commercial mortgage backed and asset backed securities markets actually delivered the best relative performance during this period as prepayment levels in those markets were modest and credit fundamentals either continued to improve or stabilized.

Interest rates remained within an established trading range over the last two quarters. In turn, continued strong housing markets in combination with stubbornly low interest rates have helped maintain high levels of refinancing activity especially within the prime credit quality sectors of the residential mortgage markets. The mortgage index is, therefore, constantly being repopulated each month with lower coupon securities carrying less prepayment risk but moderately more duration. The duration of the mortgage index is still less than 2 years and the mortgage market remains a virtual smorgasbord of investment opportunities.

INVESTMENT OVERVIEW

The focus of our investment strategies remains on upside opportunities in security selection and the benefits of prudent, opportunistic diversification in this slow growth environment that has encountered periods of high credit volatility, historically fast prepayments and been periodically challenged by waves of limited liquidity. Some general themes employed throughout the period that have contributed to the strong relative performance of your portfolio include:

- Movement to a duration neutral position as interest rates moved to new lows in the more recent quarter and the mortgage index continues to gradually extend each month as lower coupon securities replaced higher coupon securities at record pace.

-  Remained fully invested as the opportunity cost of holding cash remains high.

- Agency mortgage securities: underweight high premium sectors and own only specified premium pools with favorable prepayment characteristic in combination with using dollar rolls with our current coupon new issue pools. Since the beginning of the year, it seems like every investor is getting involved in the specified pool market (we were an early sponsor of these agency markets moving actively into these securities in early 2000). The good prepayment stories are approaching full value, but still make excellent core holdings against the Index.

- Reduced our commercial mortgage-backed securities allocation as some securities are approaching full valuations.

- Selectively, increased our allocation to the asset backed market and non-agency residential sectors as risk adjusted returns look attractive.

- Preference for securities that benefit from this steep yield curve environment and roll down the curve gracefully.

OUTLOOK

We feel that the recovery so eagerly anticipated and actively pursued through the use of aggressive monetary and fiscal policies has merely been delayed and not repealed. Ultimately, we believe that the economy will heal as businesses and consumers continue to repair their balance sheets. While it may be closer to the end of the year before we see meaningful economic traction, in our opinion it's at this point that rates should start to move higher and return to more normalized levels. In this income-thirsty, steep-yield curve environment, we feel that mortgages should continue to perform well fundamentally and demand should stay robust. We are looking for the general level of total returns to normalize in the mid-single digits and be driven more by income and less by capital gains.

Thank you for your business. We work hard to earn your trust and deliver our shareholders a unique, value-added mortgage portfolio.

* Historical performance is not an indication of future performance. These performance results do not reflect the impact of Class A's maximum 4.5 percent front-end sales charge or Class B's maximum 5 percent contingent deferred sales charge. Investment returns and principal values will fluctuate so that shares upon redemption may be worth more or less than their original cost.

** The Lehman Brothers Mortgage-Backed Securities Index is an unmanaged benchmark composite which includes all fixed-rate securities backed by mortgage pools of the Government National Mortgage Association (GNMA), Federal Home Loan Mortgage Corporation (FHLMC) and Federal National Mortgage Association (FNMA).

 COMPARISON OF CHANGE IN VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN ADVANTUS MORTGAGE SECURITIES FUND, LEHMAN BROTHERS MORTGAGE-BACKED SECURITIES INDEX AND
                              CONSUMER PRICE INDEX

On the following three charts you can see how the total return for each of the three classes of shares of the Advantus Mortgage Securities Fund compared to the Lehman Brothers Mortgage-Backed Securities Index and the Consumer Price Index. The lines in the Class A graph represent the cumulative total return of a hypothetical $10,000 investment made on March 31, 1993 through March 31, 2003. The lines in the Class B and Class C graphs represent the cumulative total return of a hypothetical $10,000 investment made on the inception date of Class B and Class C shares (August 19, 1994 and March 1, 1995, respectively) through March 31, 2003.

[CHART]

                                     CLASS A

AVERAGE ANNUAL TOTAL RETURN:

One year            4.81%
Five year           6.68%
Ten year            6.64%

(Thousands)

                             LEHMAN BROTHERS MORTGAGE-
              CLASS A         BACKED SECURITIES INDEX           CPI
 3/31/1993      $ 10,000               $ 10,000               $ 10,000
10/31/1993      $ 10,060               $ 10,314               $ 10,161
 9/30/1994      $  9,623               $ 10,166               $ 10,419
 9/30/1995      $ 10,925               $ 11,542               $ 10,684
 9/30/1996      $ 11,453               $ 12,212               $ 11,005
 9/30/1997      $ 12,640               $ 13,438               $ 11,249
 9/30/1998      $ 13,782               $ 14,597               $ 11,410
 9/30/1999      $ 14,054               $ 14,929               $ 11,710
 9/30/2000      $ 15,136               $ 16,037               $ 12,114
 9/30/2001      $ 17,240               $ 18,016               $ 12,428
 9/30/2002      $ 18,599               $ 19,343               $ 12,624
 3/31/2003      $ 19,017               $ 19,787               $ 12,833

[CHART]

                                     CLASS B

AVERAGE ANNUAL TOTAL RETURN:

One year                         3.94%
Five year                        6.64%
Since inception (8/19/94)        7.53%

(Thousands)

                               LEHMAN BROTHERS MORTGAGE-
                 CLASS B         BACKED SECURITIES INDEX         CPI
8/19/1994        $ 10,000              $ 10,000                $ 10,000
9/30/1994        $  9,928              $  9,889                $ 10,027
9/30/1995        $ 11,192              $ 11,227                $ 10,282
9/30/1996        $ 11,647              $ 11,878                $ 10,591
9/30/1997        $ 12,771              $ 13,071                $ 10,826
9/30/1998        $ 13,821              $ 14,198                $ 10,981
9/30/1999        $ 13,990              $ 14,521                $ 11,269
9/30/2000        $ 14,955              $ 15,599                $ 11,659
9/30/2001        $ 16,942              $ 17,524                $ 11,961
9/30/2002        $ 18,278              $ 18,815                $ 12,149
3/31/2003        $ 18,688              $ 19,246                $ 12,351

[CHART]

                                     CLASS C

AVERAGE ANNUAL TOTAL RETURN:

One year                             8.94%
Five year                            6.87%
Since inception (3/1/95)             7.38%

(Thousands)

                            LEHMAN BROTHERS MORTGAGE-
                 CLASS C      BACKED SECURITIES INDEX        CPI
 3/1/1995       $ 10,000             $ 10,000              $ 10,000
9/30/1995       $ 10,791             $ 10,793              $ 10,126
9/30/1996       $ 11,230             $ 11,419              $ 10,430
9/30/1997       $ 12,314             $ 12,566              $ 10,661
9/30/1998       $ 13,339             $ 13,649              $ 10,813
9/30/1999       $ 13,489             $ 13,959              $ 11,098
9/30/2000       $ 14,419             $ 14,995              $ 11,481
9/30/2001       $ 16,301             $ 16,846              $ 11,779
9/30/2002       $ 17,440             $ 18,087              $ 11,964
3/31/2003       $ 17,776             $ 18,502              $ 12,163

The preceding charts are useful because they provide you with more information about your investments. There are limitations, however. An index may reflect the performance of securities that the Fund may not hold. Also, the index does not deduct sales charges, investment advisory fees and other fund expenses, whereas your Fund does. Performance presented for the Fund reflects the deduction of the maximum 4.5 percent front-end sales charge for Class A and the maximum applicable contingent deferred sales charge for Class B shares. Sales charges pay for your financial professional's investment advice. Individuals cannot invest in the index itself, nor can they invest in any fund which seeks to track the performance of the index without incurring some charges and expenses.

Historical performance is not an indication of future performance. Investment returns and principal values will fluctuate so that shares upon redemption may be worth more or less than their original cost.

TEN LARGEST BOND HOLDING

                                                      MARKET         % OF BOND
SECURITY DESCRIPTION                                   VALUE         PORTFOLIO
--------------------                               ------------      ---------
Federal National Mortgage Association
   6.000%, 10/01/32                                $  5,886,910         4.5%
Federal National Mortgage Association
   6.000%, 11/01/32                                   3,144,559         2.4%
Federal National Mortgage Association
   6.000%, 03/01/33                                   6,591,705         5.1%
Federal National Mortgage Association
   6.500%, 03/31/32                                   2,661,995         2.0%
Federal National Mortgage Association
   6.500%, 07/01/32                                   3,406,076         2.6%
Federal National Mortgage Association
   6.500%, 08/01/32                                   3,933,370         3.0%
Federal National Mortgage Association
   6.500%, 09/01/32                                   6,575,629         5.1%
Federal National Mortgage Association
   7.000%, 06/01/32                                   3,566,551         2.7%
Federal Home Loan Mortgage Association
   6.500%, 09/01/32                                   4,263,976         3.3%
Paine Webber Mortgage Acceptance Corporation
   144A Issue
   7.655%, 01/02/12                                   2,693,571         2.1%
                                                   ------------        ----
                                                   $ 42,724,342        32.9%
                                                   ============        ====

[CHART]

Cash and Other Assets/Liabilities                            3.3%
FHLMC                                                        7.5%
FNMA                                                        39.9%
GNMA                                                         1.2%
Asset Backed Securities                                     18.3%
Collateralized Mtg. Obligation/Mtg Rev. Bonds               20.2%
Non-Agency Commercial Mtg-Backed Securities                  6.8%
Other Agency Obligations                                     0.4%
Vendee Mortgage Trust                                        0.8%
State and Local Government Obligations                       0.6%
Health Care                                                  1.0%

[CHART]

Cash and Other Assets/Liabilities                                            3.3%
Liquid 144A Issues                                                          13.6%
Illiquid 144A Issues and Other Private Placement Illiquid Issues             2.8%
Public Issues                                                               80.3%

[CHART]

Cash and Other Assets/Liabilities            3.3%
AAA Rated                                   66.3%
AA Rated                                    10.6%
A Rated                                      5.3%
BBB Rated                                   11.8%
BB Rated                                     2.3%
D Rated                                      0.4%

ADVANTUS SPECTRUM FUND, INC.

PERFORMANCE UPDATE

MATT FINN AND ALLEN STEINKOPF, EQUITY FUND MANAGERS,
ADVANTUS CAPITAL MANAGEMENT, INC.

WAYNE SCHMIDT, FIXED INCOME FUND MANAGER,
ADVANTUS CAPITAL MANAGEMENT, INC.

(Effective May 1, 2003, Spectrum Fund is managed by Waddell & Reed Ivy Investment Company. See the President's letter on page 1.)

PERFORMANCE

The Fund's performance for the six-month period ended March 31, 2003 for each class of shares offered was as follows:

          Class A              4.73 percent*
          Class B              4.27 percent*
          Class C              4.21 percent*

This compares to the Fund's benchmark, a blend of 60 percent S&P 500 Index** and 40 percent Lehman Brothers Aggregate Bond Index+, which returned 4.04 percent over the same period. The S&P 500 Index and the Lehman Brothers Aggregate Bond Index returned 5.02 percent and 2.98 percent, respectively, for the same period.

* Historical performance is not an indication of future performance. These performance results do not reflect the impact of Class A's maximum 5.5 percent front-end sales charge or Class B's maximum 5 percent contingent deferred sales charge. Investment returns and principal values will fluctuate so that shares upon redemption may be worth more or less than their original cost.

** The S&P 500 Index is a broad, unmanaged index of 500 common stocks which are representative of the U.S. stock market overall.

+ The Lehman Brothers Aggregate Bond Index is comprised of the Lehman Brothers Government/Corporate Bond Index, the Lehman Brothers Mortgage-Backed Securities Index and the Lehman Brothers Asset-Backed Securities Index.

PERFORMANCE ANALYSIS

The Fund beat its benchmark with strong security selection. The equity side was boosted by our exposure to stocks as the S&P was up 5.10 percent, while holdings in corporate bonds were the best performing sector within the investment grade fixed income universe and represented the fixed income side's largest overweight.

The Health Care sector, aided by the performance of Amgen, Inc. and St. Jude Medical, Inc., was the best performing sector for the Fund. Both companies are in the midst of a ramp up of new products that are being met with consumer enthusiasm. The health care system in the U.S. has grown double digits in the last three years and this increase in funds has found its way into the companies that are offering differentiated products that are immune from generic competition. The Energy sector was also a positive performer as the U.S. natural gas market has become incredibly tight. With oil prices high because of the war, fuel switching is not economical for companies using natural gas. This has increased the price for natural gas and this increase is starting to find its way to the bottom line of companies in the Energy sector.

      COMPARISON OF CHANGE IN VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN
       ADVANTUS SPECTRUM FUND, RUSSELL 1000 GROWTH INDEX, LEHMAN BROTHERS
          AGGREGATE BOND INDEX, BLENDED INDEX AND CONSUMER PRICE INDEX

On the following three charts you can see how the total return for each of the three classes of shares of the Advantus Spectrum Fund compared to the Lehman Brothers Aggregate Bond Index, the S & P 500 Index, blended index of 60 percent S & P 500 Index and 40 percent Lehman Brothers Aggregate Bond Index, and the Consumer Price Index. The lines in the Class A graph represent the cumulative total return of a hypothetical $10,000 investment made on March 31, 1993 through March 31, 2003. The lines in the Class B and Class C graph represent the cumulative total return of a hypothetical $10,000 investment made on the inception date of Class B and Class C shares of the Advantus Spectrum Fund (August 19, 1994 and March 1, 1995, respectively) through March 31, 2003.

[CHART]

                                     CLASS A

AVERAGE ANNUAL TOTAL RETURN:

One year        -16.12%
Five year        -3.41%
Ten year          4.16%

(Thousands)

                CLASS A         CPI          BLENDED INDEX     S&P 500 INDEX     LEHMAN AGGREGATE
 3/31/1993     $ 10,000       $ 10,000         $ 10,000           $ 10,000           $ 10,000
10/31/1993     $  9,749       $ 10,161         $ 10,552           $ 10,519           $ 10,572
 9/30/1994     $  9,562       $ 10,419         $ 10,497           $ 10,687           $ 10,193
 9/30/1995     $ 11,320       $ 10,684         $ 12,944           $ 13,865           $ 11,627
 9/30/1996     $ 12,872       $ 11,005         $ 14,753           $ 16,684           $ 12,196
 9/30/1997     $ 15,016       $ 11,249         $ 18,815           $ 23,433           $ 13,381
 9/30/1998     $ 16,715       $ 11,410         $ 20,804           $ 25,553           $ 14,921
 9/30/1999     $ 19,402       $ 11,710         $ 24,131           $ 32,659           $ 14,867
 9/30/2000     $ 22,547       $ 12,114         $ 26,803           $ 36,991           $ 15,906
 9/30/2001     $ 15,254       $ 12,428         $ 23,512           $ 27,144           $ 17,966
 9/30/2002     $ 14,353       $ 12,624         $ 21,315           $ 21,584           $ 19,411
 3/31/2003     $ 15,032       $ 12,833         $ 22,264           $ 22,668           $ 20,094

[CHART]

                                     CLASS B

AVERAGE ANNUAL TOTAL RETURN:

One year                           -16.27%
Five year                           -3.25%
Since inception (8/19/94)            4.85%

(Thousands)

                 CLASS B           CPI        BLENDED INDEX       S&P 500 INDEX       LEHMAN AGGREGATE
8/19/1994       $ 10,000         $ 10,000        $ 10,000            $ 10,000              $ 10,000
9/30/1994       $ 10,005         $ 10,027        $  9,793            $ 10,013              $  9,865
9/30/1995       $ 11,768         $ 10,282        $ 12,076            $ 12,991              $ 11,252
9/30/1996       $ 13,306         $ 10,591        $ 13,764            $ 15,632              $ 11,804
9/30/1997       $ 15,437         $ 10,826        $ 17,553            $ 21,955              $ 12,950
9/30/1998       $ 17,066         $ 10,981        $ 19,409            $ 23,942              $ 14,441
9/30/1999       $ 19,678         $ 11,269        $ 22,513            $ 30,600              $ 14,388
9/30/2000       $ 22,693         $ 11,659        $ 25,006            $ 34,658              $ 15,394
9/30/2001       $ 15,262         $ 11,961        $ 21,929            $ 25,433              $ 17,388
9/30/2002       $ 14,361         $ 12,149        $ 19,880            $ 20,223              $ 18,882
3/31/2003       $ 15,040         $ 12,351        $ 20,764            $ 21,239              $ 19,446

[CHART]

                                     CLASS C

AVERAGE ANNUAL TOTAL RETURN:

One year                      -12.00%
Five year                      -3.05%
Since inception (3/1/95)        4.39%

(Thousands)

             CLASS C        CPI      BLENDED INDEX   S&P 500 INDEX     LEHMAN AGGREGATE
 3/1/1995    $ 10,000    $ 10,000       $ 10,000        $ 10,000            $ 10,000
9/30/1995    $ 11,263    $ 10,126       $ 11,648        $ 12,214            $ 10,884
9/30/1996    $ 12,713    $ 10,430       $ 13,275        $ 14,698            $ 11,417
9/30/1997    $ 14,731    $ 10,661       $ 16,930        $ 20,643            $ 12,526
9/30/1998    $ 16,288    $ 10,813       $ 18,720        $ 22,511            $ 13,968
9/30/1999    $ 18,778    $ 11,098       $ 21,714        $ 28,771            $ 13,917
9/30/2000    $ 21,649    $ 11,481       $ 24,118        $ 32,587            $ 14,890
9/30/2001    $ 14,534    $ 11,779       $ 21,150        $ 23,913            $ 16,819
9/30/2002    $ 13,583    $ 11,964       $ 19,174        $ 19,014            $ 18,264
3/31/2003    $ 14,167    $ 12,163       $ 20,028        $ 19,969            $ 18,810

The preceding charts are useful because they provide you with more information about your investments. There are limitations, however. An index may reflect the performance of securities that the Fund may not hold. Also, the index does not deduct sales charges, investment advisory fees and other fund expenses, whereas your Fund does. Performance presented for the Fund reflects the deduction of the maximum 5.5 percent front-end sales charge for Class A and the maximum applicable contingent deferred sales charge for Class B shares. Sales charges pay for your financial professional's investment advice. Individuals cannot invest in the index itself, nor can they invest in any fund which seeks to track the performance of the index without incurring some charges and expenses.

Historical performance is not an indication of future performance. Investment returns and principal values will fluctuate so that shares upon redemption may be worth more or less than their original cost.

FIVE LARGEST STOCK HOLDING

                                                     MARKET        % OF STOCK
COMPANY                                 SHARES        VALUE        PORTFOLIO
-------                                 ------     -----------     ----------
Pfizer, Inc                             34,725       1,082,031        3.6%
Exxon Mobil Corporation                 30,600       1,069,470        3.6%
Microsoft Corporation                   41,576       1,006,555        3.3%
Citigroup, Inc                          23,000         792,350        2.6%
General Electric Company                31,056         791,928        2.6%
                                                   -----------       ----
                                                   $ 4,742,334       15.8%
                                                   ===========       ====

[CHART]

Bonds                                    34.8%
S&P Depository Receipt                    0.5%
Common Stock                             62.1%
Cash & Other Assets/Liabilities           2.6%

[CHART]

BOND PORTFOLIO CHARACTERISTICS-QUALITY BREAKDOWN

U.S. Treasury                        12.9%
U.S. Government Agencies             38.0%
AAA Rated                             9.8%
AA Rated                             10.1%
A Rated                              15.0%
BBB Rated                            13.3%
CCC Rated                             0.7%
D Rated                               0.2%

ADVANTUS BOND FUND
INVESTMENTS IN SECURITIES
MARCH 31, 2003 (UNAUDITED)

(Percentages of each investment category relate to total net assets.)

                                                                                                  MARKET
PRINCIPAL                                                  COUPON       MATURITY                VALUE(a)
---------                                                  ------       --------                --------
LONG-TERM DEBT SECURITIES (98.3%)
   U.S. GOVERNMENT AND AGENCIES OBLIGATIONS (41.2%)
    Federal Home Loan Mortgage Corporation (FHLMC) (6.0%)
     $ 250,000                                              2.500%      04/22/05         $       251,560
       150,000                                              2.500%      07/28/05                 151,080
       250,000                                              2.750%      12/30/05                 251,634
       150,000                                              4.375%      02/04/10                 152,340
       669,576                                              6.500%      09/01/32                 702,302
                                                                                         ---------------
                                                                                               1,508,916
                                                                                         ---------------
    Federal National Mortgage Association (FNMA) (25.0%)
       250,000                                              2.650%      02/13/06                 250,835
       250,000                                              2.750%      05/04/05                 252,206
       250,000                                              3.100%      05/19/06                 250,463
       300,000                                              3.500%      01/28/08                 305,186
       299,826                                              6.000%      09/01/17                 315,614
       332,420                                              6.000%      10/01/32                 346,735
       280,930                                              6.000%      11/01/32                 293,027
       200,000                                              6.000%      03/01/33                 207,613
       146,629                                              6.230%      01/01/08                 162,234
       190,213                                              6.500%      12/01/31                 199,632
        84,085                                              6.500%      04/01/32                  88,249
        90,115                                              6.500%      05/01/32                  94,578
       195,794                                              6.500%      07/01/32                 205,491
       361,332                                              6.500%      08/01/32                 379,226
       382,929                                              6.500%      09/01/32                 401,892
       317,555                                              6.500%      10/01/32                 333,281
       152,917                                              7.000%      09/01/31                 162,113
       371,232                                              7.000%      11/01/31                 393,547
       400,098                                              7.000%      02/01/32                 424,416
       325,923                                              7.000%      03/01/32                 345,736
       200,077                                              7.000%      06/01/32                 212,240
       227,252                                              7.000%      07/01/32                 241,068
       408,084                                              7.500%      05/01/31                 437,715
                                                                                         ---------------
                                                                                               6,303,097
                                                                                         ---------------
    Other Agency Obligations (1.2%)
       300,000  Federal Home Loan Bank(c)                   1.895%      09/11/06                 299,916
                                                                                         ---------------
    State and Local Government Obligations (1.9%)
       195,000  City of Eden Prairie,
                Minnesota                                   7.350%      02/20/09                 228,653
       250,000  Province of Manitoba(b)                     2.750%      01/17/06                 253,444
                                                                                         ---------------
                                                                                                 482,097
                                                                                         ---------------
    U.S. Treasury (7.1%)
       225,000  Bond                                        5.375%      02/15/31                 243,387


              See accompanying notes to investments in securities.

                                                                                                  MARKET
PRINCIPAL                                                  COUPON       MATURITY                VALUE(a)
---------                                                  ------       --------                --------
   U.S. GOVERNMENT AND AGENCIES OBLIGATIONS--CONTINUED
     $ 600,000  Bond                                        6.000%      02/15/26         $       687,469
       450,000  Note                                        3.000%      02/15/08                 455,274
       400,000  Note                                        3.875%      02/15/13                 401,672
                                                                                         ---------------
                                                                                               1,787,802
                                                                                         ---------------
Total U.S. government and agencies obligations
   (cost: $10,091,631)                                                                        10,381,828
                                                                                         ---------------
CORPORATE OBLIGATIONS (57.1%)
   BASIC MATERIALS (4.8%)
    Agriculture Products (2.1%)
       250,000  Archer-Daniels-Midland
                Company                                    7.000%       02/01/31                 288,478
       200,000  Cargill, Inc. 144A Issue(e)                6.375%       06/01/12                 224,373
                                                                                         ---------------
                                                                                                 512,851
                                                                                         ---------------
    Aluminum (.6%)
       150,000  Alcoa, Inc.                                 4.250%      08/15/07                 155,808
                                                                                         ---------------
    Construction (2.1%)
       200,000  Hanson Australia Funding(b)                 5.250%      03/15/13                 195,857
       300,000  Vulcan Materials Company                    6.400%      02/01/06                 330,900
                                                                                         ---------------
                                                                                                 526,757
                                                                                         ---------------
   CONSUMER CYCLICAL (2.6%)
    Publishing (.9%)
       200,000  Gannett Company, Inc.                       5.500%      04/01/07                 219,163
                                                                                         ---------------
    Service (1.7%)
       250,000  Hertz Corporation                           7.625%      06/01/12                 222,112
       200,000  PHH Corporation                             7.125%      03/01/13                 200,997
                                                                                         ---------------
                                                                                                 423,109
                                                                                         ---------------
   CONSUMER STAPLES (5.3%)
    Beverage (3.1%)
       500,000  Anheuser-Busch
                Companies, Inc.                             7.100%      06/15/07                 532,304
       250,000  Diageo Capital PLC(b)                       3.500%      11/19/07                 252,746
                                                                                         ---------------
                                                                                                 785,050
                                                                                         ---------------
    Food (1.4%)
       250,000  ConAgra Foods, Inc.(c)                      2.018%      09/10/03                 250,269
       100,000  Unilever Capital Corporation                5.900%      11/15/32                 103,012
                                                                                         ---------------
                                                                                                 353,281
                                                                                         ---------------
    Household Products (.8%)
       200,000  SC Johnson & Son, Inc. 144A
                Issue(e)                                    5.750%      02/15/33                 195,243
                                                                                         ---------------

              See accompanying notes to investments in securities.

                                                                                                  MARKET
PRINCIPAL                                                  COUPON       MATURITY                VALUE(a)
---------                                                  ------       --------                --------
   ENERGY (2.8%)
    Electric Companies (.4%)
     $ 100,000  Centerpoint Energy Houston
                Notes 144A Issue(e)                         6.950%      03/15/33         $       104,273
                                                                                         ---------------
    Oil (1.6%)
       250,000  Conoco, Inc.(c)                             2.226%      04/15/03                 250,061
       150,000  Husky Energy, Inc.(b)                       6.250%      06/15/12                 161,694
                                                                                         ---------------
                                                                                                 411,755
                                                                                         ---------------
    Oil & Gas (.8%)
       200,000  Valero Logistics 144A Issue(e)              6.050%      03/15/13                 201,967
                                                                                         ---------------
   FINANCIAL (34.3%)
    Asset-Backed Securities (8.0%)
       250,000  AmeriCredit Corporation(c)                  1.592%      03/06/07                 249,905
       250,000  Fortress CBO Investments I,
                Ltd.(b)(d)                                  7.850%      07/25/38                 279,868
       219,951  Green Tree Financial
                Corporation                                 6.400%      10/15/18                 227,022
       242,935  Green Tree Financial
                Corporation                                 8.300%      05/15/19                 260,795
       132,904  Green Tree Financial
                Corporation                                 8.900%      04/15/25                 142,671
       400,000  Metropolitan Asset Funding,
                Inc. 144A Issue(e)                          7.525%      04/20/27                 436,881
       387,864  The National Collegiate Trust
                1997-S2                                     7.240%      09/20/14                 405,221
                                                                                         ---------------
                                                                                               2,002,363
                                                                                         ---------------
    Auto Finance (1.0%)
       250,000  General Motors Acceptance
                Corporation                                 6.125%      08/28/07                 256,377
                                                                                         ---------------
    Banks (1.8%)
       200,000  St. George Funding Company
                LLC 144A Issue(b)(c)(d)                     8.485%      12/29/49                 210,108
       200,000  Wells Fargo Bank NA                         7.550%      06/21/10                 240,496
                                                                                         ---------------
                                                                                                 450,604
                                                                                         ---------------
    Collateralized Mortgage Obligations/Mortgage
      Revenue Bonds (5.5%)
        85,793  Banco Hipotecario Nacional
                144A Issue(b)(d)(g)                         7.916%      07/25/09                  27,454
       218,262  Chase Mortgage Finance
                Corporation                                 6.500%      09/25/13                 224,692
       103,277  Countrywide Mortgage Backed
                Securities, Inc.                            6.750%      03/25/24                 104,544
       379,165  GE Capital Mortgage Services,
                Inc.                                        6.750%      11/25/28                 387,126


              See accompanying notes to investments in securities.

                                                                                                  MARKET
PRINCIPAL                                                  COUPON       MATURITY                VALUE(a)
---------                                                  ------       --------                --------
   FINANCIAL--CONTINUED
     $ 121,895  GE Capital Mortgage Services,
                Inc. 144A Issue(e)                          6.500%      04/25/24         $       123,532
       277,587  Mellon Residential Funding
                Corporation                                 6.750%      06/26/28                 284,674
       172,280  Norwest Asset Securities
                Corporation                                 7.000%      06/25/12                 171,996
        68,220  Prudential Home Mortgage
                Securities 144A Issue(c)(e)                 6.629%      04/28/24                  69,297
                                                                                         ---------------
                                                                                               1,393,315
                                                                                         ---------------
    Commercial Mortgage-Backed Securities (6.8%)
            --  Asset Securitization
                Corporation(c)(f)                           9.266%      04/14/29                 160,961
            --  Asset Securitization
                Corporation 144A
                Issue(c)(e)(f)                              9.530%      10/13/26                 165,822
       244,389  GMAC Commercial Mortgage
                Securities, Inc. 144A Issue(e)              7.350%      10/15/06                 271,409
       250,000  GS Mortgage Securities
                Corporation II(c)                           6.809%      07/13/07                 277,888
       250,000  Paine Webber Mortgage
                Acceptance Corporation 144A
                Issue(e)                                    7.655%      01/02/12                 274,854
       195,143  Park Avenue Finance
                Corporation 144A Issue(e)                   7.580%      05/12/07                 219,482
       300,000  Park Avenue Finance
                Corporation 144A Issue(e)                   7.680%      05/12/07                 345,030
                                                                                         ---------------
                                                                                               1,715,446
                                                                                         ---------------
    Consumer Finance (.8%)
       200,000  Household Finance
                Corporation(c)                              2.759%      12/16/04                 202,855
                                                                                         ---------------
    Finance  Diversified (.4%)
       100,000  Eastview Credit Corporation
                144A Issue(e)                               6.950%      06/15/04                 102,666
                                                                                         ---------------
    Insurance (3.7%)
       250,000  ASIF Global Financing 144A
                Issue(e)                                    3.850%      11/26/07                 254,365
       150,000  Principal Life Global Funding I
                144A Issue(e)                               6.250%      02/15/12                 163,086
       250,000  Stancorp Financial Group, Inc.              6.875%      10/01/12                 263,901
       250,000  Travelers Property Casualty
                144A Issue (e)                              6.375%      03/15/33                 247,184
                                                                                         ---------------
                                                                                                 928,536
                                                                                         ---------------

              See accompanying notes to investments in securities.

                                                                                                  MARKET
PRINCIPAL                                                  COUPON       MATURITY                VALUE(a)
---------                                                  ------       --------                --------
   FINANCIAL--CONTINUED
    Investment Bankers/Brokers (1.7%)
     $ 250,000  Goldman Sachs Group, Inc.                   6.125%      02/15/33         $       250,830
       150,000  Morgan Stanley                              6.750%      04/15/11                 167,882
                                                                                         ---------------
                                                                                                 418,712
                                                                                         ---------------
    Real Estate Investment Trust (3.5%)
       150,000  New Plan Excel Realty Trust                 5.875%      06/15/07                 158,220
       200,000  Prologis                                    6.700%      04/15/04                 208,979
       200,000  Reckson Operating Partnership LP            7.400%      03/15/04                 208,321
       300,000  Vornado Realty Trust                        5.625%      06/15/07                 309,252
                                                                                         ---------------
                                                                                                 884,772
                                                                                         ---------------
    Savings and Loans (1.1%)
       250,000  Washington Mutual Financial
                Corporation                                 6.875%      05/15/11                 284,832
                                                                                         ---------------
   RESIDENTIAL CMOS (2.1%)
    Collateralized Mortgage Obligations/Mortgage
      Revenue Bonds (2.1%)
       251,848  BlackRock Capital Finance LP
                144A Issue(e)                               7.750%      09/25/26                 269,817
       247,582  Sequoia Mortgage Funding
                Company 144A Issue(e)                       6.380%      08/28/31                 250,043
                                                                                         ---------------
                                                                                                 519,860
                                                                                         ---------------
   TECHNOLOGY (1.0%)
    Computer Hardware (1.0%)
       250,000  International Business
                Machines Corporation                        5.875%      11/29/32                 255,479
                                                                                         ---------------
   TRANSPORTATION (1.0%)
    Railroads (1.0%)
       250,000  CSX Corporation                             7.250%      05/01/04                 264,277
                                                                                         ---------------
   UTILITIES (3.2%)
    Electric Companies (3.2%)
       200,000  Entergy Louisiana, Inc.                     8.500%      06/01/03                 202,263
       250,000  Hydro-Quebec(b)                             8.000%      02/01/13                 321,091
       250,000  Oncor Electric Delivery
                Company 144A Issue(e)                       7.250%      01/15/33                 282,067
                                                                                         ---------------
                                                                                                 805,421
                                                                                         ---------------
Total corporate obligations (cost: $13,832,795)                                               14,374,772
                                                                                         ---------------
Total long-term debt securities (cost: $23,924,426)                                           24,756,600
                                                                                         ---------------

              See accompanying notes to investments in securities.

                                                                                                  MARKET
SHARES                                                                                          VALUE(a)
------                                                                                          --------
SHORT-TERM SECURITIES (.6%)
           846  BlackRock Provident Institutional TempFund,
                current rate 1.180%                                                      $           846
       150,395  Federated Prime Obligations Fund, current rate 1.270%                            150,395
                                                                                         ---------------
                Total short-term securities
                (cost: $151,241)                                                                 151,241
                                                                                         ---------------
                Total investments in securities
                (cost: $24,075,667)(h)                                                   $    24,907,841
                                                                                         ===============

NOTES TO INVESTMENTS IN SECURITIES
(a) Securities are valued by procedures described in note 2 to the financial statements.
(b)  The Fund held 6.8% of net assets in foreign securities at March 31, 2003.
(c)  Variable rate security
(d) Represents ownership in an illiquid security. (See note 9 to the financial statements.) Information concerning the illiquid securities held at March 31, 2003, which includes acquisition date and cost, is as follows:

                                                                      ACQUISITION
     SECURITY:                                                            DATE                COST
     ---------                                                        -----------        ---------------
     St. George Funding Company 144A Issue*                             06/12/97         $       200,068
     Banco Hipotecario Nacional 144A Issue*                             01/08/01                  84,564
     Fortress CBO Investments I, Limited 144A Issue*                    01/16/01                 247,534
                                                                                         ---------------
                                                                                         $       532,166
                                                                                         ===============

* A 144A Issue represents a security which has not been registered with the Securities and Exchange Commission under the Securities Act of 1933.
(e) Long-term debt security sold within terms of a private placement memorandum exempt from registration under Section 144A of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or other "accredited investors". These securities have been determined to be liquid under guidelines established by the Board of Directors.
(f) Interest-only security that entitles holders to receive only interest on the underlying mortgages. The principal amount of the underlying pool represents the notional amount on which current interest is calculated. The yield to maturity of an interest-only security is sensitive to the rate of principle payments on the underlying mortgage assets. The rate disclosed represents the market yield based upon the current cost basis and estimate timing and amount of future cash flows.
(g) Security is in default with respect to interest payments. Income is not being accrued on this security and any payments received are treated as a reduction of principal. This security is being fair-valued according to procedures approved by the board of directors.

                 See accompanying notes to financial statements.

(h) At March 31, 2003 the cost of securities for federal income tax purposes was $24,075,668. The aggregate unrealized appreciation and depreciation of investments in securities based on this cost were:

     Gross unrealized appreciation                                                       $     1,049,048
     Gross unrealized depreciation                                                              (216,875)
                                                                                         ---------------
     Net unrealized appreciation                                                         $       832,173
                                                                                         ===============

                 See accompanying notes to financial statements.

                                            ADVANTUS INTERNATIONAL BALANCED FUND
                                                       INVESTMENTS IN SECURITIES
                                                      MARCH 31, 2003 (UNAUDITED)

           (Percentages of each investment category relate to total net assets.)

                                                                                                  MARKET
SHARES                                                                                          VALUE(a)
------                                                                                          --------
COMMON STOCK (53.8%)
   AUSTRALIA (.8%)
    Mining (.8%)
   140,520    Iluka Resources, Ltd.                                                      $       340,514
                                                                                         ---------------
   BERMUDA (.8%)
    Insurance (.6%)
     3,500    XL Capital, Ltd. Class A(c)                                                        247,730
    Service (.2%)
     6,000    Accenture, Ltd.(b)                                                                  93,000
                                                                                         ---------------
                                                                                                 340,730
                                                                                         ---------------
   CANADA (2.9%)
    Mining (.8%)
    19,600    Barrick Gold Corporation                                                           308,601
    Oil & Gas (1.3%)
    26,750    Husky Energy, Inc.                                                                 307,881
    15,000    Transcanada Pipelines, Ltd.                                                        219,756
    Telecommunication (.8%)
    17,000    BCE, Inc.                                                                          312,043
                                                                                         ---------------
                                                                                               1,148,281
                                                                                         ---------------
   DENMARK (2.0%)
    Power Products -- Industrial (1.4%)
    74,810    Vestas Wind Systems                                                                566,110
    Telecommunication (.6%)
    11,000    Tele Danmark                                                                       259,419
                                                                                         ---------------
                                                                                                 825,529
                                                                                         ---------------
   FINLAND (1.4%)
    Insurance (.6%)
    40,525    Sampo Insurance                                                                    247,637
    Paper and Forest (.3%)
    13,000    Stora Enso                                                                         119,868
    Telecommunication (.5%)
    21,000    Metso Corporation                                                                  214,257
                                                                                         ---------------
                                                                                                 581,762
                                                                                         ---------------
   FRANCE (4.2%)
    Chemicals (.8%)
     7,498    Aventis                                                                            329,155
    Investment Bankers/Brokers (.7%)
    24,000    AXA-UAP                                                                            283,363
    Machinery (.1%)
    21,534    Alstom                                                                              33,132

              See accompanying notes to investments in securities.

                                                                                                  MARKET
SHARES                                                                                          VALUE(a)
------                                                                                          --------
   FRANCE--CONTINUED
    Manufacturing (.5%)
     7,400    Michelin                                                                   $      203,487
    Mining (.8%)
    13,320    Pechiney                                                                           324,707
    Oil & Gas (1.0%)
     3,110    Total Fina Elf                                                                     393,661
    Water Utilities (.3%)
     8,800    Lyonnaise Des Eaux                                                                 102,267
                                                                                         ---------------
                                                                                               1,669,772
                                                                                         ---------------
   GERMANY (4.1%)
    Banks (.7%)
     7,000    Deutsche Bank AG                                                                   294,078
    Chemicals (.5%)
    15,000    Bayer                                                                              204,436
    Electric Companies (.7%)
     6,860    E.On Ag                                                                            282,807
    Manufacturing (.8%)
     3,600    Adidas-Salomon                                                                     317,408
    Technology (.4%)
     2,300    SAP                                                                                174,303
    Transport Services (1.0%)
    40,040    Deutsche Post AG                                                                   397,157
                                                                                         ---------------
                                                                                               1,670,189
                                                                                         ---------------
   HONG KONG (3.6%)
    Chemicals (--)
     1,880    CK Life Sciences International(b)                                                      294
    Electric Companies (.7%)
    72,500    CLP Holdings, Ltd.                                                                 300,246
    Investment Bankers/Brokers (--)
    28,000    Peregrine Investments Holdings                                                           0
    Oil & Gas (.6%)
 1,095,345    Petrochina                                                                         230,320
    Real Estate (1.3%)
    47,000    Cheung Kong                                                                        260,326
    46,000    Hutchison Whampoa                                                                  250,659
    Telecommunication (1.0%)
    26,210    China Mobile ADR(b)                                                                259,479
   205,900    Swire Pacific Class B                                                              135,956
                                                                                         ---------------
                                                                                               1,437,280
                                                                                         ---------------

              See accompanying notes to investments in securities.

                                                                                                  MARKET
SHARES                                                                                          VALUE(a)
------                                                                                          --------
   INDIA (.3%)
    Office Equipment (.3%)
    15,700    Satyam Computer ADR                                                        $       129,996
                                                                                         ---------------
   ISRAEL (1.2%)
    Technology (1.2%)
    33,700    Checkpoint Software(b)                                                             487,639
                                                                                         ---------------
   ITALY (1.1%)
    Banks (.4%)
    25,000    San Paolo-IMI                                                                      169,954
    Oil & Gas (.7%)
    20,500    ENI SPA                                                                            273,804
                                                                                         ---------------
                                                                                                 443,758
                                                                                         ---------------
  JAPAN (4.8%)
    Drugs (1.1%)
    14,000    Ono Pharmaceutical                                                                 435,655
    Electrical Equipment (1.2%)
    34,000    Hitachi                                                                            118,418
    37,000    NEC                                                                                122,002
     7,100    Sony Corporation                                                                   251,476
    Investment Bankers/Brokers (.6%)
    23,600    Nomura Securities                                                                  245,792
    Machinery (.6%)
    66,000    Komatsu                                                                            242,672
    Telecommunication (1.3%)
       158    Nippon Telegraph & Telephone Corporation                                           536,971
                                                                                         ---------------
                                                                                               1,952,986
                                                                                         ---------------
   MEXICO (.9%)
    Mining (.5%)
    86,560    Grupo Carso S.A.(b)                                                                207,411
    Telecommunication (.4%)
     5,700    Telefonos de Mexico ADR                                                            169,404
                                                                                         ---------------
                                                                                                 376,815
                                                                                         ---------------
   NETHERLANDS (2.2%)
    Chemicals (.6%)
    12,180    Akzo Nobel                                                                         242,159
    Electrical Equipment (.8%)
    21,100    Philips Electronics                                                                331,320
    Insurance (.8%)
    27,960    ING Group                                                                          323,100
                                                                                         ---------------
                                                                                                 896,579
                                                                                         ---------------

              See accompanying notes to investments in securities.

                                                                                                  MARKET
SHARES                                                                                          VALUE(a)
------                                                                                          --------
   NEW ZEALAND (.5%)
    Telecommunication (.5%)
    87,000    Telecom Corporation of New Zealand                                         $       217,914
                                                                                         ---------------
   SOUTH KOREA (2.4%)
    Electric Companies (.7%)
    33,550    Korea Electric Power                                                               267,729
    Electrical Equipment (.8%)
     3,000    Samsung Electronics GDR                                                            339,000
    Technology (.9%)
    21,900    KT Corporation ADR                                                                 376,023
                                                                                         ---------------
                                                                                                 982,752
                                                                                         ---------------
   SPAIN (1.8%)
    Electric Companies (1.1%)
    26,772    Iberdrola SA                                                                       436,159
    Oil & Gas (.7%)
    20,550    Repsol                                                                             296,447
    Telecommunication (--)
       549    Telefonica SA(b)                                                                     5,099
                                                                                         ---------------
                                                                                                 737,705
                                                                                         ---------------
   SWEDEN (4.8%)
    Banks (2.3%)
    35,600    Foreningssparbanken                                                                411,466
   113,190    Nordic                                                                             496,522
    Machinery (.7%)
    14,600    Atlas Copco                                                                        288,420
    Trucks and Parts (1.8%)
    17,200    Autoliv                                                                            343,484
    20,800    Volvo Free 'B'                                                                     369,197
                                                                                         ---------------
                                                                                               1,909,089
                                                                                         ---------------
   SWITZERLAND (2.9%)
    Banks (.6%)
     6,000    UBS AG(b)                                                                          255,281
    Food (1.2%)
     2,400    Nestle SA                                                                          475,045
    Human Resources (.4%)
     5,600    Adecco                                                                             155,596
    Insurance (.7%)
     5,350    Swiss Reinsurance                                                                  262,463
                                                                                         ---------------
                                                                                               1,148,385
                                                                                         ---------------

              See accompanying notes to investments in securities.

                                                                                                  MARKET
SHARES                                                                                          VALUE(a)
------                                                                                          --------
   UNITED KINGDOM (11.1%)
    Chemicals (.9%)
    76,909    Imperial Chemical Industries                                               $       111,841
    44,000    Shire Pharmaceuticals                                                              268,110
    Electrical Equipment (1.4%)
   126,910    BAE Systems PLC                                                                    224,672
   206,000    Chubb PLC                                                                          190,484
   137,200    Kidde PLC                                                                          144,215
    37,000    WPP Group                                                                          199,431
    Food (.8%)
    90,400    J Sainsbury PLC                                                                    314,360
    Investment Bankers/Brokers (.6%)
    43,500    Abbey National                                                                     226,215
    Manufacturing (1.1%)
    80,000    Brambles Industries PLC                                                            192,207
   218,600    Rolls-Royce PLC                                                                    244,463
    Medical Products/Supplies (.6%)
    34,850    Nycomed Amersham                                                                   229,077
    Mining (1.3%)
   100,220    BHP Billiton PLC                                                                   502,168
    Oil & Gas (2.0%)
    74,800    LLoyds TSB Group PLC                                                               380,709
    69,300    Shell Transportation & Trading Company PLC                                         418,987
    Publishing (.3%)
    33,415    United Business Media PLC                                                          114,614
    Retail (.8%)
    75,544    Marks & Spencer Group                                                              336,732
    Telecommunication (.8%)
   287,990    Cable & Wireless PLC                                                               314,096
                                                                                         ---------------
                                                                                               4,412,381
                                                                                         ---------------
Total common stock (cost: $29,957,426)                                                        21,710,056
                                                                                         ---------------
PREFERRED STOCK (.6%)
   GERMANY (.6%)
    Trucks and Parts (.6%)
     9,430    Volkswagen                                                                         225,763
                                                                                         ---------------
Total preferred stock (cost: $247,427)                                                           225,763
                                                                                         ---------------

              See accompanying notes to investments in securities.

                                                                                                  MARKET
PRINCIPAL                                                  COUPON       MATURITY                VALUE(a)
---------                                                  ------       --------                --------
LONG-TERM DEBT SECURITIES (40.2%)(c)
   AUSTRALIA (1.4%)
    Government (1.4%)
       550,000  New South Wales Treasury
                Corporation (Australian Dollar)             6.500%      05/01/06         $       348,413
       314,000  Queensland Treasury
                Corporation (Australian Dollar)             6.500%      06/14/05                 196,911
                                                                                         ---------------
                                                                                                 545,324
                                                                                         ---------------
   AUSTRIA (1.1%)
    Government (1.1%)
        70,000  Republic of Austria
                (European Currency Unit)                    4.000%      07/15/09                  78,286
       300,000  Republic of Austria
                (European Currency Unit)                    5.000%      07/15/12                 350,897
                                                                                         ---------------
                                                                                                 429,183
                                                                                         ---------------
   BELGIUM (1.9%)
    Government (1.9%)
       100,000  Belgium Government
                (European Currency Unit)                    4.750%      09/28/06                 115,674
       100,000  Belgium Government
                (European Currency Unit)                    5.000%      09/28/12                 116,584
       405,000  Belgium Government
                (European Currency Unit)                    7.500%      07/29/08                 528,997
                                                                                         ---------------
                                                                                                 761,255
                                                                                         ---------------
   CANADA (1.3%)
    Government (1.3%)
       748,000  Canadian Government
                (Canadian Dollar)                           6.000%      06/01/11                 541,889
                                                                                         ---------------
   DENMARK (1.6%)
    Government (1.6%)
     2,864,000  Kingdom of Denmark
                (Danish Kroner)                             5.000%      08/15/05                 440,693
     1,400,000  Kingdom of Denmark
                (Danish Kroner)                             5.000%      11/15/13                 217,480
                                                                                         ---------------
                                                                                                 658,173
                                                                                         ---------------
   FINLAND (1.0%)
    Government (1.0%)
        60,000  Finnish Government
                (European Currency Unit)                    5.000%      04/25/09                  70,737
       280,000  Finnish Government
                (European Currency Unit)                    5.750%      02/23/11                 344,951
                                                                                         ---------------
                                                                                                 415,688
                                                                                         ---------------

              See accompanying notes to investments in securities.

                                                                                                  MARKET
PRINCIPAL                                                  COUPON       MATURITY                VALUE(a)
---------                                                  ------       --------                --------
   FRANCE (3.6%)
    Government (3.6%)
       297,000  Government of France
                (European Currency Unit)                    4.000%      01/12/04         $       328,110
       992,000  Government of France
                (European Currency Unit)                    4.000%      10/25/09               1,104,120
                                                                                         ---------------
                                                                                               1,432,230
                                                                                         ---------------
   GERMANY (4.1%)
    Government (4.1%)
       870,000  Bundesrepublic
                (European Currency Unit)                    5.000%      07/04/11               1,020,545
       531,000  Bundesrepublic
                (European Currency Unit)                    6.000%      07/04/07                 644,439
                                                                                         ---------------
                                                                                               1,664,984
                                                                                         ---------------
   IRELAND (1.6%)
    Government (1.6%)
       540,000  Irish Government
                (European Currency Unit)                    5.000%      04/18/13                 631,556
                                                                                         ---------------
   ITALY (2.8%)
    Government (2.8%)
       447,000  Buoni Poliennali del Tesoro
                (European Currency Unit)                    5.500%      11/01/10                 538,854
       479,001  Buoni Poliennali del Tesoro
                (European Currency Unit)                    7.750%      11/01/06                 607,623
                                                                                         ---------------
                                                                                               1,146,477
                                                                                         ---------------
   NETHERLANDS (2.9%)
    Government (2.9%)
       990,000  Netherlands Government
                (European Currency Unit)                    5.750%      02/15/07               1,186,434
                                                                                         ---------------
   NEW ZEALAND (4.1%)
    Government (4.1%)
       900,000  Government of New Zealand
                (New Zealand Dollar)                        6.000%      11/15/11                 499,858
     1,950,000  Government of New Zealand
                (New Zealand Dollar)                        7.000%      07/15/09               1,147,143
                                                                                         ---------------
                                                                                               1,647,001
                                                                                         ---------------
   NORWAY (1.6%)
    Government (1.6%)
     3,000,000  Kingdom of Norway
                (Norwegian Krone)                           6.000%      05/16/11                 433,668


              See accompanying notes to investments in securities.

                                                                                                  MARKET
PRINCIPAL                                                  COUPON       MATURITY                VALUE(a)
---------                                                  ------       --------                --------
NORWAY--CONTINUED
     1,500,000  Kingdom of Norway
                (Norwegian Krone)                           6.750%      01/15/07         $       218,219
                                                                                         ---------------
                                                                                                 651,887
                                                                                         ---------------
   SPAIN (4.1%)
    Government (4.1%)
       100,000  Government of Spain
                (European Currency Unit)                    4.800%      10/31/06                 116,043
       630,000  Government of Spain
                (European Currency Unit)                    5.000%      07/30/12                 737,434
       350,000  Government of Spain
                (European Currency Unit)                    6.000%      01/31/08                 427,232
       294,000  Government of Spain
                (European Currency Unit)                   10.150%      01/31/06                 384,074
                                                                                         ---------------
                                                                                               1,664,783
                                                                                         ---------------
   SWEDEN (4.1%)
    Government (4.1%)
     1,000,000  Sweden Kingdom
                (Swedish Krona)                             3.500%      04/20/06                 116,996
     7,180,000  Sweden Kingdom
                (Swedish Krona)                             5.500%      10/08/12                 902,184
     3,100,000  Sweden Kingdom
                (Swedish Krona)                             6.000%      02/09/05                 381,223
     1,800,000  Sweden Kingdom
                (Swedish Krona)                             6.500%      05/05/08                 235,478
                                                                                         ---------------
                                                                                               1,635,881
                                                                                         ---------------
   UNITED KINGDOM (3.0%)
    Government (3.0%)
       673,000  United Kingdom
                (British Sterling Pound)                    7.500%      12/07/06               1,197,494
                                                                                         ---------------
Total long-term debt securities (cost: $13,913,310)                                           16,210,239
                                                                                         ---------------

              See accompanying notes to investments in securities.

                                                                                                  MARKET
PAR/SHARES                                                 COUPON       MATURITY                VALUE(a)
----------                                                 ------       --------                --------
SHORT-TERM SECURITIES (1.7%)
       209,000  Government of France
                (European Currency Unit)                    6.750%      10/25/03         $       233,417
     1,000,000  Norwegian Treasury Bill
                (Norwegian Krone)                           4.250%       9/17/03                 134,676
       339,451  Bankers Trust Institutional
                Liquid Assets, current
                rate 1.760%                                                                      339,451
                                                                                         ---------------
              Total short-term securities
              (cost: $657,073)                                                                   707,544
                                                                                         ---------------
              Total investments in securities
              (cost: $44,775,236)(d)                                                     $    38,853,602
                                                                                         ===============

NOTES TO INVESTMENTS IN SECURITIES
(a) Securities are valued by procedures described in note 2 to the financial statements.
(b)  Presently non-income producing.
(c) Principal amounts for foreign debt securities are denominated in the currencies indicated.
(d) At March 31, 2003 the cost of securities for federal income tax purposes was $44,837,275. The aggregate unrealized appreciation and depreciation of investments in securities based on their cost were:

     Gross unrealized appreciation                                                       $     2,466,587
     Gross unrealized depreciation                                                            (8,450,260)
                                                                                         ---------------
     Net unrealized depreciation                                                         $    (5,983,673)
                                                                                         ===============

                 See accompanying notes to financial statements.

ADVANTUS MONEY MARKET FUND
INVESTMENTS IN SECURITIES
MARCH 31, 2003 (UNAUDITED)

(Percentages of each investment category relate to total net assets.)

PRINCIPAL                                                 RATE          MATURITY            VALUE(a)
---------                                                 ----          --------            --------
COMMERCIAL PAPER (63.3%)
   BASIC MATERIALS (5.3%)
    Agriculture Products (2.8%)
   $ 1,100,000  Archer-Daniels-Midland
                Company(b)                                  1.190%      05/13/03         $     1,098,473
                                                                                         ---------------
    Chemicals (2.5%)
     1,000,000  E I Du Pont De Nemours and
                Company                                     1.240%      04/23/03                 999,273
                                                                                         ---------------
   CAPITAL GOODS (2.5%)
    Office Equipment (2.5%)
     1,000,000  Pitney Bowes Credit
                Corporation                                 1.300%      04/01/03               1,000,000
                                                                                         ---------------
   COMMUNICATION SERVICES (2.8%)
    Telephone (2.8%)
       500,000  BellSouth Corporation (b)                   1.230%      04/04/03                 499,949
       600,000  BellSouth Corporation (b)                   1.230%      04/08/03                 599,856
                                                                                         ---------------
                                                                                               1,099,805
                                                                                         ---------------
   CONSUMER CYCLICAL (9.2%)
    Household Products (4.6%)
     1,800,000  Procter & Gamble
                Company(b)                                  1.180%      04/25/03               1,798,584
                                                                                         ---------------
    Publishing (4.6%)
     1,000,000  Gannett Company, Inc.                       1.250%      04/10/03                 999,695
       800,000  McGraw-Hill, Inc.                           1.240%      04/14/03                 799,653
                                                                                         ---------------
                                                                                               1,799,348
                                                                                         ---------------
   CONSUMER STAPLES (13.1%)
    Beverage (5.6%)
     1,000,000  Anheuser-Busch Companies,
                Inc.(b)                                     1.250%      04/24/03                 999,221
     1,200,000  The Coca-Cola Company                       1.230%      05/16/03               1,198,155
                                                                                         ---------------
                                                                                               2,197,376
                                                                                         ---------------
    Food (2.5%)
     1,000,000  Cargill, Inc.(b)                            1.240%      04/21/03                 999,311
                                                                                         ---------------
    Health Care -- Diversified (2.5%)
     1,000,000  Gillette Company(b)                         1.220%      04/11/03                 999,661
                                                                                         ---------------
    Household Products (2.5%)
     1,000,000  Colgate-Palmolive Company(b)                1.230%      05/01/03                 999,000
                                                                                         ---------------

              See accompanying notes to investments in securities.

PRINCIPAL                                                 RATE          MATURITY            VALUE(a)
---------                                                 ----          --------            --------
   FINANCIAL (16.9%)
    Banks (2.5%)
   $ 1,000,000  Wells Fargo & Company                       1.240%      04/30/03         $       999,001
                                                                                         ---------------
    Commercial Finance (2.6%)
     1,000,000  General Electric Capital
                Corporation                                 1.260%      04/25/03                 999,160
                                                                                         ---------------
    Consumer Finance (5.3%)
     1,100,000  AIG Sunamerica Global
                Financing II                                1.190%      04/14/03               1,099,527
     1,000,000  American General Finance
                Corporation                                 1.270%      04/04/03                 999,894
                                                                                         ---------------
                                                                                               2,099,421
                                                                                         ---------------
    Finance -- Diversified (3.9%)
     1,000,000  Verizon Net Fund                            1.250%      05/06/03                 998,785
       540,000  Verizon Net Fund                            1.260%      04/07/03                 539,883
                                                                                         ---------------
                                                                                               1,538,668
                                                                                         ---------------
    Investment Bankers/Brokers (2.6%)
       500,000  Merrill Lynch &
                Company, Inc.                               1.190%      04/09/03                 499,868
       500,000  Merrill Lynch &
                Company, Inc.                               1.210%      05/01/03                 499,508
                                                                                         ---------------
                                                                                                 999,376
                                                                                         ---------------
   HEALTH CARE (10.9%)
    Drugs (8.1%)
     1,200,000  Abbott Laboratories(b)                      1.240%      04/02/03               1,199,959
     1,000,000  Pfizer, Inc.(b)                             1.220%      04/02/03                 999,966
     1,000,000  Schering-Plough
                Corporation                                 1.250%      04/02/03                 999,965
                                                                                         ---------------
                                                                                               3,199,890
                                                                                         ---------------
    Health Care -- Diversified (2.8%)
     1,100,000  Johnson & Johnson, Inc.(b)                  1.130%      04/16/03               1,099,482
                                                                                         ---------------
   TRANSPORTATION (2.6%)
    Air Freight (2.6%)
     1,000,000  United Parcel Service, Inc.                 1.140%      04/17/03                 999,493
                                                                                         ---------------
Total commercial paper (cost: $24,925,322)                                                    24,925,322
                                                                                         ---------------

              See accompanying notes to investments in securities.

PRINCIPAL                                                 RATE          MATURITY            VALUE(a)
---------                                                 ----          --------            --------
U.S. GOVERNMENT OBLIGATIONS (20.5%)
   $ 1,000,000  Federal Home Loan Bank                      1.200%      04/30/03         $       999,033
     1,300,000  Federal Home Loan Mortgage
                Corporation                                 1.210%      05/01/03               1,298,689
     1,000,000  Federal Home Loan Mortgage
                Corporation                                 1.210%      05/02/03                 998,958
       950,000  Federal National Mortgage
                Association                                 1.210%      04/09/03                 949,745
       823,000  Federal National Mortgage
                Association                                 1.220%      05/15/03                 821,773
     1,500,000  Federal National Mortgage
                Association                                 1.225%      04/11/03               1,499,490
     1,500,000  Federal National Mortgage
                Association                                 1.230%      04/29/03               1,498,565
                                                                                         ---------------
Total U.S. government obligations (cost: $8,066,253)                                           8,066,253
                                                                                         ---------------
OTHER SHORT-TERM INVESTMENTS (9.1%)
   CONSUMER CYCLICAL (5.2%)
    Food (5.2%)
     2,000,000  H.J. Heinz Company 144A
                Issue(c)                                    6.561%      11/15/03               2,053,707
                                                                                         ---------------
   FINANCIAL (3.9%)
    Finance -- Diversified (3.9%)
     1,500,000  Associates Corporation of
                North America                               5.750%      11/01/03               1,538,820
                                                                                         ---------------
Total other short-term investments (cost: $3,592,527)                                          3,592,527
                                                                                         ---------------

SHARES
------
MONEY MARKET FUNDS (7.0%)
       821,406  Federated Prime Obligations Fund,
                current rate 1.270%                                                              821,406
     1,809,457  One Group Institutional Prime Money Market Fund,
                current rate 1.290%                                                            1,809,457
       107,910  Wells Fargo & Company, current rate 1.431%                                       107,910
                                                                                         ---------------
                Total short-term securities
                (cost: $2,738,773)                                                             2,738,773
                                                                                         ---------------
                Total investments in securities
                (cost: $39,322,875)(d)                                                   $    39,322,875
                                                                                         ===============

              See accompanying notes to investments in securities.

NOTES TO INVESTMENTS IN SECURITIES

(a) Securities are valued by procedures described in note 2 to the financial statements.
(b) Commercial paper sold within terms of a private placement memorandum, exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or other "accredited investors." This security has been determined to be liquid under guidelines established by the Board of Directors. In the aggregate such securities represent 28.7% of the Fund's net assets at March 31, 2003.
(c) Long-term debt security sold within terms of a private placement memorandum exempt from registration under Section 144A of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or other "accredited investors". These securities have been determined to be liquid under guidelines established by the Board of Directors.
(d) Also represents the cost of securities for federal income tax purposes at March 31, 2003.

                 See accompanying notes to financial statements.

ADVANTUS MORTGAGE SECURITIES FUND
INVESTMENTS IN SECURITIES
MARCH 31, 2003 (UNAUDITED)

(Percentages of each investment category relate to total net assets.)

                                                                                                  MARKET
PRINCIPAL                                                  COUPON       MATURITY                VALUE(a)
---------                                                  ------       --------                --------
LONG-TERM DEBT SECURITIES (96.7%)
   U.S. GOVERNMENT AND AGENCIES OBLIGATIONS (50.4%)
    Federal Home Loan Mortgage Corporation (FHLMC) (7.5%)
   $ 1,952,661                                              5.500%      12/01/17         $     2,037,176
     2,232,916                                              6.000%      09/01/32               2,326,976
     1,395,036                                              6.500%      03/01/32               1,455,369
     4,065,286                                              6.500%      09/01/32               4,263,976
                                                                                         ---------------
                                                                                              10,083,497
                                                                                         ---------------
    Federal National Mortgage Association (FNMA) (39.9%)
     1,091,068                                              5.500%      02/01/18               1,138,920
     1,485,731                                              5.500%      02/01/18               1,543,414
       421,017                                              6.000%      09/01/32                 439,147
     5,643,866                                              6.000%      10/01/32               5,886,910
     3,014,737                                              6.000%      11/01/32               3,144,559
     1,498,488                                              6.000%      02/01/33               1,555,530
     6,350,000                                              6.000%      03/01/33               6,591,705
       422,157                                              6.500%      11/01/28                 444,243
     1,237,157                                              6.500%      12/01/31               1,298,422
     1,617,761                                              6.500%      02/01/32               1,697,880
     2,550,041                                              6.500%      03/01/32               2,661,995
       287,658                                              6.500%      04/01/32                 301,904
       540,689                                              6.500%      05/01/32                 567,467
     3,245,350                                              6.500%      07/01/32               3,406,076
     3,747,767                                              6.500%      08/01/32               3,933,370
     6,265,346                                              6.500%      09/01/32               6,575,629
       192,457                                              6.500%      10/01/32                 201,989
       237,750                                              7.000%      02/01/29                 252,570
       800,985                                              7.000%      06/01/31                 849,638
       329,304                                              7.000%      09/01/31                 349,314
       928,080                                              7.000%      11/01/31                 983,868
     1,846,793                                              7.000%      02/01/32               1,959,054
     1,394,453                                              7.000%      03/01/32               1,479,224
     3,362,157                                              7.000%      06/01/32               3,566,551
     1,500,000  (h)                                         5.000%      04/01/18               1,540,312
     1,250,000  (h)                                         5.500%      04/01/18               1,296,485
                                                                                         ---------------
                                                                                              53,666,176
                                                                                         ---------------

              See accompanying notes to investments in securities.

                                                                                                  MARKET
PRINCIPAL                                                  COUPON       MATURITY                VALUE(a)
---------                                                  ------       --------                --------
   U.S. GOVERNMENT AND AGENCIES OBLIGATIONS--CONTINUED
    Government National Mortgage Association
      (GNMA) (1.2%)
    $  779,476                                              7.875%      05/15/17         $       888,309
            --  (c)(g)                                      9.280%      07/16/40                 654,280
                                                                                         ---------------
                                                                                               1,542,589
                                                                                         ---------------
    Other Agency Obligations (.4%)
       116,316  Collateralized Mortgage
                Obligation Trust                            5.000%      07/01/18                 116,640
       479,225  EF Hutton Trust II                          9.950%      10/20/18                 480,594
                                                                                         ---------------
                                                                                                 597,234
                                                                                         ---------------
    Vendee Mortgage Trust (.8%)
       295,135  U.S. Department of Veteran
                Affairs(k)                                  7.793%      02/15/25                 319,233
       664,996  U.S. Department of Veteran
                Affairs(k)                                  7.210%      02/15/25                 720,351
                                                                                         ---------------
                                                                                               1,039,584
                                                                                         ---------------
    State and Local Government Obligations (.6%)
       727,000  Pleasant Hill California                    7.950%       09/20/15                785,291
                                                                                         ---------------
                                                                                                 785,291
                                                                                         ---------------
Total U.S. government and agencies obligations
  (cost: $66,651,315)                                                                         67,714,371
                                                                                         ---------------
   ASSET BACKED SECURITIES (18.3%)
     1,800,000  Associates Manufactured
                Housing                                     7.900%      03/15/27               1,913,512
     1,165,000  BankAmerica Manufactured
                Housing Contract Trust                      7.015%      01/10/28               1,216,604
     2,000,000  BankAmerica Manufactured
                Housing Contract Trust                      7.800%      10/10/26               2,148,450
     1,350,000  Fortress CBO Investments I,
                Ltd. 144A Issue(b)(d)                       7.850%      07/25/38               1,511,284
     1,891,582  Green Tree Financial Corporation            6.400%      10/15/18               1,952,392
       927,789  Green Tree Financial Corporation            7.650%      04/15/19                 983,748
     1,943,477  Green Tree Financial Corporation            8.300%      05/15/19               2,086,361
       573,821  Green Tree Financial Corporation            8.300%      11/15/19                 615,604
       705,303  Green Tree Financial Corporation            9.100%      04/15/25                 713,114

              See accompanying notes to investments in securities.

                                                                                                  MARKET
PRINCIPAL                                                  COUPON       MATURITY                VALUE(a)
---------                                                  ------       --------                --------
   ASSET BACKED SECURITIES--CONTINUED
   $ 1,100,000  Lehman ABS Manufactured
                Housing Contract                            5.873%      05/15/22         $     1,122,049
       423,497  Metropolitan Asset Funding,
                Inc. 144A Issue(e)                          6.980%      05/20/12                 433,728
     2,044,353  Mid-State Trust                             7.340%      07/01/35               2,219,372
     2,305,661  Mid-State Trust                             7.400%      07/01/35               2,469,943
       982,041  Mid-State Trust                             7.790%      07/01/35               1,036,472
     1,152,598  Oakwood Mortgage Investors,
                Inc.                                        7.375%      08/15/27               1,182,787
     1,300,015  Oakwood Mortgage Investors,
                Inc. 144A Issue(e)(i)                       8.100%      10/15/21               1,377,203
       531,127  Vanderbilt Mortgage and
                Finance, Inc.                               7.530%      07/07/14                 516,521
     1,000,000  Vanderbilt Mortgage and
                Finance, Inc.                               7.955%      12/07/24               1,117,400
                                                                                         ---------------
Total asset backed securities (cost: $23,954,284)                                             24,616,544
                                                                                         ---------------
   OTHER MORTGAGE-BACKED SECURITIES (27.0%)
    Collateralized Mortgage Obligations/Mortgage
      Revenue Bonds (20.2%)
       105,573  Banco Hipotecario Nacional
                144A Issue(b)(c)(d)(j)                      2.755%      03/25/11                  28,505
       460,008  Banco Hipotecario Nacional
                144A Issue(b)(d)(j)                         7.540%      05/31/17                 124,202
       270,998  Banco Hipotecario Nacional
                144A Issue(b)(d)(j)                         7.916%      07/25/09                  86,719
     1,437,634  Bear Stearns Mortgage
                Securities, Inc.                            6.750%      04/30/30               1,495,410
        26,755  Bear Stearns Mortgage
                Securities, Inc.                            6.750%      05/02/30                  26,692
       579,330  Bear Stearns Mortgage
                Securities, Inc.                            8.000%      11/25/29                 607,033
     1,343,187  BlackRock Capital Finance LP
                144A Issue(e)                               7.750%      09/25/26               1,439,024
       637,531  Chase Mortgage Finance
                Corporation                                 6.750%      11/25/24                 649,025
       689,738  Chase Mortgage Finance
                Corporation                                 6.750%      02/25/25                 704,234
       442,049  Chase Mortgage Finance
                Corporation 144A Issue(c)(e)                6.634%      03/28/25                 454,209
     1,181,017  Chase Mortgage Finance
                Corporation 144A Issue(e)                   6.750%      09/25/31               1,205,255

              See accompanying notes to investments in securities.

                                                                                                  MARKET
PRINCIPAL                                                  COUPON       MATURITY                VALUE(a)
---------                                                  ------       --------                --------
   OTHER MORTGAGE-BACKED SECURITIES--CONTINUED
   $   520,043  Citicorp Mortgage Securities,
                Inc. 144A Issue(c)(e)                       6.303%      09/25/14         $       540,860
       670,451  Citicorp Mortgage Securities,
                Inc. 144A Issue(e)                          7.250%      08/25/27                 681,782
       326,953  Countrywide Funding
                Corporation                                 6.625%      02/25/24                 333,504
     1,266,505  Countrywide Funding
                Corporation                                 7.000%      06/25/24               1,283,299
       230,673  Countrywide Mortgage
                Backed Securities, Inc.                     6.500%      03/25/24                 233,332
       434,038  DLJ Mortgage Acceptance
                Corporation                                 6.750%      01/25/24                 447,545
       160,513  FBS Mortgage Corporation(c)                 7.200%      08/25/24                 160,012
       300,145  First Union Residential
                Securitization Trans, Inc.(c)               6.804%      09/25/26                 309,015
         8,563  Franchise Finance
                Corporation of America 144A
                Issue(c)(e)                                 2.090%      01/18/05                   8,544
       476,446  Franchise Finance
                Corporation of America 144A
                Issue(d)                                    7.800%      07/25/11                 511,984
     1,250,000  Franchise Finance
                Corporation of America 144A
                Issue(e)                                    8.910%      06/25/14               1,342,552
       211,799  GE Capital Mortgage
                Services, Inc.                              6.000%      04/25/09                 215,734
       547,088  GE Capital Mortgage
                Services, Inc.                              6.250%      04/25/14                 569,415
       266,549  GE Capital Mortgage
                Services, Inc. 144A Issue(e)                6.000%      11/25/08                 268,269
       212,963  GE Capital Mortgage
                Services, Inc. 144A Issue(e)                6.500%      01/25/24                 215,254
       169,851  Housing Securities, Inc.                    7.000%      06/25/23                 172,048
     1,500,000  JP Morgan Residential
                Mortgage Acceptance
                Corporation 144A
                Issue(e)(i)                                 5.250%      08/28/30               1,479,375
       612,283  Norwest Asset Securities
                Corporation                                 6.250%      04/25/14                 627,223
     1,006,730  Norwest Asset Securities
                Corporation                                 6.750%      08/25/29               1,032,103
       299,087  Paine Webber Mortgage
                Acceptance Corporation(c)                   6.928%      02/25/24                 302,312
       413,339  Paine Webber Mortgage
                Acceptance Corporation                      8.125%      07/25/09                 412,835

              See accompanying notes to investments in securities.

                                                                                                  MARKET
PRINCIPAL                                                   COUPON      MATURITY                VALUE(a)
---------                                                   ------      --------                --------
OTHER MORTGAGE-BACKED SECURITIES--CONTINUED
   $   266,435  Paine Webber Mortgage
                Acceptance Corporation 144A Issue(e)        6.460%      04/29/24         $       276,978
       611,169  Prudential Home Mortgage Securities         6.050%      04/25/24                 621,540
       693,391  Prudential Home Mortgage Securities         6.500%      04/25/26                 692,629
       312,284  Prudential Home Mortgage
                Securities 144A Issue(c)(e)                 6.762%      09/28/08                 320,143
       497,594  Prudential Home Mortgage
                Securities 144A Issue(c)(d)                 6.774%      04/28/24                 508,024
       471,214  Prudential Home Mortgage
                Securities 144A Issue(c)(e)                 7.336%      09/28/24                 488,908
       253,613  Residential Funding
                Mortgage  Securities                        6.500%      11/25/23                 264,734
       570,653  Residential Funding
                Mortgage Securities                         6.500%      03/25/24                 584,051
       556,126  Residential Funding
                Mortgage Securities                         6.500%      12/25/28                 573,165
       479,045  Residential Funding
                Mortgage Securities                         7.000%      05/25/12                 478,493
     1,382,937  Residential Funding
                Mortgage Securities                         7.000%      10/25/27               1,381,609
       622,615  Residential Funding
                Mortgage Securities                         7.000%      08/25/29                 638,834
       297,194  Residential Funding
                Mortgage Securities                         7.250%      07/25/11                 304,660
       357,653  Securitized Asset Sales, Inc.
                144A Issue(c)(e)                            6.661%      11/28/23                 369,173
     1,733,077  Sequoia Mortgage Funding
                Company 144A Issue(e)                       6.380%      08/28/31               1,750,301
                                                                                         ---------------
                                                                                              27,220,547
                                                                                         ---------------
   Non-Agency Commercial Mortgage-Backed Securities (6.8%)
            --  Asset Securitization
                Corporation(c)(g)                           8.520%      04/14/29                 845,120
            --  Asset Securitization
                Corporation 144A
                Issue(c)(e)(g)                              9.000%      10/13/26                 717,625
            --  Asset Securitization
                Corporation(c)(g)                           9.150%      01/13/15               1,073,291
       958,118  Franchise Finance
                Corporation of America 144A
                Issue(d)                                    7.450%      02/18/22               1,012,967

              See accompanying notes to investments in securities.

                                                                                                  MARKET
PRINCIPAL                                                  COUPON       MATURITY                VALUE(a)
---------                                                  ------       --------                --------
   OTHER MORTGAGE-BACKED SECURITIES--CONTINUED
   $   623,506  GMAC Commercial Mortgage
                Securities(f)(i)                            5.940%      07/01/13         $       625,455
     2,450,000  Paine Webber Mortgage
                Acceptance Corporation 144A
                Issue(e)                                    7.655%      01/02/12               2,693,571
       199,295  Park Avenue Finance
                Corporation 144A Issue(e)                   7.580%      05/12/07         $       224,152
     1,700,000  Park Avenue Finance
                Corporation 144A Issue(e)                   7.680%      05/12/07               1,955,171
                                                                                         ---------------
                                                                                               9,147,352
                                                                                         ---------------
Total other mortgage-backed securities (cost: $35,183,158)                                    36,367,899
                                                                                         ---------------
CORPORATE OBLIGATIONS (1.0%)
   HEALTH CARE (1.0%)
    Managed Care (1.0%)
       500,000  Covenant Retirement
                Communities, Inc.(c)                        6.750%      06/01/04                 508,594
       750,000  Covenant Retirement
                Communities, Inc.(c)                        7.000%      06/01/06                 803,609
                                                                                         ---------------
Total corporate obligations (cost: $1,250,000)                                                 1,312,203
                                                                                         ---------------
Total long-term debt securities (cost: $127,038,757)                                         130,011,017
                                                                                         ---------------

SHARES
------
SHORT-TERM SECURITIES (7.6%)
     5,059,940  Federated Prime Obligations Fund,
                current rate 1.270%                                                            5,059,940
     5,116,785  One Group Institutional Prime Money Market,
                current rate 1.290%                                                            5,116,785
                                                                                         ---------------
                Total short-term securities
                (cost: $10,176,725)                                                           10,176,725
                                                                                         ---------------
                Total investments in securities
                (cost $137,215,482)(l)                                                   $   140,187,742
                                                                                         ===============

              See accompanying notes to investments in securities.

NOTES TO INVESTMENTS IN SECURITIES

(a) Securities are valued by procedures described in note 2 to the financial statements..
(b)  The Fund held 1.3% of net assets in foreign securities at March 31, 2003.
(c)  Variable rate security
(d) Represents ownership in an illiquid security. (See note 9 to the financial statements.) Information concerning the illiquid securities held at March 31, 2003, which includes acquisition date and cost, is as follows:

                                                      ACQUISITION
     SECURITY:                                            DATE            COST
     ---------                                        -----------         ----
     Banco Hipotecario Nacional 144A Issue*             05/18/00      $   428,827
     Banco Hipotecario Nacional 144A Issue*             09/06/02            7,841
     Banco Hipotecario Nacional 144A Issue*              various          261,701
     Franchise Finance Corporation of America
     144A Issue*                                        09/07/01          490,888
     Franchise Finance Corporation of America
     144A Issue*                                        11/26/02          974,886
     Fortress CBO Investments I, Limited 144A Issue*    07/26/00        1,262,973
     Prudential Home Mortgage Securities 144A Issue*    08/24/00          463,123
                                                                      -----------
                                                                      $ 3,890,239
                                                                      ===========

* A 144A Issue represents a security which has not been registered with the Securities and Exchange Commission under the Securities Act of 1933.
(e) Long-term debt security sold within terms of a private placement memorandum exempt from registration under Section 144A of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or other "accredited investors". These securities have been determined to be liquid under guidelines established by the Board of Directors.
(f)  Represents a private placement security.
(g) Interest-only security that entitles holders to receive only interest on the underlying mortgages. The principal amount of the underlying pool represents the notional amount on which current interest is calculated. The yield to maturity of an interest-only security is sensitive to the rate of principle payments on the underlying mortgage assets. The rate disclosed represents the market yield based upon the current cost basis and estimate timing and amount of future cash flows.
(h) At March 31, 2003 the total cost of investments issued on a when-issued or forward commitment basis is $2,828,066.
(i) This security is being fair-valued according to procedures approved by the board of directors.
(j) Security is in default with respect to interest payments. Income is not being accrued on this security and any payments received are treated as a reduction of principal. This security is being fair-valued according to procedures approved by the board of directors.
(k) Represents a debt security with a weighted average net pass-through rate which varies based on the interest rates of the securities in the pool of underlying collateral. The rate disclosed is the rate in effect at March 31, 2003.

(l) At March 31, 2003 the cost of securities for federal income tax purposes was $137,215,482. The aggregate unrealized appreciation and depreciation of investments in securities based on this cost were:

     Gross unrealized appreciation                               $     3,808,808
     Gross unrealized depreciation                                      (836,548)
                                                                 ---------------
     Net unrealized appreciation                                 $     2,972,260
                                                                 ===============

                 See accompanying notes to financial statements.

ADVANTUS SPECTRUM FUND
INVESTMENTS IN SECURITIES
MARCH 31, 2003 (UNAUDITED)

(Percentages of each investment category relate to total net assets.)

                                                                                                  MARKET
SHARES                                                                                          VALUE(a)
------                                                                                          --------
COMMON STOCK (62.1%)
   BASIC MATERIALS (1.9%)
    Chemicals (1.5%)
     4,600    Air Products and Chemicals, Inc.                                           $       190,578
     9,600    E.I. DuPont de Nemours and Company                                                 373,056
     3,600    The Dow Chemical Company                                                            99,396
     3,100    The Sherwin-Williams Company                                                        81,933
                                                                                         ---------------
                                                                                                 744,963
                                                                                         ---------------
    Paper and Forest (.4%)
     3,700    Weyerhaeuser Company                                                               176,971
                                                                                         ---------------

   CAPITAL GOODS (3.2%)
    Aerospace/Defense (.3%)
     2,700    United Technologies Corporation                                                    156,006
                                                                                         ---------------
    Electrical Equipment (1.7%)
    31,056    General Electric Company                                                           791,928
                                                                                         ---------------
    Manufacturing (1.2%)
     2,500    3M Company                                                                         325,075
    20,600    Tyco International, Ltd.(c)                                                        264,916
                                                                                         ---------------
                                                                                                 589,991
                                                                                         ---------------

   COMMUNICATION SERVICES (2.1%)
    Cellular (.2%)
    13,900    AT&T Wireless Services, Inc.(b)                                                     91,740
                                                                                         ---------------
    Telecommunication (.2%)
     2,580    Qualcomm, Inc.                                                                      93,035
                                                                                         ---------------
    Telephone (1.7%)
     9,800    BellSouth Corporation                                                              212,366
     7,800    SBC Communications, Inc.                                                           156,468
    12,500    Verizon Communications, Inc.                                                       441,875
                                                                                         ---------------
                                                                                                 810,709
                                                                                         ---------------

   CONSUMER CYCLICAL (6.8%)
    Auto (.3%)
     2,400    Eaton Corporation                                                                  167,880
                                                                                         ---------------
    Leisure (1.5%)
    37,700    Brunswick Corporation                                                              716,300
                                                                                         ---------------
    Lodging -- Hotel (.4%)
    15,900    Hilton Hotels Corporation                                                          184,599
                                                                                         ---------------

              See accompanying notes to investments in securities.

                                                                                                  MARKET
SHARES                                                                                          VALUE(a)
------                                                                                          --------
   CONSUMER CYCLICAL--CONTINUED
    Retail (4.6%)
     2,800    Autozone, Inc.(b)                                                          $       192,388
     7,200    Bed Bath & Beyond, Inc.(b)                                                         248,688
     5,200    CVS Corporation                                                                    124,020
     9,200    Darden Restaurants, Inc.                                                           164,220
     9,000    Family Dollar Stores                                                               277,920
    10,500    Home Depot, Inc.                                                                   255,780
     5,600    JC Penney Company                                                                  109,984
     5,300    Lowe's Companies, Inc.                                                             216,346
    12,800    Wal-Mart Stores, Inc.                                                              665,984
                                                                                         ---------------
                                                                                               2,255,330
                                                                                         ---------------

   CONSUMER STAPLES (8.0%)
    Beverage (1.2%)
     6,900    Constellation Brands, Inc.(b)                                                      156,630
     4,200    Pepsi Bottling Group, Inc.                                                          75,306
     2,900    Pepsico, Inc.                                                                      116,000
     6,200    The Coca-Cola Company                                                              250,976
                                                                                         ---------------
                                                                                                 598,912
                                                                                         ---------------
    Broadcasting (1.5%)
    13,200    Clear Channel Communications, Inc.(b)                                              447,744
     5,467    Comcast Corporation Class A(b)                                                     156,301
     5,600    Comcast Corporation Special Class A(b)                                             153,944
                                                                                         ---------------
                                                                                                 757,989
                                                                                         ---------------
    Entertainment (1.5%)
    26,500    The Walt Disney Company                                                            451,030
     7,500    Viacom, Inc.(b)                                                                    273,900
                                                                                         ---------------
                                                                                                 724,930
                                                                                         ---------------
    Household Products (2.2%)
     9,700    Colgate-Palmolive Company                                                          528,068
     6,000    Procter & Gamble Company                                                           534,300
                                                                                         ---------------
                                                                                               1,062,368
                                                                                         ---------------
    Personal Care (.6%)
     4,700    Avon Products, Inc.                                                                268,135
                                                                                         ---------------
    Service (1.0%)
    11,800    Ceridian Corporation(b)                                                            164,964
    10,500    Manpower, Inc.                                                                     313,740
                                                                                         ---------------
                                                                                                 478,704
                                                                                         ---------------

              See accompanying notes to investments in securities.

                                                                                                  MARKET
SHARES                                                                                          VALUE(a)
------                                                                                          --------
   ENERGY (4.7%)
    Oil (2.8%)
     3,300    ConocoPhillips                                                             $       176,880
     1,800    Devon Energy Corporation                                                            86,796
    30,600    Exxon Mobil Corporation                                                          1,069,470
                                                                                         ---------------
                                                                                               1,333,146
                                                                                         ---------------
    Oil & Gas (1.9%)
     9,100    Ensco International, Inc.                                                          232,141
    10,256    Nabors Industries, Ltd.(b)(c)                                                      408,907
     8,200    Smith International, Inc.(b)                                                       288,886
                                                                                         ---------------
                                                                                                 929,934
                                                                                         ---------------

   FINANCIAL (13.4%)
    Banks (5.4%)
     9,000    Bank of America Corporation                                                        601,560
     4,600    Charter One Financial, Inc.                                                        127,236
     4,500    FleetBoston Financial Corporation                                                  107,460
     2,500    Northern Trust Corporation                                                          76,125
    19,300    U.S. Bancorp                                                                       366,314
    21,200    Wachovia Corporation                                                               722,284
     9,900    Wells Fargo & Company                                                              445,401
     3,700    Zions BanCorporation                                                               158,286
                                                                                         ---------------
                                                                                               2,604,666
                                                                                         ---------------
    Consumer Finance (1.1%)
    10,000    American Express Company                                                           332,300
    11,900    MBNA Corporation                                                                   179,095
                                                                                         ---------------
                                                                                                 511,395
                                                                                         ---------------
    Finance -- Diversified (.6%)
     2,900    Fannie Mae                                                                         189,515
     2,000    Freddie Mac                                                                        106,200
                                                                                         ---------------
                                                                                                 295,715
                                                                                         ---------------
    Insurance (1.5%)
    11,400    American International Group                                                       563,730
    12,300    Travelers Property Casualty Corporation                                            173,307
                                                                                         ---------------
                                                                                                 737,037
                                                                                         ---------------
    Investment Bankers/Brokers (3.2%)
    23,000    Citigroup, Inc.                                                                    792,350
     2,600    Goldman Sachs Group, Inc.                                                          177,008
     7,100    Merrill Lynch & Company, Inc.                                                      251,340

              See accompanying notes to investments in securities.

                                                                                                  MARKET
SHARES                                                                                          VALUE(a)
------                                                                                          --------
   FINANCIAL--CONTINUED
     4,600    Morgan Stanley                                                             $       176,410
     6,200    T Rowe Price Group, Inc.                                                           168,138
                                                                                         ---------------
                                                                                               1,565,246
                                                                                         ---------------
    Real Estate (.6%)
    11,100    Boardwalk Equities, Inc.(c)                                                        110,112
     8,606    Brookfield Properties Corporation(c)                                               169,108
                                                                                         ---------------
                                                                                                 279,220
                                                                                         ---------------
    Real Estate Investment Trust --  Shopping Centers (.4%)
     8,300    Developers Diversified Realty Corporation                                          200,445
                                                                                         ---------------
    Real Estate Investment Trust -- Warehouse/Industrial (.6%)
    10,900    Prologis                                                                           275,988
                                                                                         ---------------

   HEALTH CARE (9.2%)
    Biotechnology (1.3%)
    11,200    Amgen, Inc.(b)                                                                     644,560
                                                                                         ---------------
    Drugs (4.2%)
    10,900    Bristol-Myers Squibb Company                                                       230,317
     3,300    Merck & Company, Inc.                                                              180,774
    34,725    Pfizer, Inc.                                                                     1,082,031
     6,000    Schering-Plough Corporation                                                        106,980
    12,300    Wyeth                                                                              465,186
                                                                                         ---------------
                                                                                               2,065,288
                                                                                         ---------------
    Health Care -- Diversified (1.6%)
     4,800    Abbott Laboratories                                                                180,528
    10,000    Johnson & Johnson                                                                  578,700
                                                                                         ---------------
                                                                                                 759,228
                                                                                         ---------------
    Managed Care (.6%)
     4,900    Express Scripts, Inc.(b)                                                           272,832
                                                                                         ---------------
    Medical Products/Supplies (.9%)
     3,700    Medtronic, Inc.                                                                    166,944
     3,400    St Jude Medical, Inc.(b)                                                           165,750
     2,000    Zimmer Holdings, Inc.(b)                                                            97,260
                                                                                         ---------------
                                                                                                 429,954
                                                                                         ---------------
    Special Services (.6%)
    10,500    Fisher Scientific International, Inc.(b)                                           293,580
                                                                                         ---------------

   TECHNOLOGY (10.9%)
    Communications Equipment (.1%)
     3,300    Comverse Technology, Inc.(b)                                                        37,323
                                                                                         ---------------

              See accompanying notes to investments in securities.

                                                                                                  MARKET
SHARES                                                                                          VALUE(a)
------                                                                                          --------
   TECHNOLOGY--CONTINUED
    Computer Hardware (3.8%)
    12,260    Dell Computer Corporation(b)                                               $       334,821
    28,300    Hewlett-Packard Company                                                            440,065
     6,900    International Business Machines Corporation                                        541,167
    17,000    Seagate Technology(b)(c)                                                           175,440
    44,000    Symbol Technologies, Inc.                                                          378,840
                                                                                         ---------------
                                                                                               1,870,333
                                                                                         ---------------
    Computer Networking (.6%)
    23,185    Cisco Systems, Inc.(b)                                                             299,086
                                                                                         ---------------
    Computer Services & Software (2.9%)
    41,576    Microsoft Corporation                                                            1,006,555
    17,200    Oracle Corporation(b)                                                              186,603
    11,400    Siebel Systems, Inc.(b)                                                             91,314
     5,800    Veritas Software Corporation(b)                                                    101,964
                                                                                         ---------------
                                                                                               1,386,436
                                                                                         ---------------
    Electrical Instruments (.1%)
    17,600    JDS Uniphase Corporation(b)                                                         50,160
                                                                                         ---------------
    Electrical Semiconductor (2.0%)
     5,700    Entegris, Inc.(b)                                                                   56,772
    13,100    Intel Corporation                                                                  213,268
     6,600    Intersil Corporation(b)                                                            102,696
    14,600    National Semiconductor Corporation(b)                                              248,784
     2,100    Novellus Systems, Inc.(b)                                                           57,267
    18,286    Texas Instruments, Inc.                                                            299,342
                                                                                         ---------------
                                                                                                 978,129
                                                                                         ---------------
    Electronics -- Computer Distribution (.8%)
     3,900    Cree, Inc.(b)                                                                       72,228
     7,300    WW Grainger, Inc.                                                                  313,170
                                                                                         ---------------
                                                                                                 385,398
                                                                                         ---------------
    Service -- Data Processing (.3%)
     4,100    First Data Corporation                                                             151,741
                                                                                         ---------------
    Telecommunication (.3%)
     6,900    UTStarcom, Inc.(b)                                                                 137,931
                                                                                         ---------------

   TRANSPORTATION (.7%)
    Airlines (.2%)
    13,300    Northwest Airlines Corporation(b)                                                   91,770
                                                                                         ---------------
    Auto (.2%)
     2,000    Polaris Industries, Inc.                                                            99,440
                                                                                         ---------------

              See accompanying notes to investments in securities.

                                                                                                  MARKET
SHARES                                                                                          VALUE(a)
------                                                                                          --------
   TRANSPORTATION--CONTINUED
    Railroads (.3%)
     3,200    Canadian National Railway Company(c)                                       $       136,960
                                                                                         ---------------

   UTILITIES (1.2%)
    Electric Companies (1.2%)
    12,000    NiSource, Inc.                                                                     218,400
     6,300    PG&E Corporation(b)                                                                 84,735
     4,700    PPL Corporation                                                                    167,367
     3,100    Public Service Enterprise Group, Inc.                                              113,739
                                                                                         ---------------
                                                                                                 584,241
                                                                                         ---------------
Total common stock (cost: $30,403,262)                                                        30,077,672
                                                                                         ---------------

   S&P DEPOSITORY RECEIPT (.5%)
     3,100    S&P Depository Receipt                                                             263,097
                                                                                         ---------------
Total S&P Depository Receipt (cost: $267,738)                                                    263,097
                                                                                         ---------------

PRINCIPAL                                                  COUPON       MATURITY
---------                                                  ------       --------
LONG-TERM DEBT SECURITIES (34.8%)
   U.S. GOVERNMENT AND AGENCIES OBLIGATIONS (17.7%)
    Federal Home Loan Mortgage Corporation (FHLMC) (2.8%)
     $ 488,165                                              5.500%      12/01/17                 509,294
       813,057                                              6.500%      09/01/32                 852,795
                                                                                         ---------------
                                                                                               1,362,089
                                                                                         ---------------
    Federal National Mortgage Association (FNMA) (9.4%)
       250,000                                              2.750%      06/09/05                 252,437
       172,636                                              4.000%      04/25/22                 173,914
       987,120                                              6.000%      09/01/17               1,039,098
       195,505                                              6.230%      01/01/08                 216,312
       251,140                                              6.500%      10/01/28                 264,279
       170,360                                              6.500%      02/01/29                 179,273
       334,240                                              6.500%      02/01/32                 350,794
        83,011                                              6.500%      03/01/32                  86,655
       184,901                                              6.500%      09/01/32                 194,058
        91,473                                              7.000%      09/01/31                  97,032
       408,355                                              7.000%      11/01/31                 432,902
       400,098                                              7.000%      02/01/32                 424,416
       201,182                                              7.000%      02/01/32                 213,412
       193,903                                              7.000%      03/01/32                 205,691
       121,786                                              7.000%      06/01/32                 129,189
       272,703                                              7.000%      07/01/32                 289,281
                                                                                         ---------------
                                                                                               4,548,743
                                                                                         ---------------

              See accompanying notes to investments in securities.

                                                                                                  MARKET
PRINCIPAL                                                  COUPON       MATURITY                VALUE(a)
---------                                                  ------       --------                --------
    Government National Mortgage Association (GNMA) (.7%)
       300,167                                              7.375%      11/15/11         $       332,348
                                                                                         ---------------
    Other Agency Obligations (.3%)
       150,000  Federal Home Loan Bank(d)                   1.895%      09/11/06                 149,958
                                                                                         ---------------
    U.S. Treasury (4.5%)
       375,000  Bond                                        5.375%      02/15/31                 405,645
       550,000  Bond                                        6.000%      02/15/26                 630,180
       150,000  Bond                                        6.125%      08/15/29                 175,693
       400,000  Note                                        3.875%      02/15/13                 401,672
       525,000  Note                                        4.625%      05/15/06                 565,769
                                                                                         ---------------
                                                                                               2,178,959
                                                                                         ---------------
Total U.S. government and agencies obligations
  (cost: $8,266,807)                                                                           8,572,097
                                                                                         ---------------
CORPORATE OBLIGATIONS (17.1%)
   BASIC MATERIALS (2.6%)
    Agriculture Products (1.5%)
     $ 450,000  Archer-Daniels-Midland Company              7.000%      02/01/31                 519,260
       150,000  Cargill, Inc. 144A Issue(f)                 6.375%      06/01/12                 168,280
                                                                                         ---------------
                                                                                                 687,540
                                                                                         ---------------
    Construction (1.1%)
       150,000  Hanson Australia Funding(c)                 5.250%      03/15/13                 146,892
       350,000  Vulcan Materials Company                    6.400%      02/01/06                 386,050
                                                                                         ---------------
                                                                                                 532,942
                                                                                         ---------------
   CONSUMER CYCLICAL (1.5%)
    Auto (.4%)
       200,000  ERAC USA Finance Company
                144A Issue(f)                               7.500%      06/15/03                 202,081
                                                                                         ---------------
    Publishing (.8%)
       350,000  Gannett Company, Inc.                       5.500%      04/01/07                 383,536
                                                                                         ---------------
    Service (.3%)
       150,000  PHH Corporation                             7.125%      03/01/13                 150,747
                                                                                         ---------------
   CONSUMER STAPLES (1.4%)
    Beverage (.2%)
       100,000  Diageo Capital PLC(c)                       3.500%      11/19/07                 101,098
                                                                                         ---------------
    Food (.8%)
       250,000  ConAgra Foods, Inc.(d)                      2.120%      09/10/03                 250,269
       100,000  Unilever Capital Corporation                5.900%      11/15/32                 103,012
                                                                                         ---------------
                                                                                                 353,281
                                                                                         ---------------

              See accompanying notes to investments in securities.

                                                                                                  MARKET
PRINCIPAL                                                  COUPON       MATURITY                VALUE(a)
---------                                                  ------       --------                --------
   CONSUMER STAPLES--CONTINUED
    Retail (.4%)
       200,000  American Stores Company                     7.200%      06/09/03         $       201,797
                                                                                         ---------------
   ENERGY (.5%)
     Oil (.5%)
       250,000  Conoco, Inc.(d)                             2.226%      04/15/03                 250,061
                                                                                         ---------------
   FINANCIAL (10.2%)
    Asset-Backed Securities (1.3%)
     $ 250,000  Fortress CBO Investments I,
                Ltd. 144A Issue(c)(e)                       7.850%      07/25/38                 279,868
       250,000  Lehman ABS Manufactured
                Housing Contract                            5.873%      05/15/22                 255,011
        99,627  Mid-State Trust                             7.340%      07/01/35                 108,157
                                                                                         ---------------
                                                                                                 643,036
                                                                                         ---------------
    Auto Finance (.2%)
       100,000  General Motors Acceptance
                Corporation                                 6.125%      08/28/07                 102,551
                                                                                         ---------------
    Banks (.4%)
       200,000  St. George Funding Company
                LLC 144A Issue(c)(d)(e)                     8.485%      12/29/49                 210,108
                                                                                         ---------------
    Collateralized Mortgage Obligations/Mortgage
      Revenue Bonds (2.0%)
        29,102  Banco Hipotecario Nacional
                144A Issue(c)(e)(h)                         7.916%      07/25/09                   9,313
       309,357  Banco Hipotecario Nacional
                144A Issue(c)(e)(h)                         8.000%      03/31/11                  83,526
       386,220  Bear Stearns Mortgage
                Securities, Inc.                            8.000%      11/25/29                 404,689
       224,284  Chase Mortgage Finance
                Corporation 144A Issue(d)(f)                6.634%      03/28/25                 230,454
        52,265  Paine Webber Mortgage
                Acceptance Corporation                      7.000%      10/25/23                  52,204
        68,220  Prudential Home Mortgage
                Securities 144A Issue(d)(f)                 6.613%      04/28/24                  69,297
       109,747  Residential Funding Mortgage
                Securities                                  7.000%      10/25/23                 113,104
                                                                                         ---------------
                                                                                                 962,587
                                                                                         ---------------
     Commercial Mortgage-Backed Securities (.6%)
            --  Asset Securitization
                Corporation(d)(g)                           9.150%      08/13/29                 279,288
                                                                                         ---------------

              See accompanying notes to investments in securities.

                                                                                                  MARKET
PRINCIPAL                                                  COUPON       MATURITY                VALUE(a)
---------                                                  ------       --------                --------
   FINANCIAL--CONTINUED
    Insurance (1.8%)
     $ 200,000  ASIF Global Financing 144A Issue(f)         3.850%      11/26/07         $       203,492
       400,000  Prudential Funding LLC 144A Issue(f)        6.600%      05/15/08                 444,711
       200,000  Stancorp Financial Group, Inc.              6.875%      10/01/12                 211,121
                                                                                         ---------------
                                                                                                 859,324
                                                                                         ---------------
    Investment Bankers/Brokers (1.0%)
       200,000  Goldman Sachs Group, Inc.                   6.125%      02/15/33                 200,664
       250,000  Morgan Stanley                              6.750%      04/15/11                 279,804
                                                                                         ---------------
                                                                                                 480,468
                                                                                         ---------------
    Non-Agency Commercial Mortgage-Backed Securities
      (1.2%)
       500,000  Park Avenue Finance
                Corporation 144A Issue(f)                   7.680%      05/12/12                 575,050
                                                                                         ---------------
    Real Estate Investment Trust (1.7%)
       250,000  Prologis                                    6.700%      04/15/04                 261,224
       200,000  Reckson Operating Partnership LP            7.400%      03/15/04                 208,321
       350,000  Vornado Realty Trust                        5.625%      06/15/07                 360,794
                                                                                         ---------------
                                                                                                 830,339
                                                                                         ---------------
   TECHNOLOGY (.4%)
    Computer Hardware (.4%)
       200,000  International Business
                Machines Corporation                        5.875%      11/29/32                 204,384
                                                                                         ---------------
   UTILITIES (.5%)
    Electric Companies (.5%)
       200,000  Hydro-Quebec(c)                             8.000%      02/01/13                 256,873
                                                                                         ---------------
Total corporate obligations (cost: $7,943,043)                                                 8,267,091
                                                                                         ---------------
Total long-term debt securities (cost: $16,209,850)                                           16,839,188
                                                                                         ---------------

SHARES
------
SHORT-TERM SECURITIES (1.2%)
           293  Federated Prime Obligations Fund, current rate 1.270%                                293
       375,544  One Group Institutional Prime Money Market,
                current rate 1.290%                                                              375,544
       185,921  Wells Fargo & Company, current rate 1.431%                                       185,921
                                                                                         ---------------
                Total short-term securities
                (cost: $561,758)                                                                 561,758
                                                                                         ---------------
                Total investments in securities
                (cost: $47,442,608)(i)                                                   $    47,741,715
                                                                                         ===============

              See accompanying notes to investments in securities.

NOTES TO INVESTMENTS IN SECURITIES

(a) Securities are valued by procedures described in note 2 to the financial statements.
(b)  Presently non-income producing.
(c)  The Fund held 4.9% of net assets in foreign securities at March 31, 2003.
(d)  Variable rate security
(e) Represents ownership in an illiquid security. (See note 9 to the financial statements.) Information concerning the illiquid securities held at March 31, 2003, which includes acquisition date and cost, is as follows:

                                                          ACQUISITION
     SECURITY:                                               DATE              COST
     ---------                                            -----------       ----------
     Banco Hipotecario Nacional 144A Issue*                  04/01/99           28,186
     Banco Hipotecario Nacional 144A Issue*                  03/07/00          295,623
     Fortress CBO Investments I, Limited 144A Issue*         01/16/01          247,534
     St. George Funding Company LLC 144A Issue*              06/12/97          200,068
                                                                            ----------
                                                                            $  771,411
                                                                            ==========

* A 144A Issue represents a security which has not been registered with the Securities and Exchange Commission under the Securities Act of 1933.
(f) Long-term debt security sold within terms of a private placement memorandum exempt from registration under Section 144A of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or other "accredited investors". These securities have been determined to be liquid under guidelines established by the Board of Directors.
(g) Interest-only security that entitles holders to receive only interest on the underlying mortgages. The principal amount of the underlying pool represents the notional amount on which current interest is calculated. The yield to maturity of an interest-only security is sensitive to the rate of principle payments on the underlying mortgage assets. The rate disclosed represents the market yield based upon the current cost basis and estimate timing and amount of future cash flows.
(h) Security is in default with respect to interest payments. Income is not being accrued on this security and any payments received are treated as a reduction of principal. This security is being fair-valued according to procedures approved by the board of directors.
(i) At March 31, 2003 the cost of securities for federal income tax purposes was $49,565,967. The aggregate unrealized appreciation and depreciation of investments in securities based on this cost were:

     Gross unrealized appreciation                                 $     870,216
     Gross unrealized depreciation                                    (2,694,468)
                                                                   -------------
     Net unrealized depreciation                                   $  (1,824,252)
                                                                   =============

                 See accompanying notes to financial statements.

ADVANTUS FIXED INCOME AND BLENDED FUNDS
Statements of Assets and Liabilities                  MARCH 31, 2003 (UNAUDITED)

                                                                      INTERNATIONAL       MONEY          MORTGAGE
                                                          BOND          BALANCED          MARKET        SECURITIES      SPECTRUM
                                                          FUND            FUND             FUND            FUND           FUND
                                                      -------------   -------------   -------------   -------------   -------------
                     ASSETS
Investments in securities, at market value - see
 accompanying schedule for detailed listing*+         $  24,907,841   $  38,853,602   $  39,322,875   $ 140,187,742   $  47,741,715
Cash in bank on demand deposit                               57,592       1,071,975               -          89,110           1,193
Receivable for Fund shares sold                             114,101           4,251         158,283       1,129,619           7,055
Receivable for investment securities sold
 (including paydowns)                                           754               -               -       1,472,228         789,990
Dividends and accrued interest receivable                   224,549         484,136          89,013         796,986         186,700
Receivable for refundable foreign income taxes
 withheld                                                         -          20,127               -               -               -
Receivable from advisor                                      18,508               -          19,937          15,152          15,122
Collateral for securities loaned (note 6)                   955,410       1,167,860               -               -       4,601,379
                                                      -------------   -------------   -------------   -------------   -------------
      Total Assets                                       26,278,755      41,601,951      39,590,108     143,690,837      53,343,154
                                                      -------------   -------------   -------------   -------------   -------------
                   LIABILITIES
Payable for Fund shares repurchased                          41,225          15,914         139,383         524,524         112,770
Payable for investment securities purchased                       -               -               -       8,347,545          78,396
Dividends payable to shareholders                            25,764               -              95         144,134               -
Payable to Advisor                                           27,143          60,456          22,979         119,438          45,836
Accrued expenses                                             36,236                          68,164          70,149          65,105
Other payables                                                    -               -               -           1,581               -
Payable upon return of securities loaned (note 6)           955,410       1,167,860               -               -       4,601,379
                                                      -------------   -------------   -------------   -------------   -------------
      Total Liabilities                                   1,085,778       1,244,230         230,621       9,207,371       4,903,486
                                                      -------------   -------------   -------------   -------------   -------------
Net assets applicable to outstanding capital stock    $  25,192,977   $  40,357,721   $  39,359,487   $ 134,483,466   $  48,439,668
                                                      =============   =============   =============   =============   =============
Represented by:
   Capital stock - authorized 10 billion shares
    (Class A - 2 billion shares, Class B - 2 billion
    shares, Class C - 2 billion shares and 4 billion
    shares unallocated) of $.01 par value             $      23,666   $      46,172   $     393,595   $     121,942   $      44,455
   Additional paid-in capital                            25,081,801      48,657,382      38,965,892     131,075,648      64,000,527
   Undistributed (distributions in excess of) net
    investment income                                       (11,650)       (365,174)              -          (6,642)        (27,807)
   Accumulated net realized gain (losses) from
    investments and foreign currency transactions          (733,014)     (2,030,999)              -         320,258     (15,876,614)
   Unrealized appreciation (depreciation) on
    investments and translation of assets and
    liabilities in foreign currencies                       832,174      (5,949,660)              -       2,972,260         299,107
                                                      -------------   -------------   -------------   -------------   -------------
      Total - representing net assets applicable to
       outstanding capital stock                      $  25,192,977   $  40,357,721   $  39,359,487   $ 134,483,466   $  48,439,668
                                                      =============   =============   =============   =============   =============
Net assets applicable to outstanding Class A shares   $  18,144,909   $  37,018,518   $  39,359,487   $  84,127,665   $  36,107,837
                                                      =============   =============   =============   =============   =============
Net assets applicable to outstanding Class B shares   $   5,923,280   $   2,606,222               -   $  36,658,931   $  10,080,161
                                                      =============   =============   =============   =============   =============
Net assets applicable to outstanding Class C shares   $   1,124,788   $     732,981               -   $  13,696,870   $   2,251,670
                                                      =============   =============   =============   =============   =============
Shares outstanding and net asset value per share:
   Class A - Shares outstanding: 1,705,449;
    4,135,973; 39,359,487; 7,631,898; 3,307,199       $       10.64   $        8.95   $        1.00   $       11.02   $       10.92
                                                      =============   =============   =============   =============   =============
   Class B - Shares outstanding: 555,354; 297,586;
    -- ; 3,320,018; 929,085                           $       10.67   $        8.76               -   $       11.04   $       10.85
                                                      =============   =============   =============   =============   =============
   Class C - Shares outstanding: 105,818; 83,774;
    -- ; 1,242,287; 209,192                           $       10.63   $        8.75               -   $       11.03   $       10.76
                                                      =============   =============   =============   =============   =============
* Identified cost                                     $  24,075,667   $  44,775,236   $  39,322,875   $ 137,215,482   $  47,442,608
+ Including securities on loan of                     $     941,194   $   1,117,277   $           -   $           -   $   4,453,817

                 See accompanying notes to financial statements.

                                      70/71

ADVANTUS FIXED INCOME AND BLENDED FUNDS
Statements of Operations                          PERIOD FROM OCTOBER 1, 2002 TO
                                                      MARCH 31, 2003 (UNAUDITED)

                                                                      INTERNATIONAL       MONEY          MORTGAGE
                                                          BOND          BALANCED          MARKET        SECURITIES      SPECTRUM
                                                          FUND            FUND             FUND            FUND           FUND
                                                      -------------   -------------   -------------   -------------   -------------
Investment Income:
   Interest                                           $     705,816   $     411,524   $     308,725   $   3,987,875   $     486,649
   Dividends (net of foreign withholding taxes of
    $25,000 for
      International Balanced Fund)                                -         178,541               -               -         270,586
      Income from securities lending activities                 183           5,224               -               -             172
      Commission reimbursement income (note 8)                    -           1,026               -               -               -
                                                      -------------   -------------   -------------   -------------   -------------
        Total investment income                             705,999         596,315         308,725       3,987,875         757,407
                                                      -------------   -------------   -------------   -------------   -------------
Expenses (note 4):
   Investment advisory fee                                   74,365         147,511         102,561         280,245         127,079
   Rule 12b-1 fees - Class A                                 22,095          48,074          51,280          91,788          46,857
   Rule 12b-1 fees - Class B                                 30,134          14,116               -         163,319          54,919
   Rule 12b-1 fees - Class C                                  5,427           4,317               -          59,516          11,811
   Administrative services fee                               34,300          31,800          28,800          34,300          34,300
   Transfer agent and shareholder service fee                39,973          37,946          77,470         125,159          84,915
   Custodian fees                                             3,998          14,697           2,811           3,921           4,144
   Audit and accounting services                             15,847          37,749          11,900          17,476          16,287
   Legal fees                                                 4,821           3,785           4,370           7,222           4,792
   Registration fees                                         22,811          15,750          12,266          31,238          20,667
   Printing and shareholder reports                           9,227          11,269          11,850          19,806          14,713
   Director's fees                                              312             545             582           1,409             674
   Insurance                                                  1,196           1,279           1,284           1,594           1,373
   Other                                                      3,219           2,186           2,190           8,293           4,119
                                                      -------------   -------------   -------------   -------------   -------------
        Total expenses                                      267,725         371,024         307,364         845,286         426,650
   Less fees and expenses waived or absorbed by
    Advisor and Distributor
      Class A Rule 12b-1 fees                                     -               -         (51,280)              -               -
      Other absorbed fees                                  (100,199)         (5,265)        (83,806)       (113,808)        (80,536)
                                                      -------------   -------------   -------------   -------------   -------------
        Total net expenses                                  167,526         365,759         172,278         731,478         346,114
                                                      -------------   -------------   -------------   -------------   -------------
        Investment income - net                             538,473         230,556         136,447       3,256,397         411,293

Realized and unrealized gains (losses) on
 investments and foreign currencies:
      Net realized gains (losses) from:
        Investments (note 3)                                378,086         (26,509)              -         353,588      (1,048,531)
        Foreign currency transactions                             -         120,844               -               -               -
      Net change in unrealized appreciation or
       depreciation on:
        Investments                                        (216,069)        747,529               -        (963,803)      2,919,693
        Translation of assets and liabilities in
         foreign currency                                         -           1,861               -               -               -
                                                      -------------   -------------   -------------   -------------   -------------
           Net gains (losses) on iInvestments               162,017         843,725               -        (610,215)      1,871,162
                                                      -------------   -------------   -------------   -------------   -------------
Net increase (decrease) in net assets resulting from
 operations                                           $     700,490   $   1,074,281   $     136,447   $   2,646,182   $   2,282,455
                                                      =============   =============   =============   =============   =============

                 See accompanying notes to financial statements.

                                      72/73

ADVANTUS FIXED INCOME AND BLENDED FUNDS
Statements of Changes in Net Assets     PERIOD FROM OCTOBER 1, 2002 TO MARCH 31,
                                          2003 AND YEAR ENDED SEPTEMBER 30, 2002
                                                                     (UNAUDITED)

                                                                                                     INTERNATIONAL BALANCED
                                                                          BOND FUND                           FUND
                                                               ------------------------------    ------------------------------
                                                                   2003              2002            2003             2002
                                                               -------------    -------------    -------------    -------------
Operations:
  Investment income - net                                      $     538,473    $   1,130,165    $     230,556    $     797,017
  Net realized gains (losses) on investments                         378,086          293,831           94,335       (2,661,697)
  Net change in unrealized appreciation or depreciation of
   investments                                                      (216,069)         316,770          749,390            3,591
                                                               -------------    -------------    -------------    -------------
      Net increase (decrease) in net assets resulting from
       operations                                                    700,490        1,740,766        1,074,281       (1,861,089)
                                                               -------------    -------------    -------------    -------------
Distributions to shareholders from:
  Investment income - net:
   Class A                                                          (394,047)        (807,857)               -          (13,409)
   Class B                                                          (112,162)        (271,659)               -                -
   Class C                                                           (20,157)         (44,247)               -                -
  Net realized gains on investments:
   Class A                                                                 -                -                -         (538,381)
   Class B                                                                 -                -                -          (46,854)
   Class C                                                                 -                -                -          (13,595)
Tax return of capital:
   Class A                                                                 -                -                -          (58,591)
   Class B                                                                 -                -                -                -
   Class C                                                                 -                -                -                -
                                                               -------------    -------------    -------------    -------------
      Total distributions                                           (526,366)      (1,123,763)               -         (670,830)
                                                               -------------    -------------    -------------    -------------
Capital share transactions (note 5):
  Proceeds from sales:
   Class A                                                         1,755,421        8,060,173        8,068,134        9,885,446
   Class B                                                           936,812        1,095,698          118,695          231,246
   Class C                                                           226,427          377,877          825,274          103,193
  Shares issued as a result of reinvested distributions:
   Class A                                                           245,090          482,580                -          547,656
   Class B                                                            97,230          232,831                -           45,527
   Class C                                                            16,954           38,135                -           13,545
  Payments for redemptions of shares:
   Class A                                                        (1,298,402)      (7,411,405)      (8,511,421)     (11,684,865)
   Class B                                                        (1,456,310)      (1,753,551)        (384,761)        (820,242)
   Class C                                                          (231,693)        (361,952)      (1,009,876)        (222,867)
                                                               -------------    -------------    -------------    -------------
      Increase (decrease) in net assets from capital share
       transactions                                                  291,529          760,386         (893,955)      (1,901,361)
                                                               -------------    -------------    -------------    -------------
      Total increase (decrease) in net assets                        465,653        1,377,389          180,326       (4,433,280)
Net assets at beginning of year                                   24,727,324       23,349,935       40,177,395       44,610,675
                                                               -------------    -------------    -------------    -------------
Net assets at end of period*                                   $  25,192,977    $  24,727,324    $  40,357,721    $  40,177,395
                                                               =============    =============    =============    =============
* including undistributed (distributions in excess of) net
  investment income                                            $     (11,650)   $     (23,757)   $    (365,174)   $    (595,730)

                                                                        MONEY MARKET
                                                                            FUND
                                                               ------------------------------
                                                                   2003             2002
                                                               -------------    -------------
Operations:
  Investment income - net                                      $     136,447    $     516,889
  Net realized gains (losses) on investments                               -                -
  Net change in unrealized appreciation or depreciation of
   investments                                                             -                -
                                                               -------------    -------------
      Net increase (decrease) in net assets resulting from
       operations                                                    136,447          516,889
                                                               -------------    -------------
Distributions to shareholders from:
  Investment income - net:
   Class A                                                          (136,447)        (516,889)
   Class B                                                                 -                -
   Class C                                                                 -                -
  Net realized gains on investments:
   Class A                                                                 -                -
   Class B                                                                 -                -
   Class C                                                                 -                -
Tax return of capital:
   Class A                                                                 -                -
   Class B                                                                 -                -
   Class C                                                                 -                -
                                                               -------------    -------------
      Total distributions                                           (136,447)        (516,889)
                                                               -------------    -------------
Capital share transactions (note 5):
  Proceeds from sales:
   Class A                                                        18,565,689       49,808,401
   Class B                                                                 -                -
   Class C                                                                 -                -
  Shares issued as a result of reinvested distributions:
   Class A                                                           134,864          514,260
   Class B                                                                 -                -
   Class C                                                                 -                -
  Payments for redemptions of shares:
   Class A                                                       (21,268,888)     (50,878,207)
   Class B                                                                 -                -
   Class C                                                                 -                -
                                                               -------------    -------------
      Increase (decrease) in net assets from capital share
       transactions                                               (2,568,335)        (555,546)
                                                               -------------    -------------
      Total increase (decrease) in net assets                     (2,568,335)        (555,546)
Net assets at beginning of year                                   41,927,822       42,483,368
                                                               -------------    -------------
Net assets at end of period*                                   $  39,359,487    $  41,927,822
                                                               =============    =============
* including undistributed (distributions in excess of) net
  investment income                                            $           -    $           -

                 See accompanying notes to financial statements.

                                      74/75

                                                                     MORTGAGE SECURITIES
                                                                             FUND                        SPECTRUM FUND
                                                               ------------------------------    ------------------------------
                                                                   2003             2002             2003             2002
                                                               -------------    -------------    -------------    -------------
Operations:
  Investment income - net                                      $   3,256,397    $   4,983,164    $     411,293    $   1,003,193
  Net realized gains (losses) on investments                         353,588        2,061,759       (1,048,531)         795,011
  Net change in unrealized appreciation or depreciation of
   investments                                                      (963,803)        (946,746)       2,919,693       (4,590,027)
                                                               -------------    -------------    -------------    -------------
      Net increase (decrease) in net assets resulting from
       operations                                                  2,646,182        6,098,177        2,282,455       (2,791,823)
                                                               -------------    -------------    -------------    -------------
Distributions to shareholders from:
  Investment income - net:
   Class A                                                        (2,054,844)      (3,454,050)        (364,715)        (931,366)
   Class B                                                          (798,353)      (1,427,914)         (64,987)        (193,939)
   Class C                                                          (291,311)        (410,303)         (14,568)         (41,695)
  Net realized gains on investments:
   Class A                                                                 -                -                -          (61,065)
   Class B                                                                 -                -                -          (20,461)
   Class C                                                                 -                -                -           (4,456)
  Tax return of capital:
   Class A                                                                 -          (50,986)               -                -
   Class B                                                                 -          (21,078)               -                -
   Class C                                                                 -           (6,056)               -                -
                                                               -------------    -------------    -------------    -------------
      Total distributions                                         (3,144,508)      (5,370,387)        (444,270)      (1,252,982)
                                                               -------------    -------------    -------------    -------------
Capital share transactions (note 5):
  Proceeds from sales:
   Class A                                                        29,658,490       40,374,981        2,436,047        3,242,717
   Class B                                                         9,206,910       11,113,864          294,189          732,968
   Class C                                                         5,028,634        6,746,433           41,171          265,270
  Shares issued as a result of reinvested distributions:
   Class A                                                         1,460,751        2,487,059          339,285          915,287
   Class B                                                           642,503        1,191,985           61,581          203,782
   Class C                                                           236,129          352,089           12,929           42,941
  Payments for redemptions of shares:
   Class A                                                       (14,079,010)     (18,385,514)      (4,982,142)      (9,234,283)
   Class B                                                        (2,929,625)      (3,844,743)      (1,904,586)      (4,082,012)
   Class C                                                        (1,928,998)      (1,977,904)        (267,783)        (955,048)
                                                               -------------    -------------    -------------    -------------
      Increase (decrease) in net assets from capital share
       transactions                                               27,295,784       38,058,250       (3,969,309)      (8,868,378)
                                                               -------------    -------------    -------------    -------------
      Total increase (decrease) in net assets                     26,797,458       38,786,040       (2,131,124)     (12,913,183)
Net assets at beginning of year                                  107,686,008       68,899,968       50,570,792       63,483,975
                                                               -------------    -------------    -------------    -------------
Net assets at end of period*                                   $ 134,483,466    $ 107,686,008    $  48,439,668    $  50,570,792
                                                               =============    =============    =============    =============
* including undistributed (distributions in excess of) net
  investment income                                            $      (6,642)   $    (118,531)   $     (27,807)   $       5,170

                 See accompanying notes to financial statements.

                                      76/77

ADVANTUS FIXED INCOME AND BLENDED FUNDS
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2003
(UNAUDITED)

(1)  ORGANIZATION

     The Advantus Bond Fund, Inc., the Advantus International Balanced Fund, Inc., the Advantus Money Market Fund, Inc., the Advantus Mortgage Securities Fund, Inc., and the Advantus Spectrum Fund, Inc. (the Funds) are registered under the Investment Company Act of 1940 (as amended) as diversified, open-end management investment companies. The Funds' prospectus provides a detailed description of each Fund's investment objective, policies and strategies.

     The Funds currently issue three classes of shares: Class A, Class B and Class C shares, except for the Money Market Fund which does not issue Class B or C shares. Class A shares are sold subject to a front-end sales charge except for the Money Market Fund which does not have any sales charges. Class B shares are sold subject to a contingent deferred sales charge payable upon redemption if redeemed within six years of purchase. Class C shares are sold without either a front-end sales charge or a contingent deferred sales charge. Both Class B and Class C shares are subject to a higher Rule 12b-1 fee than Class A shares. Both Class B and Class C shares automatically convert to Class A shares at net asset value after a specified holding period. Such holding periods decline as the amount of the purchase increases and range from 28 to 84 months after purchase for Class B shares and 40 to 96 months after purchase for Class C shares. All three classes of shares have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that the level of Rule 12b-1 fees charged differs between Class A, Class B and Class C shares. Income, expenses (other than Rule 12b-1 fees) and realized and unrealized gains or losses are allocated to each class of shares based upon their relative net assets.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The significant accounting policies followed by the Funds are summarized as follows:

  USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, including disclosure of contingent assets and liabilities, as of the balance sheet date and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  INVESTMENTS IN SECURITIES

     Each Fund's net asset value is generally calculated as of the close of normal trading on the New York Stock Exchange (typically 3:00 p.m. Central
Time). Investments in securities traded on a national exchange are valued at the last sales price on that exchange prior to the time when assets are valued; securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued on the basis of the last current bid price, by an independent pricing service or at a price deemed best to reflect fair value as quoted by dealers who make markets in these securities. The pricing service may use models that price securities based on current yields and relative security characteristics, such as coupon rate, maturity date, issuer credit quality and prepayment speeds, as applicable. When market quotations are not readily available, securities are valued at fair value as determined in good faith under procedures adopted by the Board of Directors. Short-term securities are valued at market. For the Money Market Fund, pursuant to Rule 2a-7 of the Investment Company Act of 1940 (as amended), all securities are valued at amortized cost which approximates market value, in order to maintain a constant net asset value of $1. However, there is no assurance that the Fund will maintain a $1 NAV.

     Security transactions are accounted for on the date the securities are purchased or sold. Realized gains and losses are calculated on the identified-cost basis. Dividend income is recognized on the ex-dividend date, or upon dividend notification for certain foreign securities. Interest income, including amortization of bond premium and discount computed on a level yield basis, is accrued daily.

  FOREIGN CURRENCY TRANSLATIONS AND FORWARD FOREIGN CURRENCY CONTRACTS

     Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars at the closing rate of exchange. Foreign currency amounts related to the purchase or sale of securities, income and expenses are translated at the exchange rate on the transaction date. The Funds do not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with net realized and unrealized gains or losses from investments.

     Net realized foreign exchange gains or losses arise from sales and maturities of short-term securities, sales of foreign currencies, currency gains or losses realized between trade and settlement dates on securities transactions, the difference between the amounts of dividends, interest and foreign withholding taxes recorded on the Funds' books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the value of assets and liabilities, other than investments in securities, resulting from changes in the exchange rate.

     The International Balanced Fund also may enter into forward foreign currency exchange contracts for operational purposes and to protect against adverse exchange rate fluctuations. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the International Balanced Fund and the resulting unrealized appreciation and depreciation are determined using foreign currency exchange rates from an independent pricing service. The International Balanced Fund is subject to the credit risk that the other party will not complete the obligations of the contract.

  FEDERAL TAXES

     Each Funds' policy is to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income to shareholders. Therefore, no income tax provision is required. Also, each Funds' policy is to make required minimum distributions prior to December 31, in order to avoid federal excise tax.

     For federal income tax purposes, the following Funds had capital loss carryovers and/or post October losses at September 30, 2002 which, if not offset by subsequent capital gains, will expire September 30, 2010. It is unlikely the Board of Directors will authorize a distribution of any net realized capital gains until available capital loss carryovers have been offset or expire:

  Bond Fund                                                   $  1,043,533
  International Balanced Fund                                    2,064,851
  Spectrum Fund                                                 11,482,396

     Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of temporary book-to-tax differences. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains were recorded by the Funds.

     The Funds may elect to utilize equalization debits by which a portion of the costs of redemptions, which occurred during the year ended September 30, 2002, would reduce net realized gain for tax purposes.

  DISTRIBUTIONS TO SHAREHOLDERS

     For the International Balanced Fund and the Spectrum Fund dividends from net investment income are declared and paid quarterly. Realized gains, if any, are paid annually.

     For the Bond Fund, Money Market Fund and Mortgage Securities Fund dividends from net investment income are declared daily and paid monthly in cash or reinvested in additional shares. Capital gains, if any, are paid annually.

  SECURITIES PURCHASED ON A WHEN-ISSUED BASIS

     Delivery and payment for securities which have been purchased by a Fund on a forward commitment or when-issued basis can take place a month or more after the transaction date. During this period, such securities are subject to market fluctuations. As of March 31, 2003, the Mortgage Securities Fund had entered into outstanding, when-issued or forward commitments of $2,836,797. The Fund has segregated assets with the custodian to cover such when-issued and forward commitments.

(3)  INVESTMENT SECURITY TRANSACTIONS

     For the six-month period ended March 31, 2003, the cost of purchases and proceeds from sales of investment securities aggregated $218,987,189 and $221,675,305, respectively for the Money Market Fund. For the other Funds, the cost of purchases and proceeds from sales of investment securities, other than temporary investments in short-term securities, for the six-month period ended March 31, 2003 were as follows:

FUND                                          PURCHASES           SALES
----                                        ------------        ------------
Bond                                        $ 16,364,546        $ 15,658,383
International Balanced                         8,236,806           9,260,125
Mortgage Securities                           65,384,691          69,547,460
Spectrum                                      23,704,408          26,634,960

(4)  EXPENSES AND RELATED PARTY TRANSACTIONS

     The Funds have an investment advisory agreement with Advantus Capital Management, Inc. (Advantus Capital or the Adviser), a wholly-owned subsidiary of Securian Financial Group. Under the agreement, Advantus Capital manages the Funds' assets and provides research, statistical and advisory services and pays related office rental and executive expenses and salaries. Effective May 1, 2003, however, Spectrum Fund has entered into an interim investment advisory agreement with Waddell & Reed Ivy Investment Company ("WRIICO") pursuant to which WRIICO provides similar services to Spectrum Fund.

     Each of the Funds pays Advantus Capital Management an annual fee, based on average net assets in the following amounts (except that, effective May 1, 2003, Spectrum Fund pays WRIICO the same amount it formerly paid to Advantus Capital):

FUND                                ANNUAL FEE
--------------------------------------------------------------------------------
Bond                                .60% of assets to $250 million; and .55% of
                                    assets exceeding $250 million to $500
                                    million; and .50% of assets exceeding $500
                                    million to $1 billion; and .45% of assets
                                    exceeding $1 billion

International Balanced              .70% of assets to $250 million; and .65% of
                                    assets exceeding $250 million to $500
                                    million; and .60% of assets exceeding $500
                                    million to $1 billion; and .55% of assets
                                    exceeding $1 billion

Money Market                        .50% of assets to $500 million; and .45% of
                                    assets exceeding $500 million to $1 billion;
                                    and .425% of assets exceeding $1 billion to
                                    $2 billion; and .40% of assets exceeding $2
                                    billion

Mortgage Securities                 .475% of assets to $1 billion; and .46% of
                                    assets exceeding $1 billion to $2 billion;
                                    and .45% of assets exceeding $2 billion

Spectrum .50% of assets to $1 billion; and .48% of assets exceeding $1 billion to $2 billion;
                                    and .46% of assets exceeding $2 billion.

     Advantus Capital has a sub-advisory agreement with the following registered investment adviser. Under the sub-advisory agreement, Advantus Capital pays the sub-adviser an annual fee based on average daily net assets, in the following amounts:

FUND               SUB-ADVISOR           ANNUAL FEE
----------------   --------------------  ---------------------------------------
International      Templeton             .70% of assets to $25 million; and .55%
Balanced           Investment Counsel    of assets exceeding $25 million to $50
                                         million; and .50% of assets exceeding
                                         $50 million to $100 million; and .40%
                                         of assets exceeding $100 million

     The Funds have adopted separate Plans of Distribution applicable to Class A, Class B and Class C shares, respectively, relating to the payment of certain expenses pursuant to Rule 12b-1 under the Investment Company Act of 1940 (as amended). The Funds pay fees to Securian Financial Services, Inc. (Securian), the underwriter of the Funds and a wholly-owned subsidiary of Securian Financial Group, to be used to pay certain expenses incurred in the distribution, promotion and servicing of the Funds shares. The Class A Plan provides for a service fee up to .25 percent of average daily net assets of Class A shares. The Class B and Class C Plans provide for a fee up to 1.00 percent of average daily net assets of Class B and Class C shares, respectively. The Class B and Class C 1.00 percent fee is comprised of a .75 percent distribution fee and a .25 percent service fee. Securian is currently waiving the entire 12b-1 fee for the Money Market Fund. Securian waived Class A 12b-1 fees in the amount of $51,280 for the Money Market Fund for the six-month period ended
March 31, 2003.

     The Funds have engaged PFPC Global Fund Services to act as their transfer agent, dividend disbursing agent and redemption agent and bear the expenses of such services.

     The Funds also bear certain other operating expenses including outside directors' fees, custodian fees, registration fees, printing and shareholder reporting fees, outside legal, auditing and accounting services, and other miscellaneous expenses.

     The Funds have entered into a shareholder and administrative services agreement with Minnesota Life. Under this agreement, the Funds pay a shareholder services fee, equal to $7 per shareholder account annually, to Minnesota Life for shareholder services which Minnesota Life provides. The Funds also pay Minnesota Life an administrative services fee. From October 1992 through February 2003 the fee was equal to $6,200 per month for the Bond Fund, the Mortgage Securities Fund and the Spectrum Fund, $5,300 per month for International Balanced Fund, and $5,100 per month for Money Market Fund; thereafter the administrative services fees for the above funds is $3,300 per month for accounting, auditing, legal and other administrative services which Minnesota Life provides.

  VOLUNTARY FEE ABSORPTION

     Advantus Capital has voluntarily agreed to absorb all Fund costs and expenses that exceed 1.15% of Class A average daily net assets and 1.90% of Class B and C average daily net assets for the Bond Fund, all Fund costs and expenses that exceed 1.67% of Class A average daily net assets and 2.42% of Class B and C average daily net assets for the International Balanced Fund, all Fund costs and expenses that exceed .85% of Class A average daily net for the Money Market Fund, all Fund costs and expenses which exceed .975% (.95% prior to December 2, 2002) of Class A average daily net assets and 1.725% (1.70% prior to December 2, 2002) of Class B and C average daily net assets for the Mortgage Securities Fund and all Fund costs and expenses that exceed 1.32% (1.22% prior to February 1, 2003) of Class A average daily net assets and 2.07% (1.97% prior to February 1, 2003) of Class B and C average daily net assets for the Spectrum Fund. During the six-month period ended March 31, 2003, Advantus Capital voluntarily agreed to absorb $100,199, $5,265, $83,806, $113,808 and $80,536, respectively, in expenses which were otherwise payable by the Funds.

  ACCOUNTING SERVICES

     The International Balanced Fund has an agreement with SEI Investments Mutual Funds Services (SEI) whereby SEI provides daily fund accounting services. Under this agreement, the annual fee for the Fund is equal to the greater of $45,000 or .06% of the first $150 million in net assets, .05% of net assets from $150 million to $850 million and .04% of net assets in excess of $1 billion. As of March 3, 2003 the Bond Fund, Money Market Fund, Mortgage Securities Fund and the Spectrum Fund have an agreement with State Street whereby State Street provides daily fund accounting services.

     For the six month period ended March 31, 2003, sales charges received by Securian for distributing the Funds' three classes of shares for Bond, International Balanced, Mortgage Securities and Spectrum are $28,628, $6,114, $421,873 and $20,419 respectively.

     As of March 31, 2003 the ownership of shares by Minnesota Life and subsidiaries and the directors and officers of the Funds as a whole was as follows:

                                                                PERCENTAGE
                                             NUMBER OF            OWNED
FUND                                          SHARES             OF CLASS
----                                         ---------          ----------
Bond
  Class A                                      341,589             20.5%
International Balanced
Class A                                      3,222,851             77.9%
Money Market
  Class A                                    4,900,919             12.5%
Mortgage Securities
  Class A                                      660,182              9.1%
Spectrum
  Class A                                        1,930               .1%

     Legal fees were paid to a law firm of which the Funds' secretary is a partner to the Bond Fund, International Balanced Fund, Money Market Fund, Mortgage Securities Fund and the Spectrum Fund in the amount of $3,325, $3,550, $3,325, $2,900, $3,325, respectively.

(5)  CAPITAL SHARE TRANSACTIONS

     Transactions in shares for the six month period ended March 31, 2003 and the year ended September 30, 2002, were as follows:

                                                        BOND FUND
                       ---------------------------------------------------------------------------
                               CLASS A                   CLASS B                   CLASS C
                       -----------------------   -----------------------   -----------------------
                          2003         2002         2003         2002         2003         2002
                       ----------   ----------   ----------   ----------   ----------   ----------
Sold                      166,961      793,620       88,756      106,141       21,458       36,666
Issued for
reinvested
distributions              23,220       47,082        9,193       22,664        1,608        3,726
Redeemed                 (123,177)    (729,969)    (138,041)    (170,786)     (22,026)     (35,651)
                       ----------   ----------   ----------   ----------   ----------   ----------
                           67,004      110,733      (40,092)     (41,981)       1,131        4,741
                       ==========   ==========   ==========   ==========   ==========   ==========

                                               INTERNATIONAL BALANCED FUND
                       ---------------------------------------------------------------------------
                               CLASS A                   CLASS B                   CLASS C
                       -----------------------   -----------------------   -----------------------
                          2003         2002         2003         2002         2003         2002
                       ----------   ----------   ----------   ----------   ----------   ----------
Sold                      875,794    1,005,733       13,400       24,615       91,554       10,844
Issued for
reinvested
distributions                   -       57,082            -        4,795            -        1,426
Redeemed                 (925,769)  (1,188,610)     (42,972)     (87,172)    (111,947)     (23,558)
                       ----------   ----------   ----------   ----------   ----------   ----------
                          (49,975)    (125,795)     (29,572)     (57,762)     (20,393)     (11,288)
                       ==========   ==========   ==========   ==========   ==========   ==========

                           MONEY MARKET FUND
                       --------------------------
                                CLASS A
                       --------------------------
                           2003           2002
                       -----------    -----------
Sold                    18,565,677     49,808,396
Issued for
reinvested
distributions              134,876        514,265
Redeemed               (21,268,888)   (50,878,207)
                       -----------    -----------
                        (2,568,335)      (555,546)
                       ===========    ===========

                                                 MORTGAGE SECURITIES FUND
                       ---------------------------------------------------------------------------
                               CLASS A                   CLASS B                   CLASS C
                       -----------------------   -----------------------   -----------------------
                          2003         2002         2003         2002         2003         2002
                       ----------   ----------   ----------   ----------   ----------   ----------
Sold                    2,690,424    3,700,516      834,092    1,016,397      456,142      617,004
Issued for
reinvested
distributions             132,561      228,004       58,185      109,077       21,418       32,255
Redeemed               (1,277,325)  (1,707,279)    (265,612)    (360,354)    (175,133)    (183,912)
                       ----------   ----------   ----------   ----------   ----------   ----------
                        1,545,660    2,221,241      626,665      765,120      302,427      465,347
                       ==========   ==========   ==========   ==========   ==========   ==========

                                                     SPECTRUM FUND
                       ---------------------------------------------------------------------------
                               CLASS A                   CLASS B                   CLASS C
                       -----------------------   -----------------------   -----------------------
                          2003         2002         2003         2002         2003         2002
                       ----------   ----------   ----------   ----------   ----------   ----------
Sold                      222,918      270,707       26,776       61,696       3,7923       23,078
Issued for
reinvested
distributions              30,769       77,674        5,621       17,367        1,189        3,684
Redeemed                 (455,520)    (775,059)    (174,792)    (344,138)     (24,894)     (81,875)
                       ----------   ----------   ----------   ----------   ----------   ----------
                         (201,833)    (426,678)    (142,395)    (265,075)     (19,912)     (55,113)
                       ==========   ==========   ==========   ==========   ==========   ==========

(6)  SECURITIES LENDING CONTRACTS

     To enhance returns, the Funds loan securities to brokers in exchange for collateral. The Funds receive a fee from the brokers measured as a percent of the loaned securities. At March 31, 2003, the collateral is invested in cash equivalents and repurchase agreements and must be 102% of the value of securities loaned. The risk to the Funds is that the borrower may not provide additional collateral when required or return the securities when due. At
March 31, 2003, Bond, International Balanced and Spectrum had securities valued at $941,199, $1,117,277 and $4,467,358 that were on loan to brokers and the Funds had $955,410, $1,167,860 and $4,601,379 in cash collateral, respectively.

(7)  ILLIQUID SECURITIES

     The Funds' investments in illiquid securities are limited to 10% of net assets at the time of purchase. At March 31, 2003 investments in securities of the Bond Fund, the Mortgage Securities Fund and the Spectrum Fund include issues that are illiquid. The aggregate value of illiquid securities held by the Funds were $517,430, $3,783,685 and $582,815, respectively, which represents 2.1%, 2.8% and 1.2% of net assets, respectively. Pursuant to guidelines adopted by the Funds' Board of Directors, certain unregistered securities are determined to be liquid and are not included within the percent limitations specified above.

(8)  COMMISSION RECAPTURE

     The International Balanced Fund participates in commission recapture agreements with certain brokers whereby a portion of brokerage commissions on fund trades are refunded. The commission recapture is reported as commission reimbursement income on the statement of operations. For the six-month period ended March 31, 2003, the International Balanced Fund had participated in such agreements and recaptured $1,026 in brokerage commissions.

(9)  FINANCIAL HIGHLIGHTS

ADVANTUS BOND FUND

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                               CLASS A
                                      -------------------------------------------------------------------------------------------
                                       PERIOD FROM
                                        OCTOBER 1,
                                         2002 TO                                  YEAR ENDED SEPTEMBER 30,
                                      MARCH 31, 2003        ---------------------------------------------------------------------
                                       (UNAUDITED)             2002           2001           2000           1999          1998
                                      --------------        ----------     ----------     ----------     ----------    ----------
Net asset value, beginning of
  period                              $        10.57        $    10.30     $     9.60     $     9.71     $    10.69    $    10.43
                                      --------------        ----------     ----------     ----------     ----------    ----------
Income from investment operations:
   Net investment income                         .24               .52            .58            .58            .54           .59
   Net gains (losses) on securities
     (both realized and unrealized)              .06               .27            .70           (.11)          (.79)          .30
                                      --------------        ----------     ----------     ----------     ----------    ----------
      Total from investment
        operations                               .30               .79           1.28            .47           (.25)          .89
                                      --------------        ----------     ----------     ----------     ----------    ----------
Less distributions:
   Dividends from net
     investment income                          (.23)             (.52)          (.58)          (.58)          (.54)         (.60)
   Distributions from net realized
     gains                                         -                 -              -              -           (.19)         (.03)
                                      --------------        ----------     ----------     ----------     ----------    ----------
      Total distributions                       (.23)             (.52)          (.58)          (.58)          (.73)         (.63)
                                      --------------        ----------     ----------     ----------     ----------    ----------
Net asset value, end of period        $        10.64        $    10.57     $    10.30     $     9.60     $     9.71    $    10.69
                                      ==============        ==========     ==========     ==========     ==========    ==========
Total return(a)                                 2.91%             7.90%         13.68%          5.04%         (2.36)%        8.75%
Net assets, end of period
  (in thousands)                      $       18,145        $   17,313     $   15,737     $   15,002     $   17,846    $   19,419
Ratios to average net assets:
  Expenses                                      1.15%(b)          1.15%          1.15%          1.15%          1.15%         1.10%
  Net investment income                         4.56%(b)          5.07%          5.77%          6.08%          5.41%         5.55%
  Expenses without waiver                       1.95%(b)          1.92%          1.99%          1.84%          1.55%         1.58%
  Net investment income without
   waiver                                       3.75%(b)          4.30%          4.93%          5.39%          5.01%         5.07%
Portfolio turnover rate (excluding
  short-term securities)                        66.0%            148.3%         251.9%         191.4%         211.9%        237.2%

----------
(a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges. For periods of less than one year, total return presented has not been annualized.
(b)  Adjusted to an annual basis.

ADVANTUS BOND FUND

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                               CLASS B
                                      -------------------------------------------------------------------------------------------
                                       PERIOD FROM
                                        OCTOBER 1,
                                         2002 TO                                  YEAR ENDED SEPTEMBER 30,
                                      MARCH 31, 2003        ---------------------------------------------------------------------
                                       (UNAUDITED)             2002           2001           2000           1999          1998
                                      --------------        ----------     ----------     ----------     ----------    ----------
Net asset value, beginning of
  period                              $        10.59        $    10.33     $     9.62     $     9.74     $    10.71    $    10.43
                                      --------------        ----------     ----------     ----------     ----------    ----------
Income from investment operations:
   Net investment income                         .20               .44            .50            .51            .47           .51
   Net gains (losses) on
     securities (both realized and
     unrealized)                                 .08               .26            .72           (.12)          (.78)          .31
                                      --------------        ----------     ----------     ----------     ----------    ----------
      Total from investment
        operations                               .28               .70           1.22            .39           (.31)          .82
                                      --------------        ----------     ----------     ----------     ----------    ----------
Less distributions:
   Dividends from net investment
     income                                     (.20)             (.44)          (.51)          (.51)          (.47)         (.51)
   Distributions from net realized
     gains                                         -                 -              -              -           (.19)         (.03)
                                      --------------        ----------     ----------     ----------     ----------    ----------
      Total distributions                       (.20)             (.44)          (.51)          (.51)          (.66)         (.54)
                                      --------------        ----------     ----------     ----------     ----------    ----------
Net asset value, end of period        $        10.67        $    10.59     $    10.33     $     9.62     $     9.74    $    10.71
                                      ==============        ==========     ==========     ==========     ==========    ==========
Total return(a)                                 2.63%             6.99%         12.93%          4.16%         (2.98)%        8.09%
Net assets, end of period
  (in thousands)                      $        5,923        $    6,308     $    6,582     $    6,755     $    8,171    $    8,894
Ratios to average net assets:
  Expenses                                      1.90%(b)          1.90%          1.90%          1.90%          1.90%         1.90%
  Net investment income                         3.81%(b)          4.32%          5.03%          5.33%          4.64%         4.78%
  Expenses without waiver                       2.70%(b)          2.67%          2.74%          2.59%          2.28%         2.28%
  Net investment income without
    waiver                                      3.00%(b)          3.55%          4.19%          4.64%          4.26%         4.40%
Portfolio turnover rate (excluding
  short-term securities)                        66.0%            148.3%         251.9%         191.4%         211.9%        237.2%

----------
(a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges. For periods of less than one year, total return presented has not been annualized.
(b)  Adjusted to an annual basis.

ADVANTUS BOND FUND

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                               CLASS C
                                      -------------------------------------------------------------------------------------------
                                       PERIOD FROM
                                        OCTOBER 1,
                                         2002 TO                                  YEAR ENDED SEPTEMBER 30,
                                      MARCH 31, 2003        ---------------------------------------------------------------------
                                       (UNAUDITED)             2002           2001           2000           1999          1998
                                      --------------        ----------     ----------     ----------     ----------    ----------
Net asset value, beginning of
  period                              $        10.56        $    10.29     $     9.59     $     9.70     $    10.68    $    10.42
                                      --------------        ----------     ----------     ----------     ----------    ----------
Income from investment operations:
   Net investment income                         .20               .44            .50            .51            .47           .51
   Net gains (losses) on
     securities (both realized and
     unrealized)                                 .06               .27            .70           (.11)          (.79)          .29
                                      --------------        ----------     ----------     ----------     ----------    ----------
      Total from investment
        operations                               .26               .71           1.20            .40           (.32)          .80
                                      --------------        ----------     ----------     ----------     ----------    ----------
Less distributions:
   Dividends from net investment
     income                                     (.19)             (.44)          (.50)          (.51)          (.47)         (.51)
   Distributions from net realized
     gains                                         -                 -              -              -           (.19)         (.03)
                                      --------------        ----------     ----------     ----------     ----------    ----------
      Total distributions                       (.19)             (.44)          (.50)          (.51)          (.66)         (.54)
                                      --------------        ----------     ----------     ----------     ----------    ----------
Net asset value, end of period        $        10.63        $    10.56     $    10.29     $     9.59     $     9.70    $    10.68
                                      ==============        ==========     ==========     ==========     ==========    ==========
Total return(a)                                 2.54%             7.11%         12.84%          4.26%         (3.10)%        7.89%
Net assets, end of period
  (in thousands)                      $        1,125        $    1,106     $    1,029     $    1,112     $    1,594    $    2,089
Ratios to average net assets:
  Expenses                                      1.90%(b)          1.90%          1.90%          1.91%          1.90%         1.90%
  Net investment income                         3.82%(b)          4.32%          5.03%          5.32%          4.64%         4.81%
  Expenses without waiver                       2.70%(b)          2.67%          2.74%          2.59%          2.28%         2.28%
  Net investment income without
    waiver                                      3.01%(b)          3.55%          4.19%          4.68%          4.26%         4.43%
Portfolio turnover rate (excluding
  short-term securities)                        66.0%            148.3%         251.9%         191.4%         211.9%        237.2%

----------
(a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges. For periods of less than one year, total return presented has not been annualized.
(b)  Adjusted to an annual basis.

ADVANTUS INTERNATIONAL BALANCED FUND

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                               CLASS A
                                      -------------------------------------------------------------------------------------------
                                       PERIOD FROM
                                        OCTOBER 1,
                                         2002 TO                                  YEAR ENDED SEPTEMBER 30,
                                      MARCH 31, 2003        ---------------------------------------------------------------------
                                       (UNAUDITED)             2002           2001           2000           1999          1998
                                      --------------        ----------     ----------     ----------     ----------    ----------
Net asset value, beginning of
  period                              $         8.72        $     9.28     $    11.59     $    11.80     $    10.56    $    13.29
                                      --------------        ----------     ----------     ----------     ----------    ----------
Income from investment operations:
   Net investment income                         .06               .18            .18            .23            .21           .28
   Net gains (losses) on securities
      (both realized and unrealized)             .17              (.59)         (1.28)           .50           1.52         (1.95)
                                      --------------        ----------     ----------     ----------     ----------    ----------
      Total from investment
        operations                               .23              (.41)         (1.10)           .73           1.73         (1.67)
                                      --------------        ----------     ----------     ----------     ----------    ----------
Less distributions:
   Dividends from net investment
     income                                        -                 -           (.11)          (.36)          (.11)         (.14)
   Distributions from net realized
     gains                                         -              (.13)         (1.10)          (.58)          (.38)         (.92)
   Tax return of capital                           -              (.02)             -              -              -             -
                                      --------------        ----------     ----------     ----------     ----------    ----------
      Total distributions                          -              (.15)         (1.21)          (.94)          (.49)        (1.06)
                                      --------------        ----------     ----------     ----------     ----------    ----------
Net asset value, end of period        $         8.95        $     8.72     $     9.28     $    11.59     $    11.80    $    10.56
                                      ==============        ==========     ==========     ==========     ==========    ==========
Total return(a)                                 2.64%            (4.62)%       (10.57)%         6.26%         16.65%       (13.02)%
Net assets, end of period
  (in thousands)                      $       37,019        $   36,488     $   40,021     $   47,693     $   49,502    $   46,025
Ratios to average net assets:
  Expenses                                      1.67%(b)          1.62%          1.62%          1.52%          1.63%         1.62%
  Net investment income                         1.14%(b)          1.84%          1.60%          1.92%          1.77%         2.38%
  Expenses without waiver                       1.70%(b)          1.72%          1.73%          1.65%          1.70%         1.91%
  Net investment income without
    waiver                                      1.11%(b)          1.74%          1.49%          1.79%          1.70%         2.09%
Portfolio turnover rate (excluding
  short-term securities)                        20.6%             47.8%          35.6%          44.2%          73.8%         57.0%

----------
(a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges. For periods of less than one year, total return presented has not been annualized.
(b)  Adjusted to an annual basis.

ADVANTUS INTERNATIONAL BALANCED FUND

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                               CLASS B
                                      -------------------------------------------------------------------------------------------
                                       PERIOD FROM
                                        OCTOBER 1,
                                         2002 TO                                  YEAR ENDED SEPTEMBER 30,
                                      MARCH 31, 2003        ---------------------------------------------------------------------
                                       (UNAUDITED)             2002           2001           2000           1999          1998
                                      --------------        ----------     ----------     ----------     ----------    ----------
Net asset value, beginning of
  period                              $         8.55        $     9.17     $    11.49     $    11.66     $    10.47    $    13.23
                                      --------------        ----------     ----------     ----------     ----------    ----------
Income from investment operations:
   Net investment income                         .04               .10            .11            .11            .12           .19
   Net gains (losses) on securities
      (both realized and unrealized)             .17              (.59)         (1.28)           .51           1.51         (1.93)
                                      --------------        ----------     ----------     ----------     ----------    ----------
      Total from investment
        operations                               .21              (.49)         (1.17)           .62           1.63         (1.74)
                                      --------------        ----------     ----------     ----------     ----------    ----------
Less distributions:
   Dividends from net investment
     income                                        -                 -           (.05)          (.21)          (.06)         (.10)
   Distributions from net realized
     gains                                         -              (.13)         (1.10)          (.58)          (.38)         (.92)
   Tax return of capital                           -                 -              -              -              -             -
                                      --------------        ----------     ----------     ----------     ----------    ----------
      Total distributions                          -              (.13)         (1.15)          (.79)          (.44)        (1.02)
                                      --------------        ----------     ----------     ----------     ----------    ----------
Net asset value, end of period        $         8.76        $     8.55     $     9.17     $    11.49     $    11.66    $    10.47
                                      ==============        ==========     ==========     ==========     ==========    ==========
Total return(a)                                 2.22%            (5.52)%       (11.29)%         5.32%         15.84%       (13.63)%
Net assets, end of period
  (in thousands)                      $        2,606        $    2,798     $    3,530     $    4,647     $    5,293    $    4,869
Ratios to average net assets:
  Expenses                                      2.42%(b)          2.42%          2.42%          2.32%          2.43%         2.29%
  Net investment income                          .69%(b)          1.04%           .79%          1.12%           .94%         1.77%
  Expenses without waiver                       2.45%(b)          2.47%          2.48%          2.42%          2.43%         2.44%
  Net investment income without
    waiver                                       .69%(b)           .99%           .74%          1.02%           .94%         1.62%
Portfolio turnover rate (excluding
  short-term securities)                        20.6%             47.8%          35.6%          44.2%          73.8%         57.0%

----------
(a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges. For periods of less than one year, total return presented has not been annualized.
(b)  Adjusted to an annual basis.

ADVANTUS INTERNATIONAL BALANCED FUND

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                               CLASS C
                                      -------------------------------------------------------------------------------------------
                                       PERIOD FROM
                                        OCTOBER 1,
                                         2002 TO                                  YEAR ENDED SEPTEMBER 30,
                                      MARCH 31, 2003        ---------------------------------------------------------------------
                                       (UNAUDITED)             2002           2001           2000           1999          1998
                                      --------------        ----------     ----------     ----------     ----------    ----------
Net asset value, beginning of
  period                              $         8.56        $     9.18     $    11.50     $    11.66     $    10.48    $    13.24
                                      --------------        ----------     ----------     ----------     ----------    ----------
Income from investment operations:
   Net investment income                         .03               .08            .11            .11            .10           .18
   Net gains (losses) on
     securities (both realized and
     unrealized)                                 .16              (.57)         (1.28)           .51           1.52         (1.92)
                                      --------------        ----------     ----------     ----------     ----------    ----------
      Total from investment
        operations                               .19              (.49)         (1.17)           .62           1.62         (1.74)
                                      --------------        ----------     ----------     ----------     ----------    ----------
Less distributions:
   Dividends from net investment
     income                                        -                 -           (.05)          (.20)          (.06)         (.10)
   Distributions from net realized
     gains                                         -              (.13)         (1.10)          (.58)          (.38)         (.92)
   Tax return of capital                           -                 -              -              -              -             -
                                      --------------        ----------     ----------     ----------     ----------    ----------
      Total distributions                          -              (.13)         (1.15)          (.78)          (.44)        (1.02)
                                      --------------        ----------     ----------     ----------     ----------    ----------
Net asset value, end of period        $         8.75        $     8.56     $     9.18     $    11.50     $    11.66    $    10.48
                                      ==============        ==========     ==========     ==========     ==========    ==========
Total return(a)                                 2.22%            (5.52)%       (11.27)%         5.36%         15.71%       (13.67)%
Net assets, end of period
  (in thousands)                      $          733        $      892     $    1,060     $    1,728     $    2,510    $    3,074
Ratios to average net assets:
  Expenses                                      2.42%(b)          2.42%          2.42%          2.33%          2.44%         2.49%
  Net investment income                          .73%(b)          1.04%           .78%          1.09%           .94%         1.52%
  Expenses without waiver                       2.45%(b)          2.47%          2.48%          2.43%          2.44%         2.64%
  Net investment income without
    waiver                                       .73%(b)           .99%           .73%           .99%           .94%         1.37%
Portfolio turnover rate (excluding
  short-term securities)                        20.6%             47.8%          35.6%          44.2%          73.8%         57.0%

----------
(a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges. For periods of less than one year, total return presented has not been annualized.
(b)  Adjusted to an annual basis.

ADVANTUS MONEY MARKET FUND

                                       PERIOD FROM
                                        OCTOBER 1,
                                         2002 TO                                  YEAR ENDED SEPTEMBER 30,
                                      MARCH 31, 2003        ---------------------------------------------------------------------
                                       (UNAUDITED)             2002           2001           2000           1999          1998
                                      --------------        ----------     ----------     ----------     ----------    ----------
Net asset value, beginning of
  period                              $         1.00        $     1.00     $     1.00     $     1.00     $     1.00    $     1.00
                                      --------------        ----------     ----------     ----------     ----------    ----------
Income from investment operations:
   Net investment income                           -(c)            .01            .04            .05            .04           .05
                                      --------------        ----------     ----------     ----------     ----------    ----------
      Total from investment
        operations                                 -               .01            .04            .05            .04           .05
                                      --------------        ----------     ----------     ----------     ----------    ----------
Less distributions:
   Dividends from net investment
     income                                        -(c)           (.01)          (.04)          (.05)          (.04)         (.05)
                                      --------------        ----------     ----------     ----------     ----------    ----------
      Total distributions                          -              (.01)          (.04)          (.05)          (.04)         (.05)
                                      --------------        ----------     ----------     ----------     ----------    ----------
Net asset value, end of period        $         1.00        $     1.00     $     1.00     $     1.00     $     1.00    $     1.00
                                      ==============        ==========     ==========     ==========     ==========    ==========
Total return(a)                                  .33%             1.27%          4.56%          5.33%          4.24%         4.78%
Net assets, end of period
  (in thousands)                      $       39,359        $   41,928     $   42,483     $   42,188     $   41,203    $   60,901
Ratios to average net assets:
  Expenses                                       .73%(b)           .85%           .85%           .85%           .85%          .85%
  Net investment income                          .67%(b)          1.26%          4.45%          5.21%          4.17%         4.68%
  Expenses without waiver                       1.14%(b)          1.56%          1.66%          1.78%          1.56%         1.41%
  Net investment income without
    waiver                                       .26%(b)           .55%          3.64%          4.28%          3.46%         4.12%

----------
(a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges. For periods of less than one year, total return presented has not been annualized.
(b)  Adjusted to an annual basis.
(c)  Amount is less than $.01.

ADVANTUS MORTGAGE SECURITIES FUND

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                               CLASS A
                                      -------------------------------------------------------------------------------------------
                                       PERIOD FROM
                                        OCTOBER 1,
                                         2002 TO                                  YEAR ENDED SEPTEMBER 30,
                                      MARCH 31, 2003        ---------------------------------------------------------------------
                                       (UNAUDITED)             2002           2001           2000           1999          1998
                                      --------------        ----------     ----------     ----------     ----------    ----------
Net asset value, beginning of
  period                              $        11.07        $    10.99     $    10.37     $    10.30     $    10.75    $    10.54
                                      --------------        ----------     ----------     ----------     ----------    ----------
Income from investment operations:
   Net investment income                         .33               .70            .73            .69            .69           .64
   Net gains (losses) on securities
     (both realized and unrealized)             (.07)              .11            .65            .09           (.45)          .25
                                      --------------        ----------     ----------     ----------     ----------    ----------
      Total from investment
        operations                               .26               .81           1.38            .78            .24           .89
                                      --------------        ----------     ----------     ----------     ----------    ----------
Less distributions:
   Dividends from net investment
     income                                     (.31)             (.72)          (.72)          (.70)          (.68)         (.65)
   Distributions from net realized
     gains                                         -                 -              -              -              -             -
   Tax return of capital                           -              (.01)          (.04)          (.01)          (.01)         (.03)
                                      --------------        ----------     ----------     ----------     ----------    ----------
      Total distributions                       (.31)             (.73)          (.76)          (.71)          (.69)         (.68)
                                      --------------        ----------     ----------     ----------     ----------    ----------
Net asset value, end of period        $        11.02        $    11.07     $    10.99     $    10.37     $    10.30    $    10.75
                                      ==============        ==========     ==========     ==========     ==========    ==========
Total return(a)                                 2.25%             7.88%         13.90%          7.70%          2.26%         8.73%
Net assets, end of period
  (in thousands)                      $       84,128        $   67,395     $   42,458     $   31,814     $   33,617    $   32,268
Ratios to average net assets:
  Expenses                                       .95%(b)           .95%           .95%           .95%           .95%          .95%
  Net investment income                         5.79%(b)          6.24%          6.75%          6.81%          6.29%         6.02%
  Expenses without waiver                       1.14%(b)          1.21%          1.31%          1.32%          1.21%         1.29%
  Net investment income without
    waiver                                      5.60%(b)          5.98%          6.39%          6.44%          6.03%         5.68%
Portfolio turnover rate (excluding
  short-term securities)                        36.1%             98.5%          55.2%          64.7%         127.1%        152.5%

----------
(a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges. For periods of less than one year, total return presented has not been annualized.
(b)  Adjusted to an annual basis.

ADVANTUS MORTGAGE SECURITIES FUND

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                               CLASS B
                                      -------------------------------------------------------------------------------------------
                                       PERIOD FROM
                                        OCTOBER 1,
                                         2002 TO                                  YEAR ENDED SEPTEMBER 30,
                                      MARCH 31, 2003        ---------------------------------------------------------------------
                                       (UNAUDITED)             2002           2001           2000           1999          1998
                                      --------------        ----------     ----------     ----------     ----------    ----------
Net asset value, beginning of
  period                              $        11.09        $    11.01     $    10.39     $    10.33     $    10.77    $    10.56
                                      --------------        ----------     ----------     ----------     ----------    ----------
Income from investment operations:
   Net investment income                         .29               .61            .65            .61            .61           .57
   Net gains (losses) on
     securities (both realized and
     unrealized)                                (.07)              .12            .65            .08           (.44)          .24
                                      --------------        ----------     ----------     ----------     ----------    ----------
      Total from investment
        operations                               .22               .73           1.30            .69            .17           .81
                                      --------------        ----------     ----------     ----------     ----------    ----------
Less distributions:
   Dividends from net investment
     income                                     (.27)             (.64)          (.64)          (.62)          (.60)         (.57)
   Distributions from net realized
     gains                                         -                 -              -              -              -             -
   Tax return of capital                           -              (.01)          (.04)          (.01)          (.01)         (.03)
                                      --------------        ----------     ----------     ----------     ----------    ----------
      Total distributions                       (.27)             (.65)          (.68)          (.63)          (.61)         (.60)
                                      --------------        ----------     ----------     ----------     ----------    ----------
Net asset value, end of period        $        11.04        $    11.09     $    11.01     $    10.39     $    10.33    $    10.77
                                      ==============        ==========     ==========     ==========     ==========    ==========
Total return(a)                                 1.88%             6.99%         13.05%          6.90%          1.51%         7.92%
Net assets, end of period
  (in thousands)                      $       36,659        $   29,879     $   21,227     $   14,436     $   14,057    $   10,079
Ratios to average net assets:
  Expenses                                      1.70%(b)          1.70%          1.70%          1.70%          1.70%         1.70%
  Net investment income                         5.02%(b)          5.49%          6.00%          6.06%          5.57%         5.33%
  Expenses without waiver                       1.89%(b)          1.96%          2.06%          2.07%          1.94%         1.99%
  Net investment income without
    waiver                                      4.83%(b)          5.23%          5.64%          5.69%          5.33%         5.04%
Portfolio turnover rate (excluding
  short-term securities)                        36.1%             98.5%          55.2%          64.7%         127.1%        152.5%

----------
(a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges. For periods of less than one year, total return presented has not been annualized.
(b)  Adjusted to an annual basis.

ADVANTUS MORTGAGE SECURITIES FUND

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                               CLASS C
                                      -------------------------------------------------------------------------------------------
                                       PERIOD FROM
                                        OCTOBER 1,
                                         2002 TO                                  YEAR ENDED SEPTEMBER 30,
                                      MARCH 31, 2003        ---------------------------------------------------------------------
                                       (UNAUDITED)             2002           2001           2000           1999          1998
                                      --------------        ----------     ----------     ----------     ----------    ----------
Net asset value, beginning of
  period                              $        11.08        $    10.99     $    10.37     $    10.31     $    10.76    $    10.55
                                      --------------        ----------     ----------     ----------     ----------    ----------
Income from investment operations:
   Net investment income                         .29               .62            .66            .61            .61           .57
   Net gains (losses) on
     securities (both realized and
     unrealized)                                (.07)              .12            .64            .08           (.45)          .24
                                      --------------        ----------     ----------     ----------     ----------    ----------
      Total from investment
        operations                               .22               .74           1.30            .69            .16           .81
                                      --------------        ----------     ----------     ----------     ----------    ----------
Less distributions:
   Dividends from net investment
     income                                     (.27)             (.64)          (.64)          (.62)          (.60)         (.57)
   Distributions from net realized
     gains                                         -                 -              -              -              -             -
Tax return of capital                              -              (.01)          (.04)          (.01)          (.01)         (.03)
                                      --------------        ----------     ----------     ----------     ----------    ----------
      Total distributions                       (.27)             (.65)          (.68)          (.63)          (.61)         (.60)
                                      --------------        ----------     ----------     ----------     ----------    ----------
Net asset value, end of period        $        11.03        $    11.08     $    10.99     $    10.37     $    10.31    $    10.76
                                      ==============        ==========     ==========     ==========     ==========    ==========
Total return(a)                                 1.97%             6.99%         13.05%          6.89%          1.50%         7.92%
Net assets, end of period
  (in thousands)                      $       13,697        $   10,411     $    5,216     $    3,259     $    5,126    $    4,343
Ratios to average net assets:
  Expenses                                      1.70%(b)          1.70%          1.70%          1.70%          1.70%         1.70%
  Net investment income                         5.05%(b)          5.49%          6.00%          6.06%          5.58%         5.40%
  Expenses without waiver                       1.89%(b)          1.96%          2.06%          2.07%          1.94%         1.99%
  Net investment income without
    waiver                                      4.86%(b)          5.23%          5.64%          5.69%          5.34%         5.11%
Portfolio turnover rate (excluding
  short-term securities)                        36.1%             98.5%          55.2%          64.7%         127.1%        152.5%

----------
(a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges. For periods of less than one year, total return presented has not been annualized.
(b)  Adjusted to an annual basis.

ADVANTUS SPECTRUM FUND

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                               CLASS A
                                      -------------------------------------------------------------------------------------------
                                       PERIOD FROM
                                        OCTOBER 1,
                                         2002 TO                                  YEAR ENDED SEPTEMBER 30,
                                      MARCH 31, 2003        ---------------------------------------------------------------------
                                       (UNAUDITED)             2002           2001           2000           1999          1998
                                      --------------        ----------     ----------     ----------     ----------    ----------
Net asset value, beginning of
  period                              $        10.54        $    11.45     $    19.73     $    17.88     $    16.50    $    16.40
                                      --------------        ----------     ----------     ----------     ----------    ----------
Income from investment operations:
   Net investment income                         .10               .23            .22            .31            .31           .33
   Net gains (losses) on
     securities (both realized and
      unrealized)                                .39              (.89)         (6.08)          2.55           2.30          1.40
                                      --------------        ----------     ----------     ----------     ----------    ----------
      Total from investment
        operations                               .49              (.66)         (5.86)          2.86           2.61          1.73
                                      --------------        ----------     ----------     ----------     ----------    ----------
Less distributions:
   Dividends from net investment
     income                                     (.11)             (.25)          (.20)          (.30)          (.31)         (.33)
   Distributions from net realized
     gains                                         -                 -          (2.22)          (.71)          (.92)        (1.30)
                                      --------------        ----------     ----------     ----------     ----------    ----------
      Total distributions                       (.11)             (.25)         (2.42)         (1.01)         (1.23)        (1.63)
                                      --------------        ----------     ----------     ----------     ----------    ----------
Net asset value, end of period        $        10.92        $    10.54     $    11.45     $    19.73     $    17.88    $    16.50
                                      ==============        ==========     ==========     ==========     ==========    ==========
Total return(a)                                 4.73%            (5.91)%       (32.35)%        16.22%         16.08%        11.31%
Net assets, end of period
  (in thousands)                      $       36,108        $   36,974     $   45,066     $   77,964     $   73,613    $   68,157
Ratios to average net assets:
  Expenses                                      1.17%(b)          1.22%          1.12%          1.11%          1.10%         1.19%
  Net investment income                         1.67%(b)          1.84%          1.57%          1.58%          1.77%         1.98%
  Expenses without waiver                       1.49%(b)          1.52%          1.40%          1.20%          1.10%         1.19%
  Net investment income without
    waiver                                      1.35%(b)          1.54%          1.29%          1.49%          1.77%         1.98%
Portfolio turnover rate (excluding
  short-term securities)                        47.1%            129.0%         158.4%         132.0%         100.8%        139.8%

----------
(a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges. For periods of less than one year, total return presented has not been annualized.
(b)  Adjusted to an annual basis.

ADVANTUS SPECTRUM FUND

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                               CLASS B
                                      -------------------------------------------------------------------------------------------
                                       PERIOD FROM
                                        OCTOBER 1,
                                         2002 TO                                  YEAR ENDED SEPTEMBER 30,
                                      MARCH 31, 2003        ---------------------------------------------------------------------
                                       (UNAUDITED)             2002           2001           2000           1999          1998
                                      --------------        ----------     ----------     ----------     ----------    ----------
Net asset value, beginning of
  period                              $        10.47        $    11.38     $    19.61     $    17.79     $    16.43    $    16.34
                                      --------------        ----------     ----------     ----------     ----------    ----------
Income from investment operations:
   Net investment income                         .08               .12            .11            .17            .19           .22
   Net gains (losses) on
     securities (both realized and
     unrealized)                                 .37              (.87)         (6.03)          2.53           2.28          1.39
                                      --------------        ----------     ----------     ----------     ----------    ----------
      Total from investment
        operations                               .45              (.75)         (5.92)          2.70           2.47          1.61
                                      --------------        ----------     ----------     ----------     ----------    ----------
Less distributions:
   Dividends from net investment
     income                                     (.07)             (.16)          (.09)          (.17)          (.19)         (.22)
   Distributions from net realized
     gains                                         -                 -          (2.22)          (.71)          (.92)        (1.30)
                                      --------------        ----------     ----------     ----------     ----------    ----------
      Total distributions                       (.07)             (.16)         (2.31)          (.88)         (1.11)        (1.52)
                                      --------------        ----------     ----------     ----------     ----------    ----------
Net asset value, end of period        $        10.85        $    10.47     $    11.38     $    19.61     $    17.79    $    16.43
                                      ==============        ==========     ==========     ==========     ==========    ==========
Total return(a)                                 4.27%            (6.56)%       (32.82)%        15.51%         15.31%        10.55%
Net assets, end of period
  (in thousands)                      $       10,080        $   11,216     $   15,207     $   26,838     $   24,420    $   17,751
Ratios to average net assets:
  Expenses                                      1.92%(b)          1.97%          1.87%          1.86%          1.82%         1.84%
  Net investment income                         1.47%(b)          1.09%           .82%           .83%          1.06%         1.32%
  Expenses without waiver                       2.24%(b)          2.27%          2.15%          1.95%          1.82%         1.84%
  Net investment income without
    waiver                                      1.15%(b)           .79%           .54%           .72%          1.06%         1.32%
Portfolio turnover rate (excluding
  short-term securities)                        47.1%            129.0%         158.4%         132.0%         100.8%        139.8%

----------
(a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges. For periods of less than one year, total return presented has not been annualized.
(b)  Adjusted to an annual basis.

ADVANTUS SPECTRUM FUND

Per share data for a share of capital stock and selected information for each period are as follows:

                                                                               CLASS C
                                      -------------------------------------------------------------------------------------------
                                       PERIOD FROM
                                        OCTOBER 1,
                                         2002 TO                                  YEAR ENDED SEPTEMBER 30,
                                      MARCH 31, 2003        ---------------------------------------------------------------------
                                       (UNAUDITED)             2002           2001           2000           1999          1998
                                      --------------        ----------     ----------     ----------     ----------    ----------
Net asset value, beginning of
  period                              $        10.39        $    11.29     $    19.49     $    17.69     $    16.34    $    16.27
                                      --------------        ----------     ----------     ----------     ----------    ----------
Income from investment operations:
   Net investment income                         .08               .12            .11            .17            .19           .24
   Net gains (losses) on
     securities (both realized and
     unrealized)                                 .36              (.86)         (6.00)          2.51           2.27          1.36
                                      --------------        ----------     ----------     ----------     ----------    ----------
      Total from investment
        operations                               .44              (.74)         (5.89)          2.68           2.46          1.60
                                      --------------        ----------     ----------     ----------     ----------    ----------
Less distributions:
   Dividends from net investment
     income                                     (.07)             (.16)          (.09)          (.17)          (.19)         (.23)
   Distributions from net realized
     gains                                         -                 -          (2.22)          (.71)          (.92)        (1.30)
                                      --------------        ----------     ----------     ----------     ----------    ----------
      Total distributions                       (.07)             (.16)         (2.31)          (.88)         (1.11)        (1.53)
                                      --------------        ----------     ----------     ----------     ----------    ----------
Net asset value, end of period        $        10.76        $    10.39     $    11.29     $    19.49     $    17.69    $    16.34
                                      ==============        ==========     ==========     ==========     ==========    ==========
Total return(a)                                 4.21%            (6.54)%       (32.87)%        15.38%         15.29%        10.57%
Net assets, end of period
  (in thousands)                      $        2,252        $    2,381     $    3,210     $    5,928     $    5,659    $    4,062
Ratios to average net assets:
  Expenses                                      1.92%(b)          1.97%          1.87%          1.86%          1.82%         1.83%
  Net investment income                         1.47%(b)          1.09%           .82%           .83%          1.07%         1.31%
  Expenses without waiver                       2.24%(b)          2.27%          2.15%          1.95%          1.82%         1.83%
  Net investment income without
    waiver                                      1.15%(b)           .79%           .54%           .72%          1.07%         1.31%
Portfolio turnover rate (excluding
  short-term securities)                        47.1%            129.0%         158.4%         132.0%         100.8%        139.8%

----------
(a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges. For periods of less than one year, total return presented has not been annualized.
(b)  Adjusted to an annual basis.

                                                                  ADVANTUS FUNDS
                                                Directors and Executive Officers

Under Minnesota law, the Board of Directors of each Fund has overall responsibility for managing the Fund in good faith and in a manner reasonably believed to be in the best interests of the Fund. The directors meet periodically throughout the year to oversee the Fund's activities, review contractual arrangements with companies that provide services to the Fund, and review the performance of the Fund. Certain of the directors are considered "interested persons" (as defined in the Investment Company Act of 1940) of the Fund primarily by reason of their engagement as officers of the Fund's investment adviser, Advantus Capital Management, Inc. ("Advantus Capital"), or as officers of companies affiliated with Advantus Capital, including Minnesota Life Insurance Company ("Minnesota Life"). Effective May 1, 2003, however, Waddell & Reed Ivy Investment Company ("WRIICO") serves as investment adviser for Advantus Spectrum Fund. The remaining directors, because they are not interested persons of the Fund, are considered independent ("Independent Directors") and are not employees or officers of, and have no financial interest in, Advantus Capital, Minnesota Life, WRIICO or their other affiliates. A majority of the Board of Directors is comprised of Independent Directors.

The individuals listed in the table below serve as directors and officers of the Fund, and also serve in the same capacity for each of the other eleven Advantus Funds (the Advantus Funds are comprised of twelve registered investment companies, consisting of 29 portfolios). Only executive officers and other officers who perform policy-making functions with the Fund are listed. None of the directors is a director of any public company (a company required to file reports under the Securities Exchange Act of 1934) or of any registered investment companies other than the Advantus Funds. Each director serves for an indefinite term, until his or her resignation, death or removal.

                                   POSITION WITH FUND
NAME, ADDRESS(1)                   AND LENGTH OF          PRINCIPAL OCCUPATION(S)
AND AGE                            TIME SERVED            DURING PAST 5 YEARS
----------------------------------------------------------------------------------------------------------------------------------
INTERESTED DIRECTORS

William N. Westhoff                Director since         Retired since July 2002, prior thereto President, Treasurer and
Age: 55                            July 23, 1998          Director, Advantus Capital Management, Inc.; Senior Vice President and
                                                          Treasurer, Minnesota Life Insurance Company since April 1998; Senior
                                                          Vice President, Global Investments, American Express Financial
                                                          Corporation, Minneapolis, Minnesota, from August 1994 to October 1997

INDEPENDENT DIRECTORS

Ralph D. Ebbott                    Director since         Retired, Vice President and Treasurer of Minnesota Mining and
Age: 75                            February 25, 1985      Manufacturing Company (industrial and consumer products) through
                                                          June 1989

William C. Melton                  Director since         Founder and President of Melton Research Inc. since 1997; member of the
Age: 55                            April 25, 2002         Advisory Board of Macroeconomic Advisors LLC since 1998; member,
                                                          Minneapolis StarTribune Board of Economists since 1986; member, State of Minnesota Council of Economic Advisors from 1988 to 1994; various senior positions at American Express Financial Advisors (formerly
                                                          Investors

                                                          Diversified Services and, thereafter, IDS/American Express) from 1982 through 1997, including Chief Economist and, thereafter, Chief
                                                          International Economist

Ellen S. Berscheid                 Director since         Regents' Professor of Psychology at the University of Minnesota
Age: 66                            October 22, 1985

OTHER EXECUTIVE OFFICERS

Dianne M. Orbison                  President since        President and Treasurer, Advantus Capital Management, Inc.; Vice
Age: 50                            July 25, 2002          President and Treasurer, Minnesota Life Insurance Company; Vice
                                                          President and Treasurer, Minnesota Mutual Companies, Inc.; Vice
                                                          President and Treasurer, Securian Financial Group, Inc.; Vice President
                                                          and Treasurer, Securian Holding Company; President and Treasurer,
                                                          MIMLIC Funding, Inc. (entity holding legal title to bonds beneficially owned by certain clients of Advantus Capital); President and Treasurer,
                                                          MCM Funding 1997-1, Inc. and MCM Funding 1998-1, Inc. (entities holding legal title to mortgages beneficially owned by certain clients of
                                                          Advantus Capital)

Frederick P. Feuerherm             Vice President, and    Vice President, Assistant Secretary and Director, Advantus Capital
Age: 56                            Treasurer since        Management, Inc.; Vice  President, Minnesota Life Insurance Company;
                                   July 13, 1993          Vice President, Minnesota Mutual Companies, Inc.; Vice President,
                                                          Securian Financial Group, Inc.; Vice President, Securian Holding
                                                          Company; Vice President and Director, MIMLIC Funding, Inc. (entity holding legal title to bonds beneficially owned by certain clients of
                                                          Advantus Capital); Vice President and Assistant Secretary, MCM Funding
                                                          1997-1, Inc. and MCM Funding 1998-1, Inc. (entities holding legal title to mortgages beneficially owned by certain clients of Advantus
                                                          Capital); Treasurer, Ministers Life Resources, Inc.; Treasurer, The
                                                          Ministers Life Insurance Company; Director of each of the Advantus
                                                          Funds, prior to April 23, 2003

Michael J. Radmer                  Secretary since        Partner with the law firm of
Dorsey & Whitney LLP               February 25, 1985      Dorsey & Whitney LLP
50 South Sixth Street
Minneapolis, Minnesota
55402
Age: 57

----------
(1) Unless otherwise noted, the address of each director and officer is the address of the Fund: 400 Robert Street North, St. Paul, Minnesota 55101.

The Fund's Statement of Additional Information (SAI) includes additional information about Fund directors, and is available, without charge, upon request. You may request a copy of the current SAI by telephoning Advantus Shareholder Services, toll free, at (800) 665-6005.

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

                                                            SHAREHOLDER SERVICES

     The Advantus Family of Funds offers a variety of services that enhance your ability to manage your assets. Check each Fund's prospectus for the details of the services and any limitations that may apply.

EXCHANGE PRIVILEGES: You can move all or part of your investment dollars from one fund to any other Advantus Fund you own (for identical registrations within the same share class) at any time as your needs change. Exchanges are at the then current net asset value (exchanges from the Advantus Money Market Fund will incur the applicable sales charge, if not previously subjected to the charge). Shareholders may make twelve exchanges each calendar year without incurring a transaction charge. Thereafter, there will be a $7.50 transaction charge for each additional exchange within the calendar year.

INCOME DISTRIBUTION FLEXIBILITY: You can have your fund dividends and other distributions automatically reinvested with no sales charge, direct them from one Advantus Fund to any other you own within the Fund family or, if you desire, we'll pay you in cash.

SYSTEMATIC WITHDRAWAL PLAN: You can set up a plan to receive a check at specified intervals from your fund account subject to minimum guidelines. Depending upon the performance of the underlying investment options, the value may be worth more or less than the original amount invested when withdrawn.

DIRECT DIVIDEND DEPOSITS: At your request we will deposit your dividends or systematic withdrawals directly into your checking or savings account instead of sending you a check.

TELEPHONE EXCHANGE: You may move money from one Advantus account to any other Advantus account you own (with identical registrations within the same share class) just by calling our toll-free number. The Telephone Exchange privilege will automatically be established unless otherwise indicated on the Account Application. Telephone Exchange may be changed (added/deleted) at any time by submitting a request in writing.

SYSTEMATIC EXCHANGE: You may move a set amount of money monthly or quarterly from one Advantus Fund to another Advantus Fund (with identical registrations within the same share class) to diversify your investment portfolio and take advantage of "dollar-cost averaging".

AUTOMATIC PAYMENT OF INSURANCE PREMIUMS: You may automatically pay your Minnesota Life insurance premiums from your Advantus Money Market account.

REDUCED SALES CHARGES: Letter of Intent, combined purchases with spouse, children or single trust estates, and the Right of Accumulation make it possible for you to reduce the sales charge, if any.

AUTOMATIC INVESTMENT PLAN: This special purchase plan enables you to open an Advantus Fund account for as little as $500 when you agree to make investments of not less than $50 under the plan and lower your average share cost through "dollar-cost averaging." (Dollar-cost averaging does not assure a profit, nor does it prevent loss in declining markets.) The Automatic Investment Plan allows you to invest automatically monthly, semi-monthly or quarterly from your checking or savings account.

IRAS, OTHER QUALIFIED PLANS: You can use the Advantus Family of Funds for your Traditional, Roth or Education Individual Retirement Account or other qualified plans including: SEP IRA's, SIMPLE IRA's, Profit Sharing, 401(k) Money Purchase or Defined Benefit plans.

TELEPHONE REDEMPTION: You may call us and redeem shares over the phone. The proceeds will be sent by check to the address of record for the account or wire transferred to your bank of record for the account. Wire transfers are for amounts over $500. The prevailing wire charge will be added to the withdrawal amount. The Telephone Redemption privilege will automatically be established unless otherwise indicated on the Account Application. Telephone Redemption may be changed (added/deleted) at any time by submitting a request in writing. To have the redemption automatically deposited into your checking account, please send a voided check from your bank. Depending on the performance of the underlying investment options, the value may be worth more or less than the original amount invested upon redemption. Some limitations apply, please refer to the prospectus for details.

ACCOUNT UPDATES: You'll receive written confirmation of every investment you initiate and quarterly statements to help you track all of your Advantus Fund investments and annual tax statements. Semi-annual and annual reports will provide you with portfolio information, fund performance data and the current investment outlook.

TOLL-FREE SERVICE LINE: For your convenience in obtaining information and assistance directly from Advantus Shareholder Services, call 1-800-665-6005. Advantus Account Representatives are available Monday through Friday from 7:30 a.m. to 5:15 p.m. Central Time. Our voice response system is available 24 hours, seven days a week. This system allows you to access current net asset values, account balances and recent account activity.

INTERNET ADDRESS: www.AdvantusFunds.com

HOW TO INVEST

You can invest in one or more of the eleven Advantus Funds through a local Registered Representative of Securian Financial Services, Inc., distributor of the Funds. Contact your representative for information and a prospectus containing more complete information including charges and expenses, for any of the Advantus Funds you are interested in. Read the prospectus carefully before investing. To find a Registered Representative near you, call the toll-free service line (1-800-665-6005) or visit www.AdvantusFunds.com.

MINIMUM INVESTMENTS: Minimum lump-sum initial investment is $1,000 ($500 for qualified accounts and accounts covered by an automatic investment plan). Minimum subsequent investment is $50.

THE FUND'S MANAGER

Advantus Capital Management, Inc., investment adviser to each of the Funds except Advantus Horizon Fund, Advantus Cornerstone Fund and Advantus Spectrum Fund, selects and reviews the Fund's investments and provides executive and other personnel for the Fund's management. (For the Advantus International Balanced Fund, Inc., Advantus Enterprise Fund, Inc., and Advantus Venture Fund, Inc., the sub-adviser, Templeton Investment Counsel, Inc., Credit Suisse Asset Management, LLC, and State Street Research & Management Company, respectively, selects the Fund's investments.) Effective May 1, 2003, Waddell & Reed Ivy Investment Company serves as the interim investment advisor to Advantus Horizon Fund, Advantus Cornerstone Fund and the Advantus Spectrum Fund.

Advantus Capital Management, Inc. manages nine mutual funds containing $1.4 billion in assets in addition to $11.8 billion in assets for other clients. Advantus Capital's seasoned portfolio managers average more than 15 years of investment experience.

ADVANTUS FAMILY OF FUNDS

Advantus Bond Fund

Advantus Horizon Fund

Advantus Spectrum Fund

Advantus Enterprise Fund

Advantus Cornerstone Fund

Advantus Money Market Fund

Advantus Mortgage Securities Fund

Advantus International Balanced Fund

Advantus Venture Fund

Advantus Index 500 Fund

Advantus Real Estate Securities Fund

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

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

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

THIS REPORT HAS BEEN PREPARED FOR SHAREHOLDERS AND MAY BE DISTRIBUTED TO OTHERS
           ONLY IF PRECEDED OR ACCOMPANIED BY THE CURRENT PROSPECTUS.
                READ THE PROSPECTUS CAREFULLY BEFORE YOU INVEST.

                  [ADVANTUS(TM) CAPITAL MANAGEMENT LOGO]

                  Distributed by:
                  SECURIAN FINANCIAL SERVICES, INC.
                  Securities Dealer, Member NASD/SIPC.
                  Registered Investment Advisor

                  400 Robert Street North, St. Paul, MN 55101-2098
                  1.888.237.1838
                  3010-2003-7367

SECURIAN FINANCIAL SERVICES, INC.                             PRESORTED STANDARD
400 ROBERT STREET NORTH                                       U.S. POSTAGE PAID
ST. PAUL, MN 55101-2098                                          ST. PAUL, MN
                                                               PERMIT NO. 3547

CHANGE SERVICE REQUESTED



F.59170 Rev.5-2003